As filed with the Securities and Exchange Commission on August 27, 2015

Registration No. 333-196549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
Post-Effective Amendment No. 3

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Scott J. Bowman
Chief Executive Officer
AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551	James A. Tanaka, Esq. General Counsel RCS Capital Corporation 405 Park Avenue, 14th Floor New York, New York 10022 Tel: (212) 415-6500 Fax: (212) 421-5799

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this post-effective amendment to the above referenced registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 3 consists of the following:

•	Registrant’s undated Prospectus which will supersede Registrant’s previous Prospectus, dated August 26, 2014, originally filed pursuant to Rule 424(b)(3) and all supplements to that Prospectus;
•	Part II to this Post-Effective Amendment No. 3, included herewith; and
•	Signatures, included herewith.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

125,000,000 shares of common stock — maximum offering

American Realty Capital Global Trust II, Inc. is a Maryland corporation formed on April 23, 2014 to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. We intend to invest 50% of our capital in real estate in the United States and 50% of our capital in real estate in Europe, provided, however, that we may reallocate up to 20% of our total capital for additional investments in Europe or investments elsewhere internationally. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ended December 31, 2015. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We are offering up to 125,000,000 shares of our common stock on a “reasonable best efforts” basis through Realty Capital Securities, LLC, or our dealer manager. We also are offering up to 26,315,789 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at the greater of $23.75 per share or 95% of the primary offering price of a share of our common stock. If we extend the offering past March 16, 2017, then beginning on that date, also known as the NAV pricing date, the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to our per share net asset value, or NAV, as determined by our advisor, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the NAV pricing date, plus applicable commissions and fees. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $25.00 per share or $23.75 per share price, as applicable, listed in this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 36 of this prospectus for a discussion of the risks, which should be considered in connection with your investment in our common stock, including:

•	We have a limited operating history;
•	We currently own ten properties and have not acquired or identified any additional properties to acquire with the offering proceeds; thus, this is partially a blind pool offering and you may not have the opportunity to evaluate all of our investments before you make your purchase of shares of our common stock, thus making your investment more speculative;
•	No established trading market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;
•	If we, through our advisor and any service provider, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions;
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire;
•	We may be unable to maintain or increase cash distributions over time;
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all;
•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, any service provider, our sponsor, and their respective affiliates;
•	The incentive advisor fee structure may result in our advisor or any service provider recommending riskier or more speculative investments;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	Our advisor, any service provider and their respective affiliates will receive substantial fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor or any service provider does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s or any service provider’s interests are not wholly aligned with those of our stockholders;
•	We will incur debt to finance our operations, which may subject us to an increased risk of loss; there are significant risks associated with maintaining as high level of leverage as permitted under our charter, which permits leverage of up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments;
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
•	There are limitations on ownership and transferability of our shares;
•	We are subject to risks associated with any dislocations or liquidity disruptions that may occur in the United States and international credit markets;
•	Our dealer manager is an affiliate of our advisor and has not conducted an independent review of this offering;
•	Because our sponsor manages a significant number of other non-traded real estate programs, it faces competing demands related to its time, which may cause our operating results to suffer;
•	Recharacterization of sale-leaseback transactions for U.S. federal income tax purposes may prevent us from qualifying or remaining qualified as a REIT;
•	The inability of a tenant in a single tenant property to pay rent will reduce our revenues;
•	Our leases may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation;
•	Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition;
•	A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services;
•	We may be deemed to be an investment company under the Investment Company Act and thus subject to regulation under the Investment Company Act;
•	Our investments in properties may be affected by an unfavorable real estate market and general economic conditions, which could decrease the value of those assets; and
•	If we fail to qualify or continue to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material U.S. federal income or excise tax liability if we otherwise fail to qualify as a REIT.

Neither the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

This offering will end no later than August 26, 2016, which is two years from the effective date of this offering. If we decide to continue our primary offering beyond two years from the effective date of the offering, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

Prospectus dated                 , 2015

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the minimum investor suitability standards described herein and seek to diversify their personal portfolios with a real estate-based investment, which among its potential benefits, seeks to hedge against inflation, seeks to provide current income, focuses on preserving capital and provides for potential long-term capital appreciation. Such persons must be able to hold their investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as an investment in our common stock will not meet those needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	minimum net worth of at least $250,000; or
•	minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 100 shares ($2,500) or, unless prohibited by state law, $1,000 if the purchase is made jointly by a husband and wife through their separate individual retirement accounts, or IRAs, or other qualified accounts. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for IRAs, unless otherwise prohibited by applicable state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that add to and/or apply additional requirements to the general suitability standards described above. Shares in this offering will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In many states, the specific suitability standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Alabama

•	In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and our affiliates.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

i

Iowa

•	An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	We are a real estate investment trust. As such, all Kentucky residents who invest in our securities must have a gross annual income of at least $70,000 and a minimum net worth of at least $70,000 (as defined in the North American Securities Administrators Association’s (NASAA) Statement of Policy Regarding Real Estate Investment Trusts (“SOP”)), or a minimum net worth alone of $250,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our shares or the shares of our affiliates’ non-publicly traded real estate investment trusts.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan

•	The maximum investment allowable in us for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth may be invested in the securities registered by us for this offering with the Missouri Securities Division.

Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s aggregate investment in us and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

New Jersey

•	New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in our shares, shares of our affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.

Ohio

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania investor is 10% of his or her net worth.

Tennessee

•	In addition to: either (i) having a net worth (excluding home, home furnishings, and automobiles), of at least $70,000 and a gross income of at least $70,000; or (ii) having a net worth (excluding home, home furnishings, and automobiles) of at least $250,000, a Tennessee resident’s maximum investment in this offering shall not exceed 10% of his or her liquid net worth (excluding home, home furnishings, and automobiles).

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Alternatively, except for investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six (6) years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the USA PATRIOT Act, the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” below. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.

v

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to American Realty Capital Global Trust II, Inc., a Maryland corporation, together with its consolidated subsidiaries, including American Realty Capital Global II Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner, which we refer to in this prospectus as “our operating partnership.”

What is American Realty Capital Global Trust II, Inc.?

American Realty Capital Global Trust II, Inc. is a Maryland corporation, incorporated on April 23, 2014 that intends to qualify as a real estate investment trust, or REIT, commencing with the taxable year ended December 31, 2015. We expect to use the net proceeds of this offering to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. Our leases with tenants will typically require the tenants to pay substantially all the costs of operating and maintaining these properties, including insurance, property taxes, structural repairs and maintenance and operating expenses. These leases are referred to as triple net leases. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors.

To a lesser extent, where opportunities arise we may make or acquire loans and real estate-related investments other than long-term single tenant net leased commercial property including:

•	partially leased properties, multi-tenanted properties, vacant or undeveloped properties and properties subject to short-term net leases;
•	mortgage loans secured by commercial properties;
•	subordinated interests in first mortgage real estate loans, or B Notes;
•	mezzanine loans related to commercial real estate; and
•	equity and debt securities (including commercial mortgage-backed securities, or CMBS, preferred equity and other higher-yielding structured debt and equity investments) and other interests issued by entities that are engaged in real estate-related businesses, including real estate funds and other REITs.

We do not plan to acquire undeveloped land, develop new commercial properties or substantially re-develop existing commercial properties. However, we may pursue “build-to-suit” development projects for single tenants who enter into long-term leases with us prior to our commencing the development project. We intend to invest 50% of our capital in real estate in the United States and 50% of our capital in real estate in Europe, provided, however, that we may reallocate up to 20% of our total capital for additional investments in Europe or investments elsewhere internationally.

We believe that a number of factors differentiate us from other non-traded REITS, including our property type focus, our lack of legacy issues, meaning that we have not acquired assets prior to the recent economic downturn which have market values below purchase price, and the American Realty Capital management team, the members of which have previous experience working for large real estate and financial institutions.

We are one of fifteen publicly offered, non-traded REITs sponsored or co-sponsored by the American Realty Capital group of companies, including: Phillips Edison Grocery Center REIT, Inc., a Maryland corporation organized as Phillips Edison — ARC Shopping Center REIT Inc., a Maryland corporation organized on October 13, 2009, or PECO; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; Healthcare Trust, Inc., a Maryland corporation organized as American Realty Capital Heathcare Trust II, Inc. on October 15,

2012, or HTI; Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or RFT; American Finance Trust, Inc., a Maryland corporation organized as American Realty Capital Trust V, Inc. on January 22, 2013, or AFIN; Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation organized as Phillips Edison — ARC Grocery Center REIT II, Inc., a Maryland corporation organized on June 5, 2013, or PECO II; American Realty Capital Hospitality Trust, Inc., a Maryland corporation organized on July 25, 2013, or ARC HOST; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital New York City REIT, Inc., a Maryland corporation organized on December 19, 2013, or ARC NYCR; American Realty Capital Healthcare Trust III, Inc., a Maryland corporation organized on April 24, 2014, or ARC HT III; and American Realty Capital — Retail Centers of America II, Inc.; a Maryland corporation organized on April 23, 2014, or ARC RCA II, American Realty Capital New York City REIT II, Inc., a Maryland corporation organized on July 1, 2014, or ARC NYCR II and Retail Credit Property Trust, Inc., a Maryland corporation organized on July 13, 2015, or RCPT. Additionally, the American Realty Capital group of companies is the sponsor of two New York Stock Exchange-listed REITs, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT and Global Net Lease, Inc. (formerly American Realty Capital Global Trust, Inc., or GNL. The American Realty Capital group of companies is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership organized on October 30, 2013, or AERP. For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.”

Our executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

What are your investment objectives?

Our primary investment objectives are:

•	to acquire a portfolio of commercial properties that is diversified with respect to the credit risk associated with any one tenant or any one tenant industry;
•	to acquire a diversified portfolio of commercial properties, many of which are leased back to the seller-occupants pursuant to triple net leases;
•	to preserve, protect and return investors’ capital contributions;
•	to generate cash flow that will support a stable distribution to investors with potential for growth through leases that link the rent to the change in the Consumer Price Index, or CPI, or other forms of lease increases; and
•	to diversify our assets by investing in different geographic areas in the United States, Europe and potentially other international locations, so that we have an opportunity for greater asset diversity and a broader range of investments.

What is the experience of your investment team?

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 20 years of experience in global brand and retail management in addition to retail store development. In addition, our chief investment officer and chief financial officer each have more than 12 years of real estate experience.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	makes an election to be treated as a REIT;
•	pays annual distributions to investors of at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

How is an investment in shares of your common stock different from listed REITs?

Shares of REITs listed on a national securities exchange generally fluctuate in value with the stock market as a whole. An investment in our common stock generally differs from listed REITs because: (1) the price of shares of listed REITs are determined by the public market, which may cause a company’s stock price to fluctuate based on factors such as supply and demand, economic preferences and other market forces; (2) industry benchmarks that track the value of direct, unlisted investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds; and (3) shares of a listed REIT are highly liquid and easily transferable. Shares of our common stock cannot be readily sold and there are significant restrictions on the transferability and repurchase of shares of our common stock. Utilizing lower correlated assets in a long-term investment portfolio can increase portfolio efficiency and generate higher total returns while decreasing overall risk, according to various academic and empirical studies.

Who are your advisor and service providers and what will they do?

American Realty Capital Global II Advisors, LLC, or our advisor, a Delaware limited liability company, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, but are not limited to, identifying potential investments, evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor is an affiliate of the American Realty Capital group of companies and may contract with third parties or affiliates of the American Realty Capital group of companies to perform or assist with these functions. See “Who is your sponsor?” below for information relating to anticipated transactions involving the parents of our advisor, property manager, sponsor, dealer manager, and transfer agent.

Subject to the terms of the advisory agreement between our advisor and us and solely with respect to investments in Europe, our advisor has delegated substantial duties, including seeking and procuring financing for our properties, performing due diligence on the properties, selecting and negotiating investments, including property purchases and leasebacks, and providing on-going asset management and property management services, to Moor Park Capital Global II Advisors Limited, which we refer to herein as our European service provider. With respect to investments in Europe, we and our advisor or property manager, as applicable, or our European service provider may engage a European entity to manage the properties that is either owned or controlled by the European service provider and its affiliates (or a third party solely with respect to property management and related services), in each case pursuant to a management services agreement that will be terminable at will by us or our advisor or property manager, as applicable, or our European service provider. Notwithstanding such delegation to the European service provider, our advisor will retain ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

With respect to our foreign investment strategy outside of Europe, our advisor may also delegate certain of its advisory duties to one or more additional service providers. Any additional service provider(s) must agree to perform certain duties of the advisor as set forth in the advisory agreement, and the advisor will assign a percentage of the fees payable by us under the advisory agreement to the additional service provider(s). Notwithstanding any delegation to the additional service provider(s), our advisor will retain ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

Our advisor is wholly owned by American Realty Capital Global II Special Limited Partnership, LLC, or the special limited partner, a Delaware limited liability company, which is the special limited partner of our operating partnership.

Our service provider(s), acting on behalf of our advisor, will have primary responsibility for selecting and negotiating the terms of our real estate investments solely with respect to foreign investments. Our advisor and our service provider(s) will jointly make recommendations on all investments and dispositions to our board of directors. Other major decisions will be approved by our advisor, subject to the oversight of our board of directors, including decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination or extension of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases.

Who is your sponsor?

AR Capital Global Holdings, LLC, or our sponsor, is indirectly controlled by Nicholas S. Schorsch and William M. Kahane, the executive chairman of our board of directors. Messrs. Schorsch and Kahane have been active in the structuring and financial management of commercial real estate investments for over 25 years and 27 years, respectively.

On August 6, 2015, ARC, entered into a Transaction Agreement with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, or AMH, and an affiliate of Apollo Global Management, LLC (NYSE: APO), which, together with its consolidated subsidiaries, we refer to as Apollo, and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company, or AR Global. The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of ARC’s ongoing asset management business (including equity interests in its subsidiaries). Following the consummation of the transactions contemplated by the Transaction Agreement, or the ARC Transactions, AMH will hold a 60% interest in AR Global. Our advisor and property manager are currently owned indirectly by ARC and following the ARC Transactions will be owned indirectly by AR Global.

Also on August 6, 2015, RCS Capital Corporation, or RCS Capital, the parent of our dealer manager and transfer agent and a company under common control with ARC, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s Wholesale Distribution division, including our dealer manager, transfer agent, and certain related entities, or the RCS Transactions and together with the ARC Transactions, the Transactions. Upon completion of the RCS Transactions, our dealer manager and transfer agent will continue to operate as stand-alone entities within AR Global. The current management team of our dealer manager, which is led by William E. Dwyer III, will continue to operate the day-to-day functions of the business.

The Transactions are subject to customary closing conditions and are expected to close in 2015. Upon consummation of the Transactions, our advisor, dealer manager, property manager, sponsor and transfer agent are expected to continue to serve in their respective capacities to us. Our independent directors unanimously endorsed the Transactions.

What is the experience of the affiliates of the European service provider?

Headquartered in London, United Kingdom, Moor Park is a private real estate advisory firm which concentrates on pan-European commercial property investment. Moor Park has approximately $3.6 billion of real estate assets currently under management and manages 447 properties across Europe comprised of 13.4 million square feet. Since the beginning of 2013, Moor Park has acquired 80 properties in Europe comprised of 8.5 million square feet at an aggregate purchase price of approximately $2.5 billion. Moor Park provides a wide range of services to its clients, including, among others, acquisition, development, asset, property and facility management, leasing services, centralized corporate support services and financing services. Moor Park’s principal officers have a combined 65 years of experience and have structured and executed $30.4 billion of real estate transactions to date with a combined weighted internal rate of return of 41%.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our charter, which requires that a majority of our directors be independent of us, our sponsor, our advisor, any service provider or any of our or their affiliates, provides that our independent directors will be responsible for reviewing the performance of our advisor and must approve certain other matters set forth in our charter. See the section entitled “Conflicts of Interest — Certain Conflict Resolution Procedures” in this prospectus. Our directors will be elected annually by the stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets through our operating partnership or subsidiaries thereof. We are the sole general partner of our operating partnership and the special limited partner is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may allow us to acquire properties from persons who may not otherwise be willing to sell their properties because of certain unfavorable U.S. federal income tax consequences that may occur if we were unable to acquire the properties through the UPREIT structure.

Do you currently have any shares outstanding?

Yes. As of July 31, 2015, there were approximately 10,216,031 shares of our common stock outstanding. As of July 31, 2015, there were approximately 114,860,345 shares of our common stock available for sale, excluding shares available under our DRIP and common stock repurchases to date.

What kind of offering is this?

We are offering an aggregate of up to 125,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at a per share purchase price of up to $25.00 (which includes the maximum allowed to be charged for commission and fees), provided, that, following the NAV pricing date, if such date occurs prior to the close of the primary offering, the per share offering price will be equal to the per share NAV plus applicable commissions and fees. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 26,315,789 shares of common stock under our distribution reinvestment plan at the higher of $23.75 per share or 95% of the primary offering price of our common stock, subject to certain limitations, as described in the section entitled “Distribution Reinvestment Plan” section in this prospectus.

How does a “reasonable best efforts” offering work?

When shares are offered to the public on a “reasonable best efforts” basis, the brokers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all the shares that we are offering.

We will offer shares of common stock in our primary offering until the earlier of August 26, 2016, which is two years from the effective date of this offering, and the date we sell 125,000,000 shares. If we have not sold all of the shares within two years, we may continue the primary offering for an additional year until August 26, 2017. If we decide to continue our primary offering beyond two years from the effective date of the offering, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

What is the purchase price for shares of our common stock?

The per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). If we extend the offering past the NAV pricing date, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business immediately preceding, plus applicable commissions and fees. On the NAV pricing date, we will file a pricing supplement with the SEC, which will set forth the estimation of NAV for the next quarter, and we will also post that pricing supplement containing the per share NAV on our website at www.arcglobaltrust2.com. Additionally, on the day on which we make our quarterly financial filing, we will also post the NAV per share for that period on our website at www.arcglobaltrust2.com. You may also obtain the quarterly determination of our NAV per share by calling our toll-free, automated telephone line at 1-866-532-4743.

All investors whose repurchase requests have not been processed will have the right to rescind the repurchase transaction within ten days of such notice. During each applicable period, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to our quarterly financial filing will be executed at a price equal to our NAV per share for that period, and purchase orders that we receive after 4:00 p.m. Eastern time or on a non-business day will be executed at a price equal to our NAV per share as estimated by our advisor after the close of business on the next day on which we make our quarterly financial filing. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the NAV per share for such period that we received the order, as described above. Investors submitting a purchase order after 4:00 p.m. Eastern time on the last business day prior to the day on which we make our quarterly financial filing will not know the NAV per share at which they will purchase shares at the time that they submit a purchase order.

How will your advisor estimate NAV per share?

Following March 16, 2017, referred to as the “NAV pricing date,” we will estimate the per share value of our common stock, or NAV. Prior to that date, your customer account statement will report the value of our shares using the “net investment method.” Under this method, the statement amount for an investment in our shares of common stock will be equal to the gross offering price of the applicable class of share less organization and offering expenses (including selling commissions, dealer manager fees and issuer costs) for each class that are paid from gross proceeds of this offering.

Our advisor, along with the material assistance or confirmation of a third party valuation expert or service referred to herein as the “independent valuer,” will be responsible for calculating our NAV, which will likely be done on a quarterly basis unless and until our shares of common stock are approved for listing on a national securities exchange. Our board of directors will review each estimate of NAV. To estimate our per share NAV, our independent valuer and advisor will follow the guidelines established by the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: Our advisor with the material assistance or confirmation of the independent valuer will establish the fair value of wholly owned individual real properties and real estate-related assets consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. Our advisor will then add the estimated fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. Our advisor will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value will be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: Our advisor and independent valuer will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or will be marked to market. The value of minority interests will be based on allocation of the fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: Our advisor and independent valuer will estimate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of the operating partnership and advisory agreement and the terms of the preferred securities.

Step 4: Determination of Per Share Amount: Our advisor will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted), giving effect to any OP Units and Class B Units.

In connection with the determination of the fair value of the real estate and real estate-related assets, an independent valuer will provide an estimate of the market value of our real estate assets, which will primarily be held in our operating partnership or in subsidiaries thereof. In order to determine a quarterly estimate of our portfolio’s market value, the independent valuer will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio, as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by our board of directors, and industry practices. Each of our properties will be appraised at least annually by the independent valuer, with such appraisals spread out over the course of a year so that approximately 25% of all properties are appraised each quarter.

We aim to provide a reasonable estimate of the market value of our shares. However, the methodologies used by our advisor and independent valuer will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, different estimates would likely result. Therefore, the quarterly per share NAV calculation will be an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction. It is not known whether repurchasing or non-repurchasing stockholders or purchasers of our common stock will benefit from such disparity. In addition, our published per share NAV will be an estimate and may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine, considering the views of the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review such events and, if it believes that such extraordinary events are reasonably likely to have affected the appraised value, will prepare an additional appraisal of the property.

For whom may an investment in our shares be appropriate?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards described herein and seek to diversify your personal portfolio with a real estate-based investment that, among its potential benefits, seeks to hedge against inflation and provide current income, focuses on preserving capital and provides for potential long-term capital appreciation. You must be able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as an investment in our shares will not meet those needs.

Is there a minimum number of shares that must be purchased and must investors meet specific suitability criteria?

Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Generally, you may buy shares pursuant to this prospectus if you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Are there any risks involved in buying our shares?

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	We have a limited operating history;
•	We currently own ten properties and have not acquired or identified any additional properties to acquire with the offering proceeds; thus, this is a partial blind pool offering and you may not have the opportunity to evaluate all of our investments before you make your purchase of shares of our common stock, thus making your investment more speculative;
•	No established trading currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;
•	If we, through our advisor and any service provider, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions;
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire;
•	We may be unable to pay or increase cash distributions over time;
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all;
•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, any service provider, our sponsor, and their respective affiliates;
•	The incentive advisor fee structure may result in our advisor or any service provider recommending riskier or more speculative investments;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	Our advisor, any service provider and their respective affiliates will receive fees that will be substantial in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor or any service provider does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s or any service provider’s interests are not wholly aligned with those of our stockholders;
•	We will incur debt to finance our operations, which may subject us to an increased risk of loss; there are significant risks associated with maintaining as high level of leverage as permitted under our charter, which permits leverage of up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments;
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
•	There are limitations on ownership and transferability of our shares;
•	We are subject to risks associated with any dislocations or liquidity disruptions that may occur in the United States and international credit markets;
•	Our dealer manager is an affiliate of our advisor and has not conducted an independent review of this prospectus;
•	Because our sponsor manages a significant number of other non-traded real estate programs, it faces competing demands related to its time, which may cause our operating results to suffer;
•	Recharacterization of sale-leaseback transactions for U.S. federal income tax purposes may prevent us from qualifying or remaining qualified as a REIT;
•	The inability of a tenant in a single tenant property to pay rent will reduce our revenues;
•	Our leases may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation;
•	Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition;
•	A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services;
•	We may be deemed to be an investment company under the Investment Company Act and thus subject to regulation under the Investment Company Act;
•	Commencing with the NAV pricing date, the price at which we offer shares in this offering and repurchase shares under our share repurchase plan will be based on our NAV per share, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know the NAV per share at the time of purchase;
•	Our investments in properties may be affected by an unfavorable real estate market and general economic conditions, which could decrease the value of those assets; and
•	If we fail to qualify or continue to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material U.S. federal income or excise tax liability if we otherwise fail to qualify as a REIT.
•	We will use, and we intend to disclose to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

How will you use the proceeds raised in this offering?

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. We estimate that for each share sold in this offering, approximately $21.45 (assuming no shares available under the DRIP are sold) will be available for the purchase of real estate investments. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We may fund distributions from unlimited amounts of proceeds raised in this offering.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent
Gross offering proceeds	$3,125,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$312,500,000	10.0
Organization and offering expenses(2)	$62,500,000	2.0
Amount available for investment	$2,750,000,000	88.0%
Acquisition:
Acquisition fees	$41,250,000	1.3
Acquisition expenses	$61,875,000	2.0
Amount invested in properties(3)	$2,646,875,000	84.7%

(1)	The per share purchase price for shares in our primary offering is up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.
(2)	Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 2.0% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering.
(3)	This table does not give effect to the use of any borrowing to acquire assets, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties.

How many real estate investments do you currently own?

As of July 31, 2015, the Company owned ten properties, which were 99.8% leased, comprised of the following:

Portfolio	Acquisition Date	Country	Number of Properties	Square Feet	Occupancy	Remaining Lease Term	Base Purchase Price (in thousands)
Auchan	Dec. 2014	France	1	152,235	100%	8.0	$20,640
Pole Emploi	Dec. 2014	France	1	41,452	90.3%	7.9	13,090	(1)
Veolia Water	Feb. 2015	United States	1	70,000	100%	10.4	6,996
Sagemcom	Feb. 2015	France	1	265,309	100%	8.5	74,501
NCR Dundee	Apr. 2015	United Kingdom	1	132,182	100%	11.3	13,733
FedEx Freight	May 2015	United States	1	68,960	100%	8.1	11,687
DB Luxembourg	May 2015	Luxembourg	1	156,098	100%	8.4	73,181
Grupo Antolin	Jun. 2015	United States	1	111,798	100%	9.9	9,426
ING Amsterdam	Jun. 2015	Netherlands	1	509,369	100%	9.9	98,578
Atos Worldline	Jul. 2015	France	1	111,338	100%	8.4	8,801
Total			10	1,618,741	99.8%	9.3	$330,633

(1)	The purchase price allocation was adjusted downward by $90,000 during the second quarter of 2015.

The Company’s mortgage notes payable as of June 30, 2015 and December 31, 2014 consisted of the following:

Portfolio	Encumbered Properties	Outstanding Loan Amount(1)		Effective Interest Rate		Interest Rate	Maturity
		June 30, 2015	December 31, 2014
		(In thousands)	(In thousands)
Pole Emploi	1	$6,435	$7,050	1.7	%(2)	Fixed	Dec. 2019
Auchan	1	9,208	10,089	1.7	%(2)	Fixed	Dec. 2019
Sagemcom(4)	1	39,827	—	1.6	%(2)	Fixed	Dec. 2019
Sagemcom(4)		22,188	—	7.6	%(3)	Variable	Aug. 2016
DB Luxembourg(4)	1	39,938	—	1.1	%(2)	Fixed	May 2020
DB Luxembourg(4)		24,507	—	9.1%		Fixed	May 2017
ING Amsterdam(4)	1	48,814	—	1.7	%(2)	Fixed	Jun. 2020
ING Amsterdam(4)		24,407	—	6.0	%(5)	Fixed	Dec. 2015
Total	5	$215,324	$17,139	3.8%

(1)	Based on exchange rates as of June 30, 2015 and December 31, 2014, as applicable.
(2)	Fixed as a result of entering into a swap agreement.
(3)	The effective interest rate relates to a second mortgage loan with an interest rate of 7.5% plus 3-month Euribor as of June 30, 2015.
(4)	These investments are encumbered by a mortgage and a short-term secondary loan, each pursuant to the same loan agreement.
(5)	The effective interest rate relates to a second mortgage loan with an interest rate of 6% plus 3-month Euribor, as of June 30, 2015.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of June 30, 2015:

Year of Expiration	Number of Leases Expiring(1)	Annualized Rental Income (In thousands)(2)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Square Feet	Percent of Portfolio Rentable Square Feet Expiring
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	4	8,441	33.5%	418,744	27.8%
2024	2	5,569	22.1%	265,309	17.6%
2025	3	10,071	39.9%	691,167	45.9%
Total	9	24,081	95.5%	1,375,220	91.2%

(1)	The Auchan property contains two separate lease agreements with lease term expirations between 2023 and 2024.
(2)	Annualized rental income converted from local currency into USD as of June 30, 2015 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

As of June 30, 2015, each of the following tenants represented greater than 10% of total portfolio rentable square footage:

Tenant	Number of Properties Occupied by Tenant	Rented Square Feet	Rented Square Feet as a % of Total Portfolio	Lease Expiration	Annualized Rental Income (in thousands)	Annualized Rental Income as a % of Total Portfolio	Average Remaining Lease Term	Renewal Options
Auchan	2	152,235	10.1%	Aug. 2023(1)	1,338	5.4%	8.1	None
DB Luxembourg	1	156,098	10.4%	Dec. 2023	5,129	20.7%	8.5	None
Sagemcom	1	265,309	17.6%	Jan. 2024	5,473	22.1%	8.6	None
ING Bank	1	509,369	33.8%	Jan. 2025	8,617	34.8%	10.0	None
Total		1,083,011	71.8%		20,557		8.8

(1)	The lease expiration is based on the weighted average remaining lease terms for both tenants which expire in January 2023 and March 2024 for Simply Market and Auchan SA, respectively.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

On October 22, 2014, our board of directors authorized, and we declared, distribution payable to stockholders of record each day during the applicable period in an amount equal to $0.0048630137 per day per share. Distributions are paid by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

We expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Code.

The following table shows the sources for the payment of distributions to common stockholders for the period indicated:

	Three Months Ended				Six Months Ended
	March 31, 2015		June 30, 2015		June 30, 2015
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:(1)
Distributions paid in cash	$426		$1,359		1,785
Distributions reinvested pursuant to the DRIP	254		951		1,205
Total distributions	$680		$2,310		$2,990
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—%	$—	—%	$—	—%
Offering proceeds from issuance of common stock	426	62.6%	1,359	58.8%	1,785	59.7%
Proceeds received from common stock issued under the DRIP	254	37.4%	951	41.2%	1,205	40.3%
Total sources of distribution coverage	$680	100.0%	$2,310	100.0%	$2,990	100.0%
Cash flows used in operations (GAAP basis)(2)	$(5,852)		$(6,843)		$(12,695)
Net loss (in accordance with GAAP)	$(8,219)		$(14,790)		$(23,009)

(1)	Distributions amounts for the period indicated above excludes distributions related to unvested restricted stock and Class B units. No distributions related to unvested restricted stock and Class B units were paid for the six months ended June 30, 2015.
(2)	Cash flows used in operations for the six months ended June 30, 2015 reflects acquisition and transaction related expenses of $20.2 million.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from April 23, 2014 (date of inception) to June 30, 2015:

(In thousands)	For the Period from April 23, 2014 (date of inception) to June 30, 2015
Distributions:(1)
Distributions paid to common stockholders in cash	$1,844
Distributions paid to common stockholders pursuant to DRIP	1,233
Vested restricted stockholders in cash	9
Total distributions paid	$3,086
Reconciliation of net loss:
Revenues	$4,524
Acquisition and transaction-related expenses	(22,111)
Depreciation and amortization	(2,017)
Other operating expenses	(2,048)
Income tax benefit	21
Other non-operating expenses	(3,832)
Net loss (in accordance with GAAP)(2)	$(25,463)

(1)	Distributions amounts for the periods indicated above exclude distributions related to unvested restricted stock and Class B units. No distributions related to unvested restricted stock and Class B units were paid for the period from April 23, 2014 (date of inception) to June 30, 2015.
(2)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to fund all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred, forgiven and unpaid to our dealer manager, advisor and property manager as of and for the periods presented:

	Six Months Ended June 30, 2015		Payable as of June 30, 2015	Year Ended December 31, 2014		Payable as of December 31, 2014
(In thousands)	Incurred	Forgiven		Incurred	Forgiven
Selling commissions and dealer manager fees	$17,400	$—	$121	$2,978	$—	$89
Offering costs	5,558	—	—	1,268	—	1,268
Acquisition fees and related cost reimbursements	5,917	—	170	676	—	—
Financing coordination fees	2,267	—	—	130	—	—
Asset management fee	—	—	—	—	—	—
Property management and leasing fees	90	19	6	1	1	—
Strategic advisory fees	—	—	—	—	—	—
Distributions on Class B Units	6	—	4	—	—	—
Total	$31,238	$19	$301	$5,053	$1	$1,357

Will you use debt borrowing to finance your investments?

While we are permitted under our charter to leverage an amount expected to equal up to approximately 75% of the cost of our investments, we intend to limit our aggregate borrowings to not more than 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will apply to our aggregate assets and not to individual real estate assets or investments.

What are your exit strategies?

We intend to begin the process of achieving a liquidity event not later than three to six years after the termination of the primary offering covered by this registration statement (excluding any follow-on offering). A liquidity event could include a sale of all or substantially all of our assets and distribution of the net sale proceeds to our stockholders, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of this offering, our charter requires that our board of directors seek stockholder approval of a proposal for our orderly liquidation of our portfolio; provided, however, that the adoption of the liquidation proposal and the submission thereof to our stockholders may be postponed if a majority of our directors, including a majority of our independent directors, determines that a liquidation is not then in the best interest of our stockholders. If the adoption of the liquidation proposal and the submission thereof to our stockholders is postponed, our board of directors must reconsider whether the liquidation is in the best interest of the stockholders at least annually and further postponement of the adoption of the liquidation proposal and the submission thereof to our stockholders will be permitted only if a majority of our directors, including a majority of our independent directors, again determines that a liquidation would not then be in the best interest of the stockholders. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame.

What conflicts of interest will your advisor, any service provider and their affiliates face?

Our advisor, any service provider and their affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our sponsor and its affiliates, including our advisor, each of whom may in the future make investment decisions for other American Realty Capital-sponsored programs and direct investments; must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and any other future American Realty Capital-sponsored programs. See “Who is your sponsor?” above for information relating to anticipated transactions involving the parents of our advisor, property manager, sponsor, dealer manager and transfer agent;
•	Our advisor may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;
•	We have retained American Realty Capital Global II Properties, LLC, or our property manager, an affiliate of American Realty Capital Global II Advisors, LLC to manage and lease some or all of our properties. The advisor and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to us and to other programs for which they may provide these services;
•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future; and
•	Our advisor, any service provider and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor and any service provider does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s and any service provider’s interests are not wholly aligned with those of our stockholders.
•	We have entered into an investment opportunity allocation agreement with GNL, which may result in us not being able to acquire separate properties identified by our advisor and its affiliates.
•	We have the same sponsor as GNL.

Our officers and certain of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Global Trust II, Inc. and American Realty Capital Global II Advisors, LLC.

(1)	The investors in this offering will own shares of common stock in us.
(2)	Our sponsor is wholly-owned by AR Capital, LLC and is controlled by Nicholas S. Schorsch and William M. Kahane. See “Who is your sponsor?” above for information regarding an anticipated transaction involving the parent of our sponsor.
(3)	Each property located in the United States is held in a special purpose entity which is a direct wholly-owned subsidiary of our operating partnership. Each property located in an international market is typically held in a special purpose entity which is wholly-owned by ARC Global II Holdco, LLC, a wholly owned subsidiary of our operating partnership.
(4)	Through its controlling interest in the advisor, the special limited partner, an affiliate of the advisor, is entitled to receive the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	Our dealer manager is owned by an entity that is under common control with the parent of our sponsor. See “Who is our sponsor?” above for information regarding an anticipated transaction involving the parent of our dealer manager.

We will present our financial statements in accordance with GAAP, on a consolidated basis with our operating partnership.

What are the fees that you will pay to the advisor, any service provider, their respective affiliates, the dealer manager and your directors?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. During the period from our inception on April 23, 2014 through June 30, 2015, $6.8 million was paid or reimbursed for compensation, fees, distributions or expense reimbursements to the respective affiliates of our sponsor including our advisor (and its affiliates) and our dealer manager. However, as of June 30, 2015, $1.4 million was accrued and unpaid. We may reimburse our advisor for compensation, including salary, bonuses and related benefits, paid to certain of its employees. We do not, and will not, however, reimburse our advisor or its affiliates for any compensation paid or payable to our executive officers. The most significant items of compensation and reimbursement are included in the table below. The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, may not exceed (a) 6% of all assets’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 2% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

The selling commissions and dealer manager fee may vary for different categories of purchasers. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Organizational and Offering Stage
Selling Commission(1)	Our dealer manager is paid 7% of the gross proceeds of our primary offering, which initially is based on a per share purchase price of $25.00. No selling commissions are paid on sales of shares under the DRIP. Our dealer manager reallows all selling commissions to selling group participants; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such selling group participant, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee does not exceed 10% of the gross proceeds of our primary offering.	$13,534,257/$218,750,000 (assuming we pay 7% of gross proceeds) or $234,375,000 (assuming we pay 7.5% of gross proceeds)
Dealer Manager Fee(1)	Our dealer manager is paid 3% of the gross proceeds of our primary offering, which initially is based on a per share purchase price of $25.00. No dealer manager fee is paid with respect to sales under the DRIP. Our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as dealer manager fees to selling group participants. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a selling group participant in our primary offering in the event such selling group participant elects to receive the 7.5% fee described in “Selling Commission” above.	$6,844,261/$93,750,000
Organization and Offering Expenses	We reimburse our advisor up to 2% of gross proceeds of our primary offering for organization and offering expenses, which may include reimbursements to be paid to the dealer manager and selling group participants for due diligence fees included in detailed and itemized invoices. Solely with respect to our European investment activities and subject to certain conditions and in accordance with the service provider agreement, the European service provider may fund, and receive reimbursements for, up to 25% of organization and offering expenses, subject to the overall cap on organization and offering expenses of 2% of gross proceeds of our primary offering.	$140,593/$62,500,000

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Operational Stage
Acquisition Fees	We will pay to our advisor or its assignees (including any service provider) 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by our advisor in connection with selecting properties or other real estate assets for acquisition. Solely with respect to our European investment activities, our advisor assigns to our European service provider, its pro rata portion of the acquisition fees in respect of such properties, and our advisor receives the remaining portion, as set forth in the service provider agreement.	$4,945,009/$41,250,000 (or $75,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $165,000,000 assuming the maximum leverage of approximately 75% permitted by our charter)
This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.
Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all future assets acquired after that date.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Acquisition Expenses	We will reimburse our advisor or European service provider for expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	We will reimburse our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses may not exceed, 0.50% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment, which will be paid at the closing of each such investment. Examples of insourced expenses include due diligence expenses, acquisition-related administrative and advisory expenses, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year may not exceed, 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment. By limiting insourced expenses for each acquisition and for any year to 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by our advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we adjust our future insourced expenses annually, or we may determine to outsource certain services provided by our advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed.	$1,648,336/$61,875,000 ($112,500,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $247,500,000 assuming the maximum leverage of 75% permitted by our charter).
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Additionally, we pay or reimburse third party acquisition expenses that we incur or that are incurred by our advisor or any service provider, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finder’s fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, title and survey, zoning and environmental reports, insurance review and third party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of (A) the contract purchase price of the property and (B) the amount advanced for each loan or other investment. We may, from time to time, reimburse our advisor for third party acquisition expenses that it incurs, if any.
Asset Management Subordinated Deferred Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, cause the operating partnership to issue a number of restricted Class B Units to our advisor or, at its direction, a portion to the European service provider equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets) less (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the per share offering price of shares in this offering as of the last calendar day of such quarter minus the maximum selling commissions and dealer manager fee allowed in the offering (or NAV per share, once we begin estimating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units will be issued for such calendar quarter and the excess oversight fee will be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, will not be less than 0.75% of the cost of assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets for such calendar year).	As of June 30, 2015, 13,247 Class B Units had been issued to the advisor in connection with this arrangement./not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Solely with respect to our investment activities in Europe, the advisor assigns or pays over to the European service provider its applicable pro rata share of the asset management subordinated participation. Our advisor is paid or retain its applicable percentage.
Our advisor and the European service provider is entitled to receive distributions on the vested and unvested Class B units it receives in connection with its asset management subordinated deferred participation at the same amount as distributions received on our common stock; these distributions are in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated deferred participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.
Class B Units are subject to forfeiture until such time as any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors. Any outstanding unvested Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Property Management and Leasing Fees	We pay our property manager or an affiliate providing property management and leasing services for our properties fees equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed. Solely with respect to our investment activities in Europe, our European service provider or other entity providing property management services with respect to such investments is paid: (i) with respect to single-tenant net leased properties which are not part of a shopping center, 1.75% of the gross revenues from such properties and (ii) with respect to all other types of properties, 3.5% of the gross revenues from such properties. Our property manager is also paid 0.25% of the gross revenues from European single-tenant net leased properties which are not part of a shopping center and 0.5% of the gross revenues from all other types of properties. All or a portion of the property management and leasing fees may be waived or deferred at the sole discretion of our board of directors. We also reimburse our property manager or European service provider or other entity, as applicable, for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our property manager. We also may pay our property manager customary market leasing commissions.	$91,315/Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not an affiliate of our property manager, we pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. Solely with respect to our investment activities in Europe, the advisor assigns or pays over the European service provider its applicable pro rata share of the oversight fees. Our property manager is paid or retains its applicable percentage, as set forth in the service provider agreement. All or a portion of the oversight fee may be waived or deferred at the sole discretion of our board of directors. Our property manager or European service provider is not be paid an oversight fee if we contract with a third party to provide property management and leasing services for fees greater than those set forth under “Property Management and Leasing Fees.”	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Operating Expenses	We reimburse our advisor’s costs of providing administrative services, subject to the limitation that we do not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets including amounts invested in REITs and other real estate operating companies before deducting reserves for depreciation, impairments, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management subordinated deferred participation. However, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing or assumed debt, subject to certain limitations. Solely with respect to our investment activities in Europe, the advisor assigns or pays over to the European service provider its applicable pro rata share of the financing coordination fees. Our advisor is paid or retain its applicable percentage, as set forth in the service provider agreement. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$2,396,942/$16,875,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $61,875,000 assuming the maximum leverage of 75% permitted by our charter.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	See “Management — General — Director Compesnation” for grants made during 2015. Restricted stock awards under our employee and director incentive restricted share plan may not exceed the lesser of 5.0% of our outstanding shares on a fully diluted basis and 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Compensation and Restricted Stock Awards to Independent Directors	We pay a retainer of $30,000 per year to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). If we appoint a lead independent director, we will pay such director a retainer of $55,000 in addition to the $30,000 retainer paid to all independent directors. We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of at least approximately $135,000 and (ii) 2,666 restricted shares of common stock. See “Management — General — Director Compesnation” for amounts paid during 2015.
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.
Liquidation/Listing Stage
Real Estate Commissions	In connection with the sale of a property in which our advisor or its affiliates or agents provides substantial assistance, we will pay our advisor a real estate commission equal to 2% of the contract sales price of that property, but in no event will such commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the real estate commissions. Our advisor will be paid or retain its applicable percentage, as set forth in the service provider agreement; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates or European service provider and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. Fees paid to the European service provider will be deducted from fees payable to our advisor.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Annual Subordinated Performance Fee	We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the annual subordinated performance fee. Our advisor or its affiliates will be paid or retain its applicable percentage, as set forth in the service provider agreement. This fee will be payable only upon the sale of assets, distributions or other event which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation or sale, or other disposition of all or substantially all of our assets, 15% of the remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the subordinated participation in net sales proceeds. The special limited partner will be paid or retain its applicable percentage, as set forth in the service provider agreement. We cannot assure you that we will provide the return of capital and the 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)	The special limited partner will receive upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the subordinated incentive listing distribution. The special limited partner will be paid or retain its applicable percentage, as set forth in the service provider agreement. We cannot assure you that we will provide the return of capital and the 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. These distributions will be equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors (which is the aggregate of an amount equal to 100% of the original issue price of our shares), plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive this subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. Solely with respect to our investment activities in Europe, the special limited partner will assign or pay over to the European service provider its applicable pro rata share of the subordinated distribution upon termination of the advisory agreement. The special limited partner will receive or retain its applicable percentage, as set forth in the service provider agreement.	Not determinable at this time. There is no maximum amount of this distribution.

(1)	The per share purchase price for shares in our primary offering is up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). Following the NAV pricing date, assuming we have extended this offering, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.
(2)	For example, if the cost of assets (consisting of the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000, we paid no oversight fee to our property manager during that quarter, and the per share offering price of shares in this offering as of the last calendar day of such quarter minus the maximum selling commissions and dealer manager fee allowed in the offering equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows: (((50,000,000 x 0.1875%) – 0) ÷ $22.50 = 4,166.67). Assuming the same facts as the prior sentence but instead we paid our property manager an oversight fee of $100,000 during such quarter, no Class B Units would be issuable and $6,250 of the oversight fee would be carried forward to the next quarter calculated as follows: ((50,000,000 x 0.1875%) – 100,000 = 6,250) and added to any additional oversight fee paid during the next quarter in determining the number of Class B Units issuable in that quarter.

Historically, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. We may engage in an internalization transaction and become self-managed in the future. Our charter and advisory agreement provide that no compensation or other remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future, provided that an internalization will not create any right to any assets, intellectual property, personnel or pipeline of assets of the advisor or its affiliates.

May I reinvest my distribution in shares of American Realty Capital Global Trust II, Inc.?

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. Until the NAV pricing date, the purchase price per share under our distribution reinvestment plan will be the greater of 95% of the fair market value per share as determined by our board of directors and $23.75 per share. Thereafter, the purchase price per share will be equal to our NAV per share on the date that the distribution is payable. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. See section entitled “Distribution Reinvestment Plan” in this prospectus for more information regarding reinvestment of distributions you may receive from us.

How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).

If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins estimating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. Following the NAV pricing date, our advisor will be responsible for estimating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV estimation quarterly.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins estimating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins estimating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to repurchase requests made prior to the time our advisor begins estimating NAV. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share, if repurchased before the NAV pricing date, or the then-current net asset value of the shares as determined by our board of directors, if repurchased after the NAV pricing date (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Once our advisor begins estimating NAV, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase plan. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the date our advisor begins estimating NAV, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1 billion in cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Our share repurchase program immediately will terminate if and when our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon thirty days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.

What are my voting rights?

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock, unless exempted (prospectively or retroactively) by our board of directors. For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Investor Suitability Standards” and “How to Subscribe.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Prospective investors with investment discretion over the assets of an individual retirement account, or IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension plan, or an SEP, or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or a UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for that investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, (f) the need to distribute funds from the IRA Plan or other account and (g) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Are there any Investment Company Act considerations?

We conduct, and intend to continue conducting, our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section3(c)(7) of the Investment Company Act.

We acquire, and intend to continue acquiring, real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. Subject to certain conditions we may also invest in mortgage related securities or mortgage related loans. See the section entitled “Investment Strategy, Objectives and Policies — Investment Company Act Considerations” in this prospectus.

We conduct, and intend to continue conducting, our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they are not, and will not be, engaged primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries conduct their respective operations such that none of them are required to register as an investment company under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. For a more detailed discussion on the requirements of this exemption and how we will classify our assets in order to comply with this exemption, see the section of this prospectus captioned “Investment Strategy, Objectives and Policies —Investment Company Act Considerations.” The method we use to classify our assets for purposes of the Investment Company Act is based in large measure upon no-action positions taken by the SEC staff in the past. No assurance can be given that the SEC staff will concur with our classification of our assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We conduct, and intend to continue conducting, our operations so that neither we nor any of our wholly or majority-owned subsidiaries is an “investment company” under the Investment Company Act.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common control with our sponsor. For more detail about our transfer agent, see section entitled “Management — Affiliated Companies — Transfer Agent” in this prospectus. See “Who is your sponsor?” above for information relating to anticipated transactions involving the parent of our transfer agent.

What types of reports on my investment and tax information will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and
•	supplements to the prospectus during the offering period, via mailings or website access.

Who can help answer my questions about the offering?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
One Beacon Street
14th Floor
Boston, MA 02108
1-877-373-2522
www.rcsecurities.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus.

Risks Related to an Investment in American Realty Capital Global Trust II, Inc.

Both we and our advisor are recently-formed entities with limited operating history. The prior performance of programs sponsored by affiliates of our sponsor should not be used to predict our future results.

Both we and our advisor are recently-formed entities with limited operating history. The prior performance of programs sponsored by our affiliates should not be used to predict our future results. You should consider an investment in our shares in light of the risks, uncertainties and difficulties frequently encountered by other newly-formed companies with similar objectives. To be successful in this market, we, our advisor and service providers must, among other things:

•	identify and acquire real estate assets consistent with our investment strategies;
•	increase awareness of our name within the investment products market;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and
•	continue to build and expand our operations structure to support our business.

You should not rely upon the past performance of other programs sponsored by affiliates of our sponsor as an indicator of our future performance. There is no assurance that we will achieve our investment objectives.

Because this is a blind pool offering, you will not have the opportunity to evaluate all of our investments before we make them, which makes an investment in us more speculative.

As of August 25, 2015, we have acquired ten properties and have not identified any additional investments. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments and you must instead rely on our board of directors and our advisor to implement our investment strategy. Except for those investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more investments which have been identified, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor or any service provider and the oversight of our board of directors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has invested $200,000 in us through the purchase of 8,888 shares of our common stock at $22.50 per share. Neither our sponsor nor any affiliate may sell this initial investment while the sponsor remains a sponsor but may transfer the shares to other affiliates. If we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in the company it sponsors.

Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, it will likely be at a substantial discount to the public offering price.

Our charter neither requires our directors to seek stockholder approval to liquidate our assets by a specified date, nor does it require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of outstanding shares of our capital stock and more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our capital stock, unless exempted (prospectively or retroactively) by our board of directors, which may inhibit large investors from purchasing your shares. Further, our board of directors could amend, suspend or terminate our share repurchase program upon thirty days’ notice in its sole discretion. The share repurchase program also includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. We describe these restrictions in more detail under “Share Repurchase Program.” Therefore, it is difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we, through our advisor or any service provider (including our European service provider), are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions, which would adversely affect the value of your investment.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, and any service provider (including our European service provider), in acquiring our investments, selecting tenants for our properties and securing independent financing arrangements.

We currently own 10 properties and have not identified any additional properties or other investments to acquire. You may not have the opportunity to evaluate the terms of transactions or other economic or financial data concerning our future investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors.

We cannot be sure that our advisor will be successful in obtaining additional suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find additional suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors and liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor or any service provider (including our European service provider) at times when management of our advisor or any service provider (including our European service provider) is simultaneously seeking to locate suitable investments for other programs. Particularly if we are able to quickly raise a substantial amount of capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay distributions to you.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial offering proceeds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If we internalize our management functions, we may be unable to obtain key personnel, and our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, certain key employees of our advisor and its affiliates may not become our employees but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs, and our management’s attention away from most effectively managing our investments, which could, among other things, result in us being sued and incurring litigation-associated costs in connection with the internalization transaction. Although our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor), an internalization will not create any right to any assets, intellectual property, personnel or pipeline of assets of the advisor or its affiliates.

If our advisor or any service provider (including our European service provider) loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor and any service provider (including our European service provider), each of whom would be difficult to replace. None of we, our advisor or any service provider has an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us, our advisor or any service provider. If any of our key personnel were to cease their affiliation with our advisor or any service provider (including our European service provider), our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on any of our executive officers or any other person. We believe that our future success depends, in large part, upon the ability of our advisor or any service provider (including our European service provider) to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and there can be no assurance that our advisor or any service provider (including our European service provider) will be successful in attracting and retaining such skilled personnel. If our advisor or any service provider (including our European service provider) loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

We may be unable to maintain or increase distributions to you over time, which could adversely affect the return on your investment.

There are many factors that can affect the availability and timing of cash distributions to stockholders, including the amount of cash flow from operations and FFO. Distributions are based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. There can be no assurance that we will continue to be able to pay distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section in this prospectus entitled “Description of Securities — Distribution Policy and Distributions.”

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all.

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all. Distributions from the proceeds of this offering or from borrowings also would reduce the amount of capital we ultimately invest in properties and other permitted investments. This, in turn, would reduce the value of your investment. If we encounter any delays in locating suitable investments, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. In addition, if we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area and type of tenant, could be materially adversely affected.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our initial public offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows used by operations were $12.7 million for the six months ended June 30, 2015. During the six months ended June 30, 2015, we paid distributions of $3.0 million, of which $1.2 million, or 40.3%, was funded from proceeds from the issuance of common stock and proceeds from our IPO which were reinvested in common stock issued under the DRIP. The remaining $1.8 million, or 59.7%, was funded with proceeds from issuance of common stock. During the six months ended June 30, 2015 cash flow from operations included an increase in accounts payable and accrued expenses of $6.1 million, as reflected on the statement of cash flows. Accordingly, if these accounts payable and accrued expenses had been paid during the six months ended June 30, 2015, there would have been $6.1 million less in cash flow from operations available to pay distributions. Using offering proceeds to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets and other purposes and reduces our per share stockholder equity. We may continue to use the net offering proceeds to fund distributions.

We may not generate sufficient cash flows from operations to pay distributions. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and/or our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, in order to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our DRIP or our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

Our rights and the rights of our stockholders to recover claims against our officers, directors and advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, officers and advisor and our advisor’s affiliates and permits us to indemnify our employees and agents. However, our charter provides that we may not indemnify a director, our advisor or an affiliate of our advisor for any loss or liability suffered by any of them or hold harmless such indemnitee for any loss or liability suffered by us unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the liability or loss was not the result of (A) negligence or misconduct, in the case of a director (other than an independent director), the advisor or an affiliate of the advisor, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor and its affiliates in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Commencing with such time as we estimate NAV, your purchase price per share, if the primary offering is extended, your purchase price under the DRIP and the repurchase price per share under our share repurchase plan of our shares will be based on our per share NAV, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly per share NAV may not reflect the amount that you might receive for your shares in a market transaction and you may not know the per share NAV at the time of purchase.

Our advisor will estimate NAV utilizing the market value of our assets and liabilities, many of which may be illiquid. In estimating NAV, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our advisor will review such valuation for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. If in the advisor’s opinion the appraisals prepared by the independent valuer are materially higher or lower than the advisor’s determinations of value, the advisor will discuss the appraisals with the independent valuer, and may submit the appraisals to a valuation committee comprised of our independent directors, which will review the appraisals, and make a final determination of value. Although the appraisals of our real estate portfolio by the independent valuer will be approved by the board of directors, the valuations may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the selling or non-selling stockholders or purchasers. Investors may not know the per share NAV at which they will purchase shares at the time that they submit a purchase order. Furthermore, there are no rules or regulations specifically governing what components may be included in estimating NAV to ensure there is consistency. Therefore, investors should pay close attention to the components used to estimate NAV and should be aware that the estimates of NAV may not accurately reflect the value of our assets or an investment in our shares. See “Valuation Policies” for more details about how our NAV will be estimated.

It may be difficult to accurately reflect material events that may impact our quarterly NAV between valuations and accordingly we may be selling and repurchasing shares at too high or too low a price.

Our independent valuer will calculate estimates of the market value of our principal real estate and real estate-related assets, and our advisor will determine the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuer. The final determination of value may be made by a valuation committee comprised of our independent directors if our advisor determines that the appraisals of the independent valuer are materially higher or lower than its valuations. Our advisor is ultimately responsible for determining the quarterly NAV per share. Each property will be appraised at least annually and appraisals will be spread out over the course of a year so that approximately 25% of all properties are appraised each quarter. Because each property will only be appraised annually, there may be changes in the course of the year that are not fully reflected in the quarterly NAV. As a result, the published NAV per share may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Furthermore, our independent valuer and advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain timely complete information regarding any such events. Therefore, the NAV per share published before the announcement of an extraordinary event may differ significantly from the NAV that takes into account the extraordinary event. Any resulting disparity may benefit the repurchasing or non-repurchasing stockholders or purchasers.

We are subject to additional risks from our international investments.

We intend to invest 50% of our capital in real estate in the United States and 50% of our capital in real estate in Europe, provided, however, that we may reallocate up to 20% of our total capital for additional investments in Europe or investments elsewhere internationally. We may also make or acquire loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose several risks, including the following:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;
•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person's or company's country of origin;
•	the potential for expropriation;
•	possible currency transfer restrictions;
•	imposition of adverse or confiscatory taxes;
•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;
•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;
•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;
•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;
•	general political and economic instability in certain regions;
•	the potential difficulty of enforcing obligations in other countries;
•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States; and
•	our dependence on our European service provider and Moor Park.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks.

Any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relative to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. We also may borrow in local currencies when we purchase properties outside the Unites States. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders' equity.

Changes in foreign currency exchange rates used to value a REIT's foreign assets may be considered changes in the value of the REIT's assets. These changes may adversely affect our status as a REIT.

Foreign exchange rates may be influenced by many factors, including:

•	changing supply and demand for a particular currency;
•	monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or an investment by residents of a country in other countries);
•	changes in balances of payments and trade;
•	trade restrictions; and
•	currency devaluations and revaluations.

Also, governments from time to time intervene in the currency markets, directly and by regulation, in order to influence prices. These events and actions are unpredictable. In particular, sovereign debt issues in

Europe could lead to further significant, and potentially longer-term, devaluation of the euro against the U.S. dollar, which could adversely impact our European investments and revenue, operating expenses, and net income related to such European investments as expressed in U.S. dollars.

If we are unsuccessful in hedging these, or any other potential losses related to our exposure to foreign currencies, our operating results could be negatively impacted and our cash flows could be reduced. In some cases, as part of our risk management strategies, we may choose not to hedge such risks. If we misjudge these risks, there could be a material adverse effect on our operating results and financial position.

Inflation in foreign countries may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Governmental measures to curb inflation, coupled with actual inflation and public speculation about the possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. High inflation could cause our revenue from leases that do not contain indexed escalation provisions to decline and erode the value of long-term leases. High inflation in the countries in which we purchase real estate or make other investments could also increase our expenses, and we may not be able to pass these increased costs onto our tenants. An increase in our expenses or a decrease in our revenues could adversely impact our results of operations.

Conversely, the current low inflation across Europe has raised the fear of deflation, or an outright decline in prices. Deflation can lead to a negative cycle where consumers delay purchases in anticipation of lower prices, causing businesses to stop hiring and postpone investments as sales weaken. Deflation would have a serious impact on economic growth and may prove difficult to reverse, as evidenced by countries such as Japan, which has struggled with deflation for much of the past two decades. Countries in the Euro zone, particularly in the periphery, have faced a difficult economic environment due to sovereign, institutional and financial crises. The fragile economic stability of the Euro zone could be severely impacted by deflationary tendencies.

Our business and operations would suffer in the event of system failures.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal information technology systems, our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by such disruptions.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber incident, do not guarantee that our financial results will be negatively impacted by such an incident.

Disclosures made by VEREIT, Inc., or VEREIT, formerly American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor may adversely affect our ability to raise substantial funds.

Beginning in October 2014, and including disclosures made on March 2, 2015, ARCP, an entity previously sponsored by the parent of our sponsor has disclosed various items that have had a material adverse effect on its business, results of operations and financial condition. These items include the need to restate previously issued financial statements that were intentionally not corrected, a lack of effective internal control over financial reporting and disclosure controls and procedures as well as the presence of various regulatory investigations. See “Prior Performance Summary — Adverse Business Developments and Conditions.”

Since the initial announcement in October 2014, a number of participating broker-dealers temporarily suspended their participation in the distribution of our IPO. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our sponsor faces conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor and our property manager to identify suitable investment opportunities for us. Several of the key real estate professionals of our advisor are also the key real estate professionals at other public programs of the parent of our sponsor. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored directly or indirectly by the parent of our sponsor. For example, GNL seeks, like us, to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties in the U.S. and Europe. The investment opportunity allocation agreement we expect to enter into with GNL may result in us not being able to acquire separate properties identified by our advisor and its affiliates, which could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other programs sponsored directly or indirectly by the parent of our sponsor also rely on these real estate professionals to supervise the property management and leasing of properties. Our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our sponsor and its affiliates face, see the section entitled “Conflicts of Interest” in this prospectus.

Our advisor faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense and adversely affect the return on your investment.

We may enter into joint ventures with other American Realty Capital-sponsored programs for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.

Our advisor, our sponsor, any service provider, and our dealer manager and their officers and employees, and certain of our executive officers, directors and other key personnel face conflicts of interest related to the positions they hold with affiliated entities and competing demands relating to their time, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our advisor, our sponsor, any service provider and our dealer manager and their officers and employees, and certain of our executive officers, directors and other key personnel and their respective affiliates are sponsors, general partners and key personnel of other real estate programs, including other American Realty Capital-sponsored real estate programs, with investment objectives and legal and financial obligations similar to ours, and may have other business interests as well. Our executive officers, including Scott J. Bowman, our chief executive officer, Patrick J. Goulding, our chief financial officer; and Andrew Winer, our president and chief investment officer are also officers of our advisor, American Realty Capital Global II Properties, LLC, or our property manager, and other affiliated entities, including the other real estate programs sponsored by American Realty Capital. As a result, these individuals have competing demands on their time and resources, which may lead to conflicts of interest in allocating their time between our business and other activities, and owe fiduciary duties to other entities and their stockholders and limited partners, which may conflict with the duties that they owe to us and our stockholders. Their loyalties to other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (a) allocation of new investments and management time and services between us and the other entities; (b) our purchase of properties from, or sale of properties to, affiliated entities; (c) the timing and terms of the investment in or sale of an asset; (d) development of our properties by affiliates; (e) investments with affiliates of our advisor; (f) compensation to our advisor; and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

See “Conflicts of Interest — Sponsor Transactions” for information relating to anticipated transactions involving the parents of our advisor, property manager, sponsor, dealer manager and transfer agent.

In addition, some of the other American Realty Capital sponsored REITs have registration statements that became effective in the past twelve months. As a result, such REITs will have concurrent or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, selling our shares, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on the experience of the parent of our sponsor, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures.

The conflicts of interest inherent in the incentive fee structure of our arrangements with our advisor (including our European service provider) and its affiliates could result in actions that are not necessarily in the long-term best interests of our stockholders, including required payments if we terminate the advisory agreement, even for poor performance by our advisor.

Under our advisory agreement, our advisor or its affiliates and any service provider (including our European service provider) pursuant to agreements entered into with our advisor will be entitled to fees that, in some cases, are based on the purchase price of the properties acquired, which may create an incentive for our advisor or a service provider to accept a higher purchase price or purchase assets that may not be in the best interest of our stockholders. Furthermore, because neither our advisor nor any service provider maintains a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s or service provider’s interests may not be wholly aligned with those of our stockholders. In that regard, our advisor or any service provider could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor or any service provider to fees or distributions. The potential to earn these fees or receive these distributions could result in our advisor or a service provider recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor or any service provider to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Moreover, our advisory agreement will require us to pay a termination fee to our advisor or its affiliates if we terminate the advisory agreement, even for poor performance by our advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds (a substantial portion of which may be paid to a service provider). To avoid paying this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. Similarly, because this distribution will still be due even if we terminate the advisory agreement for poor performance, our advisor may be incentivized to focus its resources and attention on other matters or otherwise fail to use its best efforts on our behalf.

In addition, the requirement to pay the fee to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination fee, which could have the effect of delaying, deferring or preventing the change of control.

For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

There is no separate counsel for us and certain of our affiliates, which could result in conflicts of interest, and such conflicts may not be resolved in our favor, which could adversely affect the value of your investment.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.

The American Realty Capital group of companies is currently the sponsor of multiple active public offerings of non-traded REIT shares. These programs all have filed registration statements for the offering of common stock and either are or intend to elect to be taxed as REITs. Our dealer manager is the dealer manager for the other non-traded REIT offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party of our sponsor and recently began providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected. See the section entitled“Conflicts of Interest” below for information relating to anticipated transactions involving the parent of our transfer agent.

Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from the Financial Industry Regulatory Authority, or FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000.

To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities  — Restriction on Ownership and Transfer” in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss or cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose funds from operations, or FFO, and modified funds from operations, or MFFO, which are not equivalent to our net income or loss or cash flow from operations, as determined under accounting principles generally accepted in the United States, or GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. See section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in this prospectus. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization, adjust for unconsolidated partnerships and joint ventures, and further exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustment of such items related to non-controlling interests.

Because of these differences, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section in this prospectus entitled “Description of Securities — Business Combinations.”

Maryland law limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section in this prospectus entitled “Description of Securities — Control Share Acquisitions.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company conducts, and intends to continue conducting, its operations, directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Because we are primarily engaged in the business of acquiring real estate, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. The company’s ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Strategy, Objectives and Policies — Investment Company Act Considerations” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act is based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority- owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income generated by our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board, or the PCAOB, after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of stockholders entitled to cast a majority of all the votes entitled to be cast even if you do not vote with the majority on any such matter.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders except as set forth in our charter. As a result, the nature of your investment could change without your consent.

We will not be able to determine the net asset value of our shares on an on-going basis during this offering and for a substantial period of time thereafter.

We will not publish an NAV of our shares until the NAV pricing date. Commencing with the NAV pricing date, our advisor will be responsible for estimating our quarterly NAV at the end of each day on which we make our quarterly financial filings. Our board of directors will review the NAV estimation quarterly. To estimate our per share NAV, our advisor will determine the fair value of our real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in quarterly filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter. Furthermore, such per share NAV estimations may not represent the actual value of your shares or the price at which a third party would be willing to purchase your shares. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations  — Annual or More Frequent Valuation Requirement” in this prospectus.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon thirty days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Prior to the NAV pricing date, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program. Prior to the time our advisor begins estimating NAV, subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share, (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share, (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share, and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Your interest in us may be diluted if the price we pay in respect of shares repurchased under our share repurchase program exceeds the net asset value of our shares.

The prices we may pay for shares repurchased under our share repurchase program may exceed the net asset value of the shares at the time of repurchase, which may reduce the NAV of the remaining shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the price of the shares offered in this offering and did not base the offering price on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation and there is no established trading market for the shares, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because our dealer manager is under common control with our advisor, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

Our dealer manager is under common control with our advisor and thus its review of the offering may not be “independent.” Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

Because our advisor is wholly owned by our sponsor through the special limited partner, the interests of the advisor and the sponsor are not separate and as a result the advisor may act in a way that is not necessarily in the investors’ interest.

Our advisor is indirectly wholly owned by our sponsor through the special limited partner. Therefore, the interests of our advisor and our sponsor are not separate and the advisor’s decisions may not be independent from the sponsor and may result in the advisor making decisions to act in ways that are not in the investors’ interests.

Your interest in us will be diluted if we issue additional shares, which could adversely affect the value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock, or may classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Stockholders will suffer dilution (both percentage interest and potential economic dilution) of their equity investment in us if we: (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan; (b) sell securities that are convertible into shares of our common stock (including Class B Units issued to our advisor); (c) issue shares of our common stock in a private offering of securities to institutional investors; (d) issue restricted share awards to our directors; (e) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or (f) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distributions to you.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments (a substantial portion of these fees may be paid to a service provider). They will be paid fees, which may be substantial, for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders.

Because we will conduct all of our operations through our operating partnership, we will depend on it and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of the operating partnership and its subsidiaries, which could adversely affect our ability to make distributions to you.

We will receive cash to pay distributions only from our operating partnership and its subsidiaries. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders. Each of our operating partnership’s subsidiaries will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. Any claim you may have as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

Valuations and appraisals of our properties and valuations of our investments in real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

In order to estimate our quarterly NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation and commencing with the NAV pricing date, valuations of properties will be conducted in accordance with our valuation guidelines and will take into consideration appraisals performed by our independent valuer at least annually after the respective calendar quarter in which such property was acquired. Similarly, our real estate-related asset investments will initially be valued at cost, and commencing with the NAV pricing date will be valued at least annually (with approximately 25% of all properties being appraised each quarter), or in the case of liquid securities, quarterly, as applicable, at fair value as determined by our advisor. The methodologies used to value our properties and to estimate our NAV will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Although our valuation guidelines are designed to accurately determine the fair value of our assets, appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, our estimate of value will not necessarily represent the price at which we would be able to sell an asset or the price you may receive for your shares. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and dealer manager due to period to period changes in our NAV. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan, will be based on our estimated NAV per share commencing with the NAV pricing date, you may pay more than realizable value or receive less than realizable value for your investment.

Although our advisor is responsible for estimating our quarterly NAV, our advisor will consider independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

In estimating our quarterly NAV, our advisor will include the net value of our real estate and real estate-related assets, taking into consideration valuations of individual properties that were obtained from our independent valuer. Our advisor will review each appraisal by the independent valuer, and will compare each appraisal to its own determination of value. If in the advisor’s opinion the appraisals are materially higher or lower than the advisor’s determinations of value, the advisor will discuss the appraisals with the independent valuer. If the advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. Although our advisor is responsible for the accuracy of the quarterly estimation of our NAV and will provide our independent valuer with our valuation guidelines, which have been approved by our board of directors, we will not independently verify the appraised value of our properties. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Our NAV per share may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that quarter.

Appraisals of our properties upon which our advisor’s estimate of the value of our real estate and real estate-related assets will partly be based will probably not be spread evenly throughout the calendar year. We anticipate that such appraisals will be conducted near the end of each calendar quarter. Therefore, when these appraisals are reflected in estimating NAV, for which our advisor is ultimately responsible, there may be a change in our per share NAV. In addition, actual operating results for a given month may differ from our original estimate, which may affect our per share NAV of each month, and we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will make such adjustment on a going-forward basis and will not retroactively adjust the quarterly per share NAV for the previous quarter. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our per share NAV to change, and such change will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV and in the value of your shares that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV per share as published on any given quarter will not reflect such events. As a result, the NAV per share published after the announcement of a material event may differ significantly from our actual NAV per share until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted on a going forward basis. The resulting potential disparity may benefit repurchasing or non-repurchasing stockholders, depending on whether NAV is overstated or understated.

Risks Related to Net Lease Sale-Leaseback Investments

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We anticipate that many of our commercial property investments will be acquired through sale-leaseback transactions with single owner-occupants. If we enter into sale-leaseback transactions, we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, the Internal Revenue Service, or IRS, may challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

The inability of a tenant in a single tenant property to pay rent will reduce our revenues.

We expect that most of our commercial properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to our stockholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry and have a disproportionate adverse effect on the value of our investments.

If we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect to that industry or category generally would have a disproportionately adverse effect on our portfolio.

Our leases may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation.

We expect that some of our future leases may include provisions under which the tenant will have a right to purchase the property it leases. The purchase price may be a fixed price, may be based on a formula or may be based on market value at the time of exercise. If a tenant exercises its right to purchase the property and the property’s market value has increased beyond that price, we would be limited in fully realizing the appreciation on that property. Additionally, if the price at which the tenant can purchase the property is less than our purchase price or carrying value (for example, where the purchase price is based on an appraised value), we may incur a loss.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant from whom we acquired a commercial property in a sale-leaseback transaction, the transaction may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If such a plan is confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues may be reduced and could cause us to reduce distributions to stockholders.

If a tenant declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to make distributions to you.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could become insolvent or be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. A bankruptcy filing of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.

Insolvency laws outside of the United States may not be as favorable to reorganization or to the protection of a debtor’s rights as tenants under a lease as are the laws in the United States. Our rights to terminate a lease for default may be more likely to be enforceable in countries other than the United States, in which a debtor/tenant or its insolvency representative may be less likely to have rights to force continuation of a lease without our consent. Nonetheless, such laws may permit a tenant or an appointed insolvency representative to terminate a lease if it so chooses.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, there can be no assurance that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues.

Generally, no credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long-term leases with tenants whose credit potential has already been recognized by the market.

Long term leases may result in income lower than short term leases.

We intend to enter into long term leases with many of our property tenants. Leases of long duration, or with renewal options that specify a maximum rate increase, may not result in fair market lease rates over time if we do not accurately judge the potential for increases in market rental rates. In that case, our income may be lower than if we had not entered into such leases.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and there can be no assurance that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. There can be no assurance that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property.

Some of our leases may not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties, and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and could adversely affect our ability to make future acquisitions and to pay cash distributions to you.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. Renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available to pay distributions.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

We will carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and extends the federal terrorism insurance backstop through 2014.

We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced, which could adversely affect our ability to make distributions to you.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

Covenants, conditions and restrictions may restrict our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to pay distributions to you.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there may be significant covenants, conditions and restrictions, or CC&Rs, restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved property other than property we intend to develop, your investment will be subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties and our tenants may face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. Tenants may also face competition from such properties if they are leased to tenants in a similar industry. For example, retail tenants face competition from numerous retail channels such as discount or value retailers, factory outlet centers and wholesale clubs. Retail tenants may additional face competition from alternative retail channels as mail order catalogues and operators, television shopping networks and shopping via the Internet. Competition that we face from other properties within our market areas, and competition our tenants face from tenants in such properties could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Our results of operations and ability to pay distributions will be adversely affected by these delays.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. State and federal laws in this area are constantly evolving. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows, and our ability to make distributions to you.

In some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited, resulting in losses to us and reducing the amount of funds available to pay distributions to you.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our domestic properties will be subject to the Americans with Disabilities Act of 1990, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. However, there can be no assurance that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets have recently experienced, and may experience in the future, increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The value of our properties may decline with declines in the overall market.

We cannot predict the impact future actions by regulators or government bodies, including the U.S. Federal Reserve, will have on real estate debt markets or on our business, and any such actions may negatively impact us.

Regulators and U.S. government bodies have a major impact on our business. The U.S. Federal Reserve is a major participant in, and its actions significantly impact, the commercial real estate debt markets. For example, quantitative easing, a program implemented by the U.S. Federal Reserve to keep long-term interest rates low and stimulate the U.S. economy, has had the effect of reducing the difference between short-term and long-term interest rates. However, the U.S. Federal Reserve has begun a “tapering” of quantitative easing, which could increase long-term interest rates and the cost of borrowing. This may result in future acquisitions by us generating lower overall economic returns and potentially reducing future cash flow available for distribution. We cannot predict or control the impact future actions by regulators or government bodies, such as the U.S. Federal Reserve, will have on our business. Such actions could materially and adversely affect our financial condition, results of operations and ability to pay distributions to our stockholders.

Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition.

Our business may be affected by market and economic challenges experienced by the U.S. and global economies. These conditions may materially affect the value and performance of our properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. These challenging economic conditions may also impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, global market disruptions may have adverse consequences, including:

•	decreased demand for our properties in the case of significant job losses that occur or may occur in the future, resulting in lower occupancy levels, which decreased demand would result in decreased revenues and which could diminish the value of our portfolio, which depends, in part, upon the cash flow generated by our properties;
•	an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay or preclude our efforts to collect rent and any past due balances under the relevant leases;
•	widening credit spreads for major sources of capital as investors demand higher risk premiums, resulting in lenders increasing the cost for debt financing;
•	reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, a reduction in the loan-to-value ratio upon which lenders are willing to lend, and difficulty refinancing our debt;
•	a decrease in the value of certain of our properties below the amounts we pay for them, which may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans; and
•	reduction in the value and liquidity of our short-term investments as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for such investments or other factors.

Disruptions in the economies of various European countries could negatively impact our business, results of operations and financial condition.

Countries with high levels of sovereign debt have had difficulty refinancing their debt, leading to concerns that have created volatility in various currencies. In addition, many governments around the world, including the U.S. government, are operating at very large financial deficits. Disruptions in the economies of such governments could cause, contribute to or be indicative of, deteriorating macro-economic conditions. Furthermore, governmental austerity measures aimed at reducing deficits could impair the economic recovery.

We may be exposed to foreign currency gains and losses resulting from our operations in continental Europe and the United Kingdom, as well as potentially other foreign countries. If we are unsuccessful in hedging these potential losses, our operating results could be negatively impacted and our cash flows could be significantly reduced. In some cases, as part of our risk management strategies, we may choose not to hedge such risks. If we misjudge these risks, there could be a material adverse effect on our operating results, financial position and ability to pay distributions.

Foreign exchange rates are influenced by: changing supply and demand for a particular currency; monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries); changes in balances of payments and trade; trade restrictions; and currency devaluations and revaluations. Also, governments from time to time intervene in the currency markets, directly and by regulation, in order to influence prices directly. These events and actions are unpredictable and not within our control. The resulting volatility in exchange rates could have a material and adverse effect on our results of operations and ability to pay distributions.

Net leases may not result in fair market lease rates over time, which could negatively impact our income and reduce the amount of funds available to make distributions to you.

We expect a large portion of our rental income to come from net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.

Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations, which could adversely affect the value of your investment.

We will focus our investments on commercial and retail properties, including special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, conducted a joint project to reevaluate lease accounting. In June 2013, the FASB and the IASB jointly finalized exposure drafts of a proposed accounting model that would significantly change lease accounting. In March 2014, the FASB and the IASB redeliberated aspects of the joint project, including the lessee and lessor accounting models, lease term, and exemptions and simplifications. The timing of the issuance of the final standards is uncertain. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how the real estate leasing business is conducted. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds and make it more difficult for us to enter into leases on terms we find favorable.

Risks Associated with Debt Financing and Investments

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by assuming existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our stockholders, determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

Our advisor believes that utilizing borrowing is consistent with our investment objectives. There is no limit on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, although we intend to limit our borrowings to not more than 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), we may exceed this limit if doing so is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we seek independent director approval of borrowings in excess of these limitations because we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Changes in the debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are subject to changing levels of volatility, resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies. If our overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted.

If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance maturing indebtedness.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate, which may result in price or value decreases of real estate assets. This could negatively impact the value of our assets after the time we acquire them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties on favorable terms and conditions, if at all, and our income would likely be reduced because of the increase in rates, reducing our cash flow and cash available for distribution to stockholders, as well as hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We may invest in B Notes, which are subject to additional risks.

We may invest in B Notes, which are typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A Note secured by the same first mortgage on the same collateral. If a borrower defaults on a B Note, A Note holders would be paid first and there may not be sufficient funds remaining to repay us and other B Note holders. B Notes can vary in their structural characteristics and risks because each transaction is privately negotiated. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Moreover, because B Notes are typically secured by a single property or group of related properties, such investments may not be as diversified as investments secured by a pool of properties and therefore may be subject to increased risks.

Any real estate debt securities that we originate or purchase are subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;
•	property management decisions;
•	property location and condition;
•	competition from comparable types of properties;
•	changes in specific industry segments;
•	declines in regional or local real estate values, or occupancy rates; and
•	increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a real estate debt security borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2015, and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We have structured and intend to continue structuring our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur corporate rate income taxes with respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

We may be required to defer repatriation of cash from foreign jurisdictions in order to qualify as a REIT.

Investments in foreign real property may be subject to foreign currency gains and losses. Certain foreign currency gains will generally be excluded from income for purposes of determining our satisfaction of one or both of the REIT gross income tests; however, under certain circumstances such gains will be treated as non-qualifying income. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Entities through which we hold foreign real estate investments are, in most cases, subject to foreign taxes, notwithstanding our status as a REIT.

Even if we qualify as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased).

Initially, the per share price for our common stock pursuant to our distribution reinvestment plan will be $23.75, which is 95.0% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV pricing date, the per share price for our common stock pursuant to our distribution reinvestment plan will be equal to the per share NAV on the date that the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflect the fair market value per share, it is possible that we may be treated as offering our stock under our distribution reinvestment plan at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets), and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and there can be no assurance that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with an independent tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our capital stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S.

stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but there can be no assurance, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult an independent tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

ESTIMATED USE OF PROCEEDS

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. We estimate that for each share sold in this offering, approximately $21.45 (assuming no shares available under the DRIP are sold) will be available for the purchase of real estate investments. We will use the remainder of the offering proceeds to pay the costs of the offering, the selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. No selling commissions or dealer manager fee will be paid with respect to shares sold under the DRIP.

Subject to the discretion of our board of directors, we intend to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. We intend to invest 50% of our capital in real estate in the United States and 50% of our capital in real estate in Europe, provided, however, that we may reallocate up to 20% of our total capital for additional investments in Europe or investments elsewhere internationally. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. This will be the case no matter how much we raise in connection with the offering. Until we invest the net proceeds of this offering in real estate-related assets, we may invest in other qualifying short-term, highly liquid or other authorized investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments. See the section entitled “Investment Strategy, Objectives and Policies — Investment Limitations” in this prospectus for a more detailed discussion of the limitations of the assets we may acquire.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent
Gross offering proceeds	$3,125,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$312,500,000	10.0 (9)
Organization and offering expenses(2)	$62,500,000	2.0
Amount available for investment(3)	$2,750,000,000	88.0%
Acquisition:(4)
Acquisition and advisory fees(5)	$41,250,000	1.3
Acquisition expenses(6)	$61,875,000	2.0
Amount invested in properties(7)(8)	$2,646,875,000	84.7%

(1)	Includes selling commissions equal to 7.0% of aggregate gross proceeds of our primary offering and a dealer manager fee equal to 3.0% of aggregate gross proceeds of our primary offering, both of which are payable to the dealer manager, our affiliate. No selling commissions or dealer manager fee will be paid on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to selling group participants in this offering attributable to the amount of shares sold by them; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such selling group participant, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. The amount of selling commissions may be reduced under certain circumstances for volume discounts. In addition, our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as its dealer manager fees to selling group participants to be paid to such selling group participants as marketing fees, based upon such factors as the volume of sales of such selling group participants, the level of marketing support provided by such selling group participants and the assistance of such selling group participants in marketing the offering, or to reimburse representatives of such selling group participants for the costs and expenses of attending our educational conferences and seminars. Our dealer manager anticipates, based on its past experience, that, on average, it will reallow 1.0% of the dealer manager fee to selling group participants. The total amount of all items of compensation from any source, payable to our dealer manager or the selling group participants will not exceed an amount that equals 10.0% of the gross proceeds of our primary offering (excluding securities purchased through the DRIP).
(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of our primary offering over the life of the offering, which may include reimbursements to be paid to the dealer manager and participating broker-dealers for due diligence fees included in a detailed and itemized invoice.
(3)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(4)	Working capital reserves will be maintained at the property level and are typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.
(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor or its assignees acquisition fees up to a maximum amount of 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. These acquisition fees are reflective of services performed by our advisor in connection with selecting assets for acquisition and will cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses reimbursable to our advisor. Solely with respect to our European investment activities, our advisor will assign to our European service provider, its pro rata portion of the acquisition fees in respect of acquisition services performed by our European service provider. Our advisor will receive the remaining portion, as set forth in the service provider agreement. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all assets acquired after that date. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition fees would be $75,000,000. Assuming we incur leverage up to 300% of our total “net assets” as defined in our charter and in accordance with our charter as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition fees would be $165,000,000.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals,

accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. We may directly pay third parties for third party acquisition expenses, and our advisor, our European service provider or their affiliates may incur expenses for third party services, in each case from time to time. We will reimburse our advisor or our European service provider for any such third party acquisition expenses that they incur. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We will fix our insourced acquisition expenses on an annual basis to 0.5% of (A) the purchase price of our acquisitions contract and (B) the amount advanced for each loan or other investment. Furthermore, we believe that our third party acquisition expenses (including both those third party acquisition expenses that we pay directly and those third party acquisition expenses for which we reimburse our advisor) on an annual basis will be approximately 0.5% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment. Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment. Total acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments will not exceed 4.5% of (A) the contract purchase price of the property and (B) the amount advanced for each loan or other investment. We expect third party acquisition expenses to be higher in connection with international acquisitions than in connection with domestic acquisitions, primarily as a result of higher transfer and stamp taxes. As a result, given our target geographic allocation, acquisition expenses payable on the fully deployed portfolio are expected to be approximately 2.25% (assuming acquisition fees of 1.5% and financing coordination fees of 0.75%). Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition expenses would be $112,500,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition expenses would be $247,500,000.
(7)	This table does not give effect to any leverage, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties. If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing including assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all new assets acquired. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum financing coordination fees would be $16,875,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum financing coordination fees would be $61,875,000.
(8)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves. Such amounts do not reflect any distributions that may be paid to our stockholders. Our organizational documents permit us to use unlimited amounts of any source to pay distributions, including offering proceeds and financings. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Any of these distributions may reduce the amount of capital we ultimately invest in properties.
(9)	The per share purchase price for shares in our primary offering is up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.

MARKET OVERVIEW

We invest primarily in real estate located in the United States and Europe. In Europe, our investments targeted in countries that we have identified as having strong economic health. We identify these countries based on analyzing certain financial indicators which we believe correlate to a country’s economic strength.

One such indicator is a country’s unemployment rate. We believe a country’s rate of employment rate is correlated to its economic strength. For example, over the past five years, the United Kingdom, Germany and France, three countries which the Company targets for investment, have had markedly lower unemployment rates compared to Greece and Spain and have had a similar unemployment rate to that of the United States.

Unemployment by Country
January 2009 – June 2014

Source: Bloomberg

Another such indicator is the spread between the interest rate on a country’s ten-year government bonds and such country’s average capitalization rate. We believe that as a country’s spread between these rates widens, the total achievable yield on real estate investments in that country increases, and, as a result, that country’s perceived attractiveness to investors. In the past six years, this spread has widened in the United Kingdom, Germany and France.

Spread Between Cap Rates and Government Bonds
(3/31/2008 – 12/31/2014)

Yield (%)
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
U.S.
France
Germany
U.K.

Source: Bloomberg

In addition, we primarily target real estate located in countries with sovereign debt ratings of at least “AA” by Standard’s & Poor’s Rating Agency.

Though our management is cautiously optimistic about the continued resurgence of the U.S. economy, European markets are still in the clutches of economic recession. According to Bloomberg, over the past six years, the spread between 10-year U.S. treasury bonds and 10-year German government bonds has increased from 50 to 130 points. We believe this is an attempt by the European Central Bank to stimulate stagnant corporate lending and economic activity. According to the World Bank, the European Union controls approximately 24% of the world’s gross domestic product, compared to the U.S., which controls approximately 23%. In addition, of the Fortune 500 companies in 2014, 142 companies are based in Europe, compared to 128 companies based in the U.S. Between the U.S. and European markets, there is over $5 trillion of real estate, 66% of which is located within the EU and 34% of which is located in the U.S. With so much of the world’s wealth residing in Europe, and yet a relatively small number of investment firms employing a corporate sale-leaseback strategy in Europe, our management is optimistic about the opportunities for a team with our sale-leaseback expertise to source a strong property pipeline.

Of the European real estate market, Western and Northern Europe, areas in which we plan to target our investments, comprise the majority of the European commercial real estate market. In addition, if we examine the commercial real estate market in Europe by deal size, 60%, or $5.7 trillion, is comprised of deals valued at less than €100 million, which is our target size for property acquisitions.

European Real Estate Market by Country

Others
8%
Spain
3%
Norway
3%
Italy
4%
C.E.E.
5%
Netherlands
5%
Sweden
8%
France
10%
Germany
17%
UK
37%

Source: CBRE

European Real Estate Market by Deal Size

<€ 10
9%
€ 10 to 50
32%
€ 50 to 100
19%
€ 100 to 200
16%
€ 200 to 500
14%
€ 500 +
10%

Source: CBRE

Management is also observing capital values of European commercial real estate falling to pre-credit crunch levels.

European Capital Values

Source: CBRE”

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board and, subject to the direction and control of the board, our executive officers are responsible for the overall management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Solely with respect to our foreign investment strategy, our advisor may delegate certain responsibility for our day-to-day operations, including any such financing, investment and asset management responsibilities, to our service provider(s). However, our advisor is responsible for the performance of any service provider and maintains ultimate responsibility to our board of directors for our performance. As described in greater detail under section entitled “— The Advisor” and “— The Service Providers” below, our advisor and any service provider will be responsible for making investment decisions subject to the approval of our board of directors.

Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than ten, provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Currently, we have four directors: Mr. Kahane, Mr. Perla, Mr. Burns and Mr. Elman, the last three of which qualify as “independent” under our charter. Our charter provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director, pending the election of such independent director’s successor. An “independent director” is defined in our charter. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Each of our directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of financial experience.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director should be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Independent directors must nominate replacements for vacancies in the independent director positions.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duties to us and our stockholders and supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination is required to be reflected in the minutes of the meeting of the board. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must determine that any transaction with our advisor or its affiliates is fair and reasonable to us. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Our board of directors must also evaluate the performance of our advisor annually before deciding whether to review the advisory agreement with our advisor. The criteria used in such evaluation will be reflected in the minutes of the meeting of the board. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan, administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, or may terminate the advisory agreement, renegotiate the advisory agreement or retain a new advisor. Neither our advisor, any director nor any of their respective affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or our advisor as our advisor, or (2) any transaction between us and our advisor, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Lead Independent Director

In the future our board of directors may appoint a lead independent director to provide an additional measure of balance, ensure the board’s independence, and enhance the board’s ability to fulfill its management oversight responsibilities. If appointed, our lead independent director will chair meetings or executive sessions of the independent directors, review and comment on board of directors’ meeting agendas, represent the views of the independent directors to management, facilitate communication among the independent directors and between management and the independent directors, act as a liaison with service providers, officers, attorneys, and other directors generally between meetings, serve as a representative and speaks on our behalf at external seminars, conferences, in the media and otherwise and otherwise assume such responsibilities as may be assigned to him by the board.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. One of our independent directors, Stanley R. Perla, qualifies as an audit committee financial expert and is the chairman of the audit committee. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Conflicts Committee

Our board of directors has established a conflicts committee, which consists of our three independent directors. The conflicts committee will review related party transactions and other potential conflicts to the extent they arise. Our board of directors has adopted a charter for the conflicts committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officers is to oversee the advisor, who will provide the day-to-day services for, and operations of, the company.

Name	Age	Position(s)
William M. Kahane	67	Executive Chairman of the Board of Directors
Scott J. Bowman	58	Chief Executive Officer
Andrew Winer	47	President and Chief Investment Officer
Patrick J. Goulding	52	Chief Financial Officer, Treasurer and Secretary
Stanley R. Perla	72	Independent Director; Audit Committee Chair
Robert H. Burns	86	Independent Director
Lee M. Elman	79	Independent Director

William M. Kahane

William M. Kahane has served as the executive chairman of the board of directors of the company since December 2014. Mr. Kahane previously served as the chief operating officer, treasurer and secretary of our Company, the Advisor and the Property Manager from October 2014 until December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012. Mr. Kahane has served as chairman of the board of directors of AFIN since February 2015. Mr. Kahane served as chief executive officer of AFIN from December 2014 until May 2015 and as president of AFIN, its advisor and property manager from November 2014 until May 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August

2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane also has served as a director and as the executive chairman of the board of directors of ARC NYCR II since January 2015. Mr. Kahane was appointed as chief executive officer, president and chairman of the board of directors of RCPT in July 2015. Mr. Kahane served as chief operating officer, treasurer and secretary of GNL, the GNL advisor and the GNL property manager from October 2014 until February 2015. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane was appointed a director of ARC HOST in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane served as a director of RFT from November 2014 until June 2015, including as chairman in December 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC HT III in December 2014. Mr. Kahane served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. He also served as a director of ARCP from February 2013 to June 2014. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and served as executive chairman from December 2014 until June 2015. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

Mr. Kahane served as a director of ARC HT from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane served as a director of HTI since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc., or Cole DNAV, from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc., or CCPT, from February 2014 until May 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at

American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current and prior experience as a director and/or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.

Scott J. Bowman has served as chief executive officer of the Company, the Company’s advisor and the Company’s property manager since October 2014. Mr. Bowman has served as chief executive officer of GNL, the GNL advisor and the GNL property manager since October 2014 and had previously served as an independent director of GNL and chair of the GNL audit committee from May 2012 until September 2014. Mr. Bowman has over 30 years of experience in global brand and retail management. Most recently, Mr. Bowman served as the Group President of The Jones Group, a leading global fashion brand management company. In this role, Mr. Bowman was responsible for global retail and international business. Prior to this, Mr. Bowman founded Scott Bowman Associates in May 2009, a company providing global management, business development, retail market and network strategies, licensing, strategic planning and international strategy and operations support to leading retailers and consumer brands. He has served as its chief executive officer since its incorporation. Prior to founding Scott Bowman Associates, Mr. Bowman served as president of Polo Ralph Lauren International Business Development from May 2005 until September 2008 where he was also a member of the executive committee and capital committee. He also served as chairman of Polo Ralph Lauren Japan from June 2007 until September 2008, and led the transformation of Polo Ralph Lauren’s business in Asia from a licensed structure to a direct, integrated subsidiary of Polo Ralph Lauren. Before this, from May 1998 until February 2003 Mr. Bowman served as an executive officer of two subsidiaries of LVMH Moet Hennessy Louis Vuitton, as the chief executive officer of Marc Jacobs International, and region president of Duty Free Shoppers. Mr. Bowman served as a director of American Realty Capital Properties, Inc. from February 2013 until September 2014, as an independent director of the Company from May 2012 until September 2014, as an independent director of New York REIT, Inc. from August 2011 until September 2014 and as an independent director of American Realty Capital Trust III, Inc. from February 2012 to February 2013. Previously, Mr. Bowman served on the board of Colin Cowie Enterprises, Stuart Weitzman and The Healthy Back. Mr. Bowman received his B.A. from the State University of New York at Albany.

Andrew Winer has served as chief investment officer of the Company since its formation in April 2014 and has served as president of the Company, the Company’s advisor and the Company’s property manager since October 2014. Mr. Winer has served as chief investment officer of GNL, the GNL advisor and the GNL property manager since May 2012 and has served as president of GNL, the GNL advisor and the GNL property manager since October 2014. Mr. Winer has also served as chief investment officer of AFIN, the AFIN advisor and the AFIN property manager since April 2015. Mr. Winer has also served as chief investment officer of RFT and the RFT advisor since their formation in November 2012. Mr. Winer joined American Realty Capital in January 2012 and advises all American Realty Capital’s investment programs in connection with debt capital markets. He is involved in arranging corporate lines of credit and designing loan facilities. From April 2000 to January 2012, Mr. Winer worked at Credit Suisse, specifically in fixed income sales from 2000 – 2004, and he headed the CRE CDO Group and warehouse lending team from 2004 to 2008. His additional responsibilities at Credit Suisse included CMBS syndication and distribution, loan pricing and hedging, and real estate asset management. From January 1999 to December 1999, Mr. Winer worked at Global Asset Capital, an intellectual property securitization firm. From August 1993 to November 1998, Mr. Winer was employed at DLJ where he focused on bond structuring, loan origination, securitization deal management, CMBS trading, loan pricing and hedging and new business. Mr. Winer started his career in Arthur Andersen’s Structured Products Group from August 1991 to August 1993. During his time at DLJ he was awarded, “VP of the year” in 1995 and at Credit Suisse he was awarded “Top 50” in 2010. Mr. Winer received both a bachelor’s degree in business administration and a masters in accounting from the University of Michigan.

Patrick J. Goulding has served as the chief financial officer of the Company, the Company’s advisor and the Company’s property manager since July 2014. Mr. Goulding has served as chief financial officer and secretary of ARC RCA and the ARC RCA advisor since December 2014. Mr. Goulding has served as chief financial officer, treasurer and secretary of ARC Retail II and the ARC Retail II advisor since December 2014. Mr. Goulding has served as the chief financial officer of GNL, the GNL advisor and the GNL property manager since July 2014. Prior to joining GNL and the Company, Mr. Goulding served as managing director at Morgan Stanley from January 2010 to June 2014 where he was global head of portfolio management for its opportunistic real estate platform. From January 2007 to April 2009, Mr. Goulding served as managing director at Strategic Value Partners, a global alternative investment firm. Mr. Goulding has more than 25 years of experience in real estate finance accounting and operations and is a fellow of the institute of chartered accountants in Ireland. Mr. Goulding graduated from the Waterford Institute of Technology in Waterford, Ireland.

Stanley R. Perla has served as an independent director of the Company since August 2014. Mr. Perla has served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla has also served as an independent director of AFIN since April 2013. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College. We believe that Mr. Perla’s extensive experience as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as an independent director of AFIN and American Real Estate Income Fund and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.

Robert H. Burns has served as an independent director of the Company since February 2015. He has served as an independent director of NYRT since October 2009 and as an independent director of ARC HOST since September 2014. Mr. Burns also served as an independent director of ARC HT from March 2012 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Mr. Burns served as an independent director of ARCT III from January 2011 to March 2012 and as an independent director of AFIN from January 2013 until September 2014. He also served as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China.

Lee M. Elman has served as an independent director of the Company since April 2015. Since 1979, Mr. Elman has served as President of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As President of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a General Partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

Compensation of Directors

We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors may also approve the acquisition of real property and other related investments valued at $25,000,000 or less, and in which any portfolio of properties is valued in the aggregate at $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is our employee or an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Additionally, we adopted an employee and director incentive restricted share plan, which provides for the automatic grant of 1,333 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders on the date of initial election to the board and on the date of each annual stockholders’ meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is our employee or an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors(1)(2)	$30,000 for each independent director annually and an additional $55,000 retainer for lead independent director, if appointed; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.	Pursuant to our restricted share plan adopted in August 2014, each independent director will receive an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry- related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

The following table sets forth information regarding compensation of our directors during the six months ended June 30, 2015:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
William M. Kahane(1)	—	—	—	—	—	—	—
Stanley Perla	32,597	29,993	—	—	—	—	62,590
Robert H. Burns	13,225	39,268	—	—	—	—	52,493
Lee M. Elman	14,750	29,993	—	—	—	—	44,743

(1)	Mr. Kahane, who is an executive officer of the Company, receives no compensation for serving as a director.

Restricted Share Plan

We have adopted our employee and director incentive restricted share plan in order to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our employee and director incentive restricted share plan is administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the employee and director incentive restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the employee and director incentive restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the employee and director incentive restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the employee and director incentive restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of common stock that may be issued under the employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event may not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan provides for the automatic grant of 1,333 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

As of June 30, 2015, 3,999 shares have been granted under the RSP. The total number of shares of common stock granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time, which was approximately 9,152,328 shares of common stock as of June 30, 2015, and in any event will not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). Accordingly, as of June 30, 2015, 6,246,001 shares were available to be granted under the RSP.

We have agreed that the total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, may not exceed (a) 6% of all assets’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 2% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we have issued, and we intend to issue additional, restricted share awards under our employee and director incentive restricted share plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Code Section 409A.

Under Code Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Code Section 409A provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Code Section 83). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Code Section 409A applies to any of the awards issued under our restricted share plan described above, or if Code Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Code Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Code Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Code Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Code Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Code Section 409A. It is our current belief, based upon the statute, the regulations issued under Code Section 409A and legislative history, that the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Code Section 409A because neither such stock options nor such restricted share awards will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurance that any restricted share awards which we have granted or which hereafter may be granted will not be affected by Code Section 409A, or that any such restricted share awards will not be subject to income taxation under Code Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by the Maryland General Corporation Law, or the “MGCL,” and our charter.

The MGCL permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of the MGCL and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of their respective affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and their respective affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.

Our Advisor

Certain of our officers and one of our directors also are officers, key personnel and/or members of our advisor. Our advisor has a contractual responsibility to us pursuant to the advisory agreement, as amended from time to time. Our advisor is controlled by Messrs. Schorsch and Kahane. Mr. Bowman owns a 10% interest in the advisor. See “Conflicts of Interest — Sponsor Transactions” for information relating to an anticipated transaction involving the parent of our advisor.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Scott J. Bowman	58	Chief Executive Officer
Andrew Winer	47	President
Patrick J. Goulding	51	Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Bowman, Winer and Goulding are described in the “Management —  Executive Officers and Directors” section of this prospectus.

The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

We reimburse our advisor for personnel costs. The anticipated amount of reimbursement to our advisor for personnel costs is evaluated on an ongoing basis. Such reimbursement is subject to limitation based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. We will not reimburse the advisor for salaries and benefits paid by our advisor to our executive officers.

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement may be terminated (a) by the Company with cause upon 45 days’ prior written notice or (b) upon 60 days’ prior written notice (i) by the independent directors of the Company or the advisor, without cause and without penalty, (ii) by the advisor for good reason, or (iii) by the advisor upon a change of control. If the advisory agreement is so terminated, the advisor is not entitled to any fees other than the termination fee in the form of a non-interest-bearing promissory note which is described under the “Management Compensation” section.

A majority of our independent directors may elect to terminate the advisory agreement. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described below.

Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of June 30, 2015, the subsidiaries of the parent of our sponsor, which are affiliated with our advisor, had approximately 269 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. See section entitled “Conflicts of Interest” in this prospectus for a description of the entities organized directly under our sponsor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement upon approval of a majority of our directors (including a majority of our independent directors). We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.”

Service Providers

European Service Provider

Subject to the terms of the advisory agreement between our advisor and us and solely with respect to investments in Europe, our advisor, pursuant to an agreement between our advisor and the European service provider, has delegated substantial duties, including seeking and procuring financing for our properties, performing due diligence on the properties selecting and negotiating investments, including property purchases and leasebacks, and providing on-going asset management and property management services, to our European service provider. Notwithstanding such delegation to the European service provider, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

The European service provider is an affiliate of Moor Park Capital Partners LLP, or Moor Park. The principals of Moor Park formed the European service provider to provide any services delegated to it by the advisor. The European service provider will enter into a sub-advisory agreement with Moor Park for advisory services with respect to all investments in Europe.

Moor Park is a limited liability partnership that was formed in the United Kingdom in September 2006. Headquartered in London, United Kingdom, Moor Park is a private real estate advisory firm which concentrates on pan-European commercial property investment. Moor Park has approximately $3.6 billion of real estate assets currently under management and manages 447 properties across Europe comprised of

13.4 million square feet. Since the beginning of 2013, Moor Park has acquired 80 properties in Europe comprised of 8.5 million square feet at an aggregate purchase price of approximately $2.5 billion. Moor Park provides a wide range of services to its clients, including, among others, acquisition, development, asset, property and facility management, leasing services, centralized corporate support services and financing services. Moor Park’s principal officers have a combined 65 years of experience and have structured and executed $30.4 billion of real estate transactions to date with a combined weighted internal rate of return of 41%.

Historically Moor Park has co-invested in real estate backed transactions with institutional private equity funds through property-specific joint ventures. Since October 2012, however, Moor Park’s primary focus has been in its role as European service provider for GNL and assisting the advisor to GNL with investing the net proceeds from its offering and providing other operating services. As of June 10, 2014, Moor Park acted as both asset and property manager for 400 commercial properties across Europe consisting of approximately 12.8 million square feet, which consists of retail space, bank branches, DIY stores, private hospitals, office space and hotels. Moor Park manages the investment process from acquisition to disposition; its services include sourcing and structuring of investment opportunities, performance of due diligence, and arranging debt financing and equity investment syndicates. Post-acquisition, Moor Park provides asset management, property management, leasing and disposition services through its London office or its subsidiary in Hamburg, Germany, Moor Park Property Management GmbH, or, as needed, unaffiliated third parties. Moor Park employs 28 individuals, excluding its principals, and has dedicated offices for its affiliates in the United Kingdom, Jersey, Holland, Luxembourg, Germany and Spain.

Pursuant to the agreement between our advisor and the European service provider, the European service provider performs certain duties of the advisor as set forth in the advisory agreement, and the advisor assigned 50% of the fees payable by us under the advisory agreement to the European service provider, in each case solely with respect to the assets owned in Europe. Certain of the duties that the European service provider performs, solely with respect to our European investment activities, include, but are not limited to, the following:

•	find, present and recommend to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;
•	structure and negotiate the terms and conditions of our investments, sales and joint ventures;
•	acquire, originate and dispose of properties and other investments on our behalf in compliance with our investment objectives and policies;
•	arrange for financing and refinancing of properties and our other investments;
•	enter into leases and service contracts with respect to our properties;
•	supervise and evaluate each property manager’s performance;
•	review and analyze the properties’ operating and capital budgets;
•	assist us in obtaining insurance;
•	review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared by each property manager and aggregate these property budgets into our overall budget;
•	review and analyze financial information for each of our assets and the overall portfolio; and
•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments.

The service provider agreement may be terminated by either party (1) after determination by the independent directors of our board of directors or the European service provider, as applicable, that the other party has materially breached the service agreement, which breach is not cured within 30 days after notification of such breach; (2) in certain events where a party has committed any fraud, criminal conduct, gross negligence or willful misconduct pertaining to or having a detrimental effect on the ability of either party to perform their respective duties; or (3) in the event of the bankruptcy or insolvency of either party. If the service provider agreement is terminated for any of the reasons above as they relate to our European service provider, the advisory agreement may remain in effect. The service provider agreement may also be terminated by either party upon giving the other party 60 days prior written notice. The service provider agreement may also be terminated in the first five years after the effective date of the registration statement of which this prospectus is a part (1) by our advisor, if certain management is no longer actively involved in the management of our European service provider, or (2) by our European service provider if certain principals of the advisor are no longer actively involved in the management of our advisor. If the advisory agreement is terminated by our board of directors, then the service provider agreement will also terminate at the same time.

Additional Service Providers

Subject to the terms of the advisory agreement between our advisor and us and solely with respect to our foreign investment strategy outside of Europe, our advisor may delegate certain of its advisory duties to one or more additional service providers. Any additional service provider(s) must agree to perform certain duties of the advisor as set forth in the advisory agreement, and the advisor would likely assign a percentage of the fees payable by us under the advisory agreement to the additional service provider(s). Notwithstanding any delegation to the additional service provider(s), our advisor would retain ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

Affiliated Companies

Property Manager

Our properties are managed and leased by our property manager. Our property manager is controlled by Messrs. Schorsch and Kahane. Scott J. Bowman serves as chief executive officer of our property manager. Andrew Winer serves as president of our property manager. Patrick J. Goulding serves as chief financial officer, treasurer and secretary of our property manager. See the section entitled “Conflicts of Interest” for information relating to anticipated transactions involving the parent of our property manager in this prospectus.

Our property manager was organized in April 2014 to lease and manage properties that we or our affiliated entities acquire. We will pay our property manager fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our property manager or its affiliates, see the section in this prospectus entitled “Management Compensation.”

We entered into a property management and leasing agreement on August 26, 2014 with our property manager and our operating partnership. The property management and leasing agreement was renewed for an additional one-year term ending August 26, 2016, and is subject to successive one-year renewals unless any party gives sixty (60) days’ written notice to the other parties of its intention to terminate the agreement. We or our operating partnership may terminate the agreement immediately in the event that our property manager commits an act of gross negligence or willful misconduct in the performance of its duties under the agreement.

With respect to investments in Europe, we and our advisor or property manager, as applicable, or our European service provider may engage a European entity that is either owned or controlled by the European service provider and its affiliates (or a third party) to provide property management and related services, in each case pursuant to a management services agreement that will be terminable at will by us or our advisor or property manager, as applicable, or our European service provider.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 405 Park Avenue, New York, New York 10022.

Dealer Manager

Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation — We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for ARC HT III, RFT, PECO II, ARC HOST, UDF V, ARC NYCR II, ARC RCA II, AERP and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” for information relating to anticipated transactions involving the parent of our dealer manager in this prospectus.

Name	Age	Position(s)
Edward M. Weil, Jr.	48	Chairman
William E. Dwyer III	57	Chief Executive Officer
Louisa Quarto	47	President
Michael Shuckerow	44	Chief Compliance Officer
Jennifer Round	39	Chief Operating Officer
Steve Rokoszewski	39	Executive Vice President

The backgrounds of Ms. Quarto and Ms. Round and Messrs. Weil, Dwyer, Shuckerow and Rokoszewski are described below:

Edward M. Weil, Jr. served as president, chief operating officer, treasurer and secretary of our company, our advisor and our property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor from their formation in October 2009 to November 2014. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively to November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 to November 2014, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP since March 2012 and as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil has been an executive officer of GNL, the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and January 2012, respectively, and served as a director of GNL from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil has served as the president, treasurer and secretary of HTI, the HTI advisor and the HTI property manager since their formation in October 2012, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of RFT and the RFT advisor from November 2012 until January 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of AFIN, the AFIN advisor and the AFIN property manager from their formation in January 2013, and served as a director of AFIN from January 2013 to September 2014. Mr. Weil has served as president, chief operating officer, treasurer and secretary of the PECO II advisor since July 2013. Mr. Weil has served as chief executive officer and president of the general partner of AERP since its formation in October 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since

September 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager from April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC RCA II, the ARC RCA II advisor and property manager since their respective formations in April 2014. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager since their respective formations in April 2014. Mr. Weil served as the chief executive officer of our dealer manager from December 2010 until September 2013 and has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 to September 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division.

Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series 7 and 24 licenses.

Jennifer Round has served as the chief operating officer of our dealer manager since December 2014. Prior to joining our dealer manager, Ms. Round was the Head of Sales Analytics and Strategy at New York Life MainStay Investments from August 2014 until December 2014, where she was responsible for sales reporting, analytics and business strategy, and served as the National Sales Desk Manager at New York Life MainStay Investments, where she oversaw an internal sales force, from July 2010 until August 2014. Ms. Round also previously served as the Vice President of Sales at Fidelity Investments from June 2008 until July 2010, where she led a team of internal sales consultants on providing advisors with charitable, wealth and tax planning solutions. She received her B.S. degree from the University of New Hampshire in 1998 and a Juris Doctorate degree from the New England School of Law in 2009. Ms. Round has her Series 7, 63 and 24 licenses.

Steve Rokoszewski joined our dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all our dealer manager’s internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

Transfer Agent

Our transfer agent is owned by an entity which is under common control with the parent of our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored directly or indirectly by the parent of our sponsor. See the section entitled “Conflicts of Interest” below for information relating to anticipated transactions involving the parent of our transfer agent.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Scott J. Bowman, Andrew Winer and Patrick J. Goulding. Our advisor seeks to invest in commercial properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We entered into an advisory agreement with our advisor, as amended from time to time, whereby our advisor will manage our day-to-day operations. We will pay our advisor certain fees, distributions and expense reimbursements pursuant to the advisory agreement. See the section entitled “Management Compensation” in this prospectus for a description of such fees and expense reimbursements.

Scott J. Bowman, our chief executive officer, also is the chief executive officer of our advisor. Andrew Winer, our president and chief investment officer, is also the president of our advisor. Patrick J. Goulding, our chief financial officer, treasurer and secretary, also is the chief financial officer, treasurer and secretary of our advisor. William M. Kahane, the executive chairman of our board of directors, and Scott J. Bowman are indirect owners of our advisor. For a further description of this agreement and an anticipated transaction involving the parent of our advisor, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Service Provider Agreement(s).  Solely with respect to our foreign investment strategy in Europe, our advisor has entered into a service provider agreement, as amended from time to time, with our European service provider whereby our advisor has delegated certain of the day-to-day operational responsibilities. The European service provider and its affiliates will be paid a portion of the fees, distributions and expense reimbursements that the advisor receives pursuant to the advisory agreement. Solely with respect to our foreign investment strategy outside of Europe, our advisor may also enter in a service provider agreement with any service provider whereby our advisor will delegate certain of the day-to-day operational responsibilities. Our advisor will pay such additional service provider(s) and its affiliates a portion of the fees, distributions and expense reimbursements that it receives pursuant to the advisory agreement. See the sections entitled “— The Advisor,” “— The Service Providers” and “Management Compensation” in this prospectus for a description of the responsibilities of any service provider and the fees, distributions and expense reimbursements to be paid to such service provider. For a further description of the service provider agreement, see the sections entitled “— The Service Providers,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Property Management Agreement. We have entered into a property management and leasing agreement with our property manager. We will pay our property manager certain fees, distributions and expense reimbursements pursuant to the property management and leasing agreement. Scott J. Bowman, our chief executive officer, also is the chief executive officer of our property manager. Andrew Winer, our president and chief investment officer, is also the president of our property manager. Patrick J. Goulding, our chief financial officer, treasurer and secretary also is the chief financial officer, treasurer and secretary of our property manager. William M. Kahane, the executive chairman of our board of directors, is an indirect owner of our property manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Property Manager,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Dealer Manager Agreement.  On August 26, 2014 we entered into a dealer manager agreement, as amended from time to time, with our dealer manager. We will pay to our dealer manager a selling commission and certain expense reimbursements. William M. Kahane, the executive chairman of our board of directors, and Nicholas S. Schorsch together indirectly control our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.

MANAGEMENT COMPENSATION

We do not have any direct employees. Our advisor, any service provider and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor, any service provider and their affiliates, including amounts to reimburse their costs in providing services. This table also summarizes fees to be paid to our independent directors. During the period from our inception on April 23, 2014, through June 30, 2015, $6.8 million in compensation, fees, distributions and expense reimbursements was paid or reimbursed to the respective affiliates of our sponsor including our advisor (and its affiliates) and our dealer manager. However, as of June 30, 2015, $1.3 million was accrued and unpaid. Our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. The selling commissions may vary for different categories of purchasers. The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from our inception to our liquidity event, may not exceed (a) 6% of all assets’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through our distribution reinvestment plan.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Organizational and Offering Stage
Selling Commission(1)	Our dealer manager is paid 7% of the gross proceeds of our primary offering, which initially is based on a per share purchase price of $25.00. No selling commissions are paid on sales of shares under the DRIP. Our dealer manager reallows all selling commissions to selling group participants; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such selling group participant, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee does not exceed 10% of the gross proceeds from the sale of our common stock in our primary offering. The total amount of all items of compensation from any source payable to our dealer manager or the selling group participants may not exceed an amount that equals 10% of the gross proceeds of our primary offering.	$13,534,257/$218,750,000 (assuming we pay 7% of gross proceeds) or $234,375,000 (assuming we pay 7.5% of gross proceeds).
Dealer Manager Fee(1)	Our dealer manager is paid 3% of the gross proceeds of our primary offering, which is initially be based on a per share purchase price of $25.00. No dealer manager fee will be paid with respect to sales under the DRIP. Our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as dealer manager fees to selling group participants. The dealer manager fee is reduced to 2.5% of the gross proceeds on sales by a selling group participant in our primary offering in the event such selling group participant elects to receive the 7.5% fee described in “Selling Commission” above.	$6,844,261/$60,000/$93,750,000

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Organization and Offering Expenses(2)	We reimburse our advisor up to 2.0% of gross proceeds of our primary offering for organization and offering expenses, which may include reimbursements to be paid to the dealer manager and selling group participants for due diligence fees included in detailed and itemized invoices. Solely with respect to our European investment activities and subject to certain conditions and in accordance with the service provider agreement, the European service provider may fund, and receive reimbursements for, up to 25% of organization and offering expenses, subject to the overall cap on organization and offering expenses of 2% of gross proceeds of our primary offering.	$140,593/$62,500,000
Operational Stage
Acquisition Fees(3)(4)	We will pay to our advisor or its assignees (including any service provider) 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and covers such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. Solely with respect to our European investment activities, our advisor assigns to our European service provider, its pro rata portion of the acquisition fees in respect of such properties, and our advisor receives the remaining portion, as set forth in the service provider agreement.	$4,945,009/$26,400/$41,250,000 (or $48,000/$75,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $105,600/
$165,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
This acquisition fee does not include any acquisition expenses reimbursable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all future assets acquired after that date.
Acquisition Expenses	We will reimburse our advisor or European service provider for expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.
$1,648,336/$61,875,000 ($112,500,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $247,500,000 assuming the maximum leverage of 75% permitted by our charter).

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
We will reimburse our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. These insourced expenses and may not exceed, 0.50% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment, which will be paid at the closing of each such investment. Examples of insourced expenses include due diligence expenses, acquisition-related administrative and advisory expenses, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year may not exceed, 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment. By limiting insourced expenses for each acquisition and for any year to 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses would be if we outsource the services provided by our advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by our advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment.
We will also reimburse third party acquisition expenses that we incur or that are incurred by our advisor or any service provider, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finder’s fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, title and survey, zoning and environmental reports, insurance review and third party legal expenses.

In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of (A) the contract purchase price of the property and (B) the amount advanced for each loan or other investment.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Asset Management Subordinated Deferred Participation(5)	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted Class B Units to our advisor or, at its direction, a portion to the European service provider equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets) less (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the per share offering price of shares in this offering as of the last calendar day of such quarter minus the maximum selling commissions and dealer manager fee allowed in the offering (or NAV per share, once we begin estimating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units will be issued for such calendar quarter and the excess oversight fee will be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, will not be less than 0.75% of the cost of assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets for such calendar year).	As of June 30, 2015, 13,247 Class B Units had been issued to the advisor in connection with this arrangement./Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Solely with respect to our investment activities in Europe, the advisor assigns or pays over to the European service provider its applicable pro rata share of the asset management subordinated deferred participation. Our advisor is paid or retain its applicable percentage. Our advisor and the European service provider are entitled to receive distributions on the vested and unvested Class B units or they receive in connection with the asset management subordinated deferred participation at the same amount as distributions received on our common stock; these distributions will be in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Class B Units are subject to forfeiture until such time as: any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that, the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle has been met. Any outstanding unvested Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Property Management and Leasing Fees	If our property manager or an affiliate provides property management and leasing services for our properties, we will pay fees equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed. Solely with respect to our investment activities in Europe, our European service provider or other entity providing property management services with respect to such investments will be paid: (i) with respect to single-tenant net leased properties which are not part of a shopping center, 1.75% of the gross revenues from such properties and (ii) with respect to all other types of properties, 3.5% of the gross revenues from such properties. Our property manager will also be paid 0.25% of the gross revenues from European single-tenant net leased properties which are not part of a shopping center and 0.5% of the gross revenues from all other types of properties. All or a portion of the property management and leasing fees may be waived or deferred at the sole discretion of our board of directors. We also will reimburse our property manager or European service provider or other entity, as applicable, for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our property manager. We also will pay our property manager customary market leasing commissions.	$91,315/Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not an affiliate of our property manager, we will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the oversight fees. Our property manager will be paid or retain its applicable percentage, as set forth in the service provider agreement. All or a portion of the oversight fee may be waived or deferred at the sole discretion of our board of directors. Our property manager or European service provider will not be paid an oversight fee if we contract with a third party to provide property management and leasing services for fees greater than those set forth under “Property Management and Leasing Fees.”	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Operating Expenses(6)(7)	We reimburse our advisor’s costs of providing administrative services, subject to the limitation that we do not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets including amounts invested in REITs and other real estate operating companies before deducting reserves for depreciation, impairments bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor will include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management subordinated deferred participation. However, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees or real estate commissions. We do not reimburse the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Financing Coordination Fee(3)	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing or assumed debt, subject to certain limitations. Solely with respect to our investment activities in Europe, the advisor assigns or pays over to the European service provider its applicable pro rate share of the financing coordination fees. Our advisor is paid or retains its applicable percentage, as set forth in the service provider agreement. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$2,396,942/$16,875,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $39,600/ $61,875,000 assuming the maximum leverage of 75% permitted by our charter.
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	See “Management — General — Director Compensation” for grants made during 2015. Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay a retainer of $30,000 per year to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). If we appoint a lead independent director, we will pay such director a retainer of $55,000 in addition to the $30,000 retainer paid to all independent directors. We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of at least approximately $135,000 and (ii) 2,666 restricted shares of common stock. See “Management — General — Director Compensation” for amounts paid during 2015.
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.
Liquidation/Listing Stage
Real Estate Commissions(3)	In connection with the sale of a property in which our advisor or its affiliates or agents providers substantial assistance, we will pay our advisor a real estate commission equal to 2% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the real estate commissions. Our advisor will be paid or retain its applicable percentage, as set forth in the service provider agreement; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates or European service provider and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. Fees paid to the European service provider will be deducted from fees payable to our advisor.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.
Annual Subordinated Performance Fee(3)	We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the annual subordinated performance fee. Our advisor will be paid or retain its applicable percentage, as set forth in the service provider agreement. This fee will be payable only upon the sale of assets, distributions or other event which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(8)(9)	The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation or sale, or other disposition of all or substantially all of our assets, 15% of the remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the subordinated participation in net sales proceeds. The special limited partner will be paid or retain its applicable percentage, as set forth in the service provider agreement. We cannot assure you that we will provide the return of capital and the 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)(8)(10)	The special limited partner will receive upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. Solely with respect to our investment activities in Europe, the advisor will assign or pay over to the European service provider its applicable pro rata share of the subordinated incentive listing distribution. The special limited partner will be paid or retain its applicable percentage, as set forth in the service provider agreement. We cannot assure you that we will provide the return of capital and the 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.

Type of Compensation	Determination of Amount	Actual Amount as of June 30, 2015/Estimated Amount for Maximum Offering (125,000,000 shares)
Subordinated Distribution Upon Termination of the Advisory Agreement(10)(11)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. These distributions will be equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors (which is the aggregate of an amount equal to 100% of the original issue price of our shares), plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. Solely with respect to our investment activities in Europe, the special limited partner will assign or pay over to the European service provider its applicable pro rata share of the subordinated distribution upon termination of the advisory agreement. The special limited partner will receive or retain its applicable percentage, as set forth in the service provider agreement.	Not determinable at this time. There is no maximum amount of this distribution.”

Historically, due to the apparent preference of the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. We may engage in an internalization transaction and become self-managed in the future. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future, provided that an internalization will not create any right to any assets, intellectual property, personnel or pipeline of assets of the advisor or its affiliates.

(1)	The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10% of gross proceeds of the primary offering, which we refer to as FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess over FINRA’s 10.0% cap if the offering is abruptly terminated, but before reaching the maximum amount of offering proceeds. Unless we extend the offering past the NAV pricing date, the per share purchase price for shares in our primary offering will be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.
(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, due diligence expense reimbursements to participating broker dealers included in a detailed and itemized invoice and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with the administrative oversight of the offering and marketing process, preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of our primary offering.
(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of any fees in common stock, prior to the NAV pricing date, each share of common stock will be issued at the per share offering price of shares in this offering minus the maximum selling commissions and dealer manager fee allowed in the offering. Thereafter, each share of common stock will be issued at a price equal to the applicable NAV.
(4)	These acquisition fees will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.0% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment; provided, however, that in no event will the aggregate acquisition fees and expenses paid in respect of our total reinvestments exceed 4.5% of (A) the contract purchase price of the property and (B) the amount advanced for each loan or other investment.
(5)	For example, if the cost of assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000, we paid no oversight fee to our property manager during that quarter, and the per share offering price of shares in this offering as of the last calendar day of such quarter minus the maximum selling commissions and dealer manager fee allowed in the offering equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows: (((50,000,000 × 0.1875%) - 0) ÷ $22.50 = 4,166.67). Assuming the same facts as the prior sentence but instead we paid our property manager an oversight fee of $100,000 during such quarter, no Class B Units would be issuable and $6,250 of the oversight fee would be carried forward to the next quarter calculated as follows: ((50,000,000 × 0.1875%) - 100,000 = - 6,250) and added to any additional oversight fee paid during the next quarter in determining the number of Class B Units issuable in that quarter.
(6)	While we intend to build a portfolio comprised almost entirely of triple-net leased real estate, where tenant improvements will almost always be the responsibility of the tenant, there may be limited circumstances where tenant improvements become the landlord’s responsibility, at which point the property manager will have to seek approval from our advisor prior to providing tenant improvement services. Under these limited circumstances where our property manager assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus. Any fees paid to the property manager will cover, without additional expense to us, all of the property manager’s general overhead costs.
(7)	Operating expenses, unless converted into OP Units in accordance with the terms of the notes, include reimbursement of our advisor for certain personnel costs. See the section entitled “Management” in this prospectus. We will not reimburse the advisor for salaries and benefits paid to our executive officers by the advisor.
(8)	Neither our advisor nor any of its affiliates (including the special limited partner) will be paid both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be evidenced by a non-interest bearing promissory note that, unless converted into OP Units in accordance with the terms of the notes, will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder will be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will reduce the amount of other distributions due pursuant to the subordinated incentive listing distribution. In no event will the amount distributed to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by our charter.
(9)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale occurs, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive distributions solely out of net sales proceeds, of an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
(10)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.
(11)	The subordinated distribution upon termination, if any, will be evidenced by a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0%, as applicable, of our outstanding stock. As of July 31, 2015, we had approximately 5,282 stockholders of record and approximately 10,208,033 shares of our common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding stock beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
American Realty Capital Global II Special Limited Partnership, LLC(2)	8,888			*
Scott J. Bowman	—		—
Andrew Winer	—		—
Patrick Goulding	—		—
William M. Kahane	—		—
Stanley Perla	2,666	(3)		*
Robert H. Burns	2,666	(4)		*
Lee M. Elman	2,666	(5)		*
All directors and executive officers as a group (7 persons)	16,886	(6)		*

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	American Realty Capital Global Trust II Special Limited Partnership, LLC is 100% owned by AR Capital, LLC, which is controlled by Nicholas S. Schorsch and William M. Kahane. See “Conflicts of Interest — Sponsor Transactions” for information relating to an anticipated transactions involving the parent of our sponsor.
(3)	Includes 2,666 unvested restricted shares held by Mr. Perla which vest annually over a five-year period in equal installments beginning with the date of the grant.
(4)	Includes 2,666 unvested restricted shares held by Mr. Burns which vest annually over a five-year period in equal installments beginning with the date of the grant.
(5)	Includes 2,666 unvested restricted shares held by Mr. Elman which vest annually over a five-year period in equal installments beginning with the date of the grant.
(6)	Includes 8,888 shares held by American Realty Capital Global Trust II Special Limited Partnership, LLC. See footnote 2.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, our sub-property manager, our dealer manager and their affiliates. Certain of these parties have legal and financial obligations with respect to other REIT programs sponsored by ARC, entities and investors that are similar to their obligations to us. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Our Sponsor and its Affiliates

Mr. Kahane is also an officer and/or director of ARC RCA, ARC RCA II, ARC HOST, AFIN, HTI, ARC HT III, ARC NYCR, ARC NYCR II, ARC DNAV and GNL, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies, and an executive officer and director of the general partner of AERP, a non-traded oil and gas limited partnership, each of which is sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our dealer manager or any of their respective affiliates.

Our sponsor has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by ARC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore the services agreement is a related party transaction which was not negotiated at arm’s-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) ARC’s delivery to RCS Advisory of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

Each of our dealer manager, our transfer agent and RCS Advisory is an indirect subsidiary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, which is indirectly controlled by Messrs. Schorsch and Kahane, owns the sole outstanding share of RCAP’s Class B common stock. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. The Class B common stock has no economic rights.

RCAP, an entity under common control with the parent of our sponsor, has assembled a retail advice platform consisting of the Cetera Financial Group, Summit Brokerage, Investors Capital, First Allied, The

Legend Group, Girard Securities, VSR Financial and J.P. Turner & Company. One or more of those broker dealers may become a soliciting dealer for this offering and act as a soliciting dealer for other offerings sponsored directly or indirectly by the parent of our sponsor. The broker dealers that are part of RCAP’s retail advice platform maintain the management of all of their respective business and strategic decisions and RCAP does not require such broker dealers to sell the securities of any offering sponsored directly or indirectly by the parent of our sponsor, including this offering. The individual broker dealers and financial advisors employed by firms that are part of the RCAP retail advice platform, consistent with their obligations under FINRA rules and the policies and procedures of their respective firms, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.

Sponsor Transactions

On August 6, 2015, ARC entered into a Transaction Agreement with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, or AMH, and an affiliate of Apollo Global Management, LLC (NYSE: APO), which, together with its consolidated subsidiaries, we refer to as Apollo, and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company, or AR Global. The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries). The Transaction Agreement also provides that AMH will contribute certain other assets to AR Global. Following the consummation of the transactions contemplated by the Transaction Agreement, or the ARC Transactions, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The business and affairs of AR Global will be overseen by a board of managers comprised of ten members, six of which will be appointed by AMH and four of which will be appointed by ARC. Our advisor and property manager are currently owned indirectly by ARC and following the ARC Transactions will be owned indirectly by AR Global.

Also on August 6, 2015, RCS Capital, the parent of our dealer manager and transfer agent and a company under common control with ARC, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s Wholesale Distribution division, including our dealer manager, transfer agent, and certain related entities, or the RCS Transactions and together with the ARC Transactions, the Transactions. Upon completion of the RCS Transactions, our dealer manager and transfer agent will continue to operate as stand-alone entities within AR Global. The current management team of our dealer manager, which is led by William E. Dwyer III, will continue to operate the day-to-day functions of the business.

The Transactions are subject to customary closing conditions and are expected to close in 2015. Upon consummation of the Transactions, our advisor, dealer manager, property manager, sponsor and transfer agent are expected to continue to serve in their respective capacities to us. Our independent directors unanimously endorsed the Transactions.

Competition for Investors

We expect that several publicly offered programs sponsored directly or indirectly by the parent of our sponsor and its affiliates, including PECO II, ARC HOST, ARC NYCR II, UDF V, AERP and others, will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.

ARC generally seeks to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other programs sponsored by the parent of our sponsor for the acquisition, development or improvement of properties or other investments that meet our investment objectives provided such joint ventures are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the joint venture as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures.

Our advisor has some of the same executive officers and key employees as other affiliates of the parent of our sponsor, and these persons may face conflicts of interest in determining whether and which program sponsored by the parent of our sponsor or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs sponsored by ARC or affiliated entities own properties, and we lease such properties to tenants. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our sponsor or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by the parent of our sponsor or affiliated entity were to attempt to sell similar properties at the same time. See section entitled “Risk Factors — Risks Related to Conflicts of Interest” in this prospectus. Conflicts of interest may also exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs sponsored by ARC and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other programs sponsored by the parent of our sponsor. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that the executive officers of our advisor and property manager will devote a large portion of their time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

Some of the officers and key personnel of our advisor serve in similar capacities for the advisors of each of the other REITs sponsored by ARC referred to above. Some of these other REITs have just reached the operational stage, when the REIT is initially effecting selling efforts and identifying acquisitions. Based on ARC’s experience in sponsoring multiple non-traded REITs, a significantly greater time commitment is required for such REITs than for REITs that have been in operations for a longer period of time. Thus, the officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, reducing the amount of time they may devote to us.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which may be substantial. These fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated deferred participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated deferred participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated deferred participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.

Duties Owed by Members of our Board to Current and Possibly to Future Programs Sponsored by ARC

Some of our directors are also directors of other programs of ARC. The duties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored by the parent of our sponsor may conflict with the fiduciary duties they owe to us and may influence the judgment of such directors when considering issues for us that also may affect other programs sponsored by our sponsor, such as the following:

•	We could enter into transactions with other programs sponsored by the parent of our sponsor, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of our board of directors regarding the terms of those transactions may be influenced by certain members of our board of directors and their loyalties to other programs sponsored by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by the parent of our sponsor.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor, Our Property Manager, and Their Respective Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor and property manager are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of:

•	our advisor;
•	our dealer manager;
•	our property manager; and
•	other programs sponsored by ARC (see the “Prior Performance Summary” section in this prospectus with respect to the parent of our sponsor).

As a result, they have loyalties to each of these programs, their stockholders and members and limited partners advised by entities affiliated with our sponsor. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on transactions with our advisor and its affiliates that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other entity affiliated with our sponsor. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by this prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by the parent of our sponsor), and (iii) funding transactions, including loans, with our advisor or another entity affiliated with our sponsor. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any entity affiliated with our sponsor.

Dealer Manager

As our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. As of June 30, 2015, our dealer manager, a subsidiary of RCS Capital Corporation, an entity under common control with the parent of our sponsor, had a team of more than 300 professionals. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering. See “Conflicts of Interest — Sponsor Transactions” for information relating to an anticipated transaction involving the parent of our dealer manager.

Our dealer manager has adopted a best practices policy related to affiliated transactions applicable to all the issuers whose securities are traded on the dealer manager’s platform. This guideline requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict the issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. We have adopted guidelines to comply with the foregoing requirement. Our dealer manager will monitor each such issuer for its compliance with these guidelines. Our dealer manager also will monitor the adoption of similar guidelines in the direct investment industry and will review the guidelines on a no less frequent than annual basis.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013.

Property Manager

We expect that certain of our properties will be managed and leased by our property manager, an affiliate of our advisor, pursuant to property management and leasing agreement.

Our agreement with our property manager has a one-year term and is subject to successive one-year renewals unless any party gives sixty (60) days’ written notice to the other parties of its intention to terminate the agreement. Our board of directors evaluates the performance of our property manager annually before renewing the agreement. We or our operating partnership may terminate the agreement immediately in the event that our property manager commits an act of gross negligence or willful misconduct in the performance of its duties under the agreement.

Valuation Conflicts

Commencing with the NAV pricing date, the asset management subordinated deferred participation paid to our advisor will be based on NAV, which the advisor is responsible for estimating. Appraisals and valuations of our properties and investments in real estate-related assets, which are used to estimate NAV may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts that amounts that could actually be realized upon a sale because higher NAV will result in higher compensation to the advisor.

We will also compensate our independent valuer for providing appraisals of our properties as described in “Valuation Policies — Valuation of Our Properties.” The compensation we will pay to our independent valuer has been approved by our board of directors, including a majority of our independent directors and is based on standard market terms. Such compensation is a fixed fee based upon the complexity of the appraisal and time scale for completion, plus any out-of-pocket expenses. The compensation is not based on the value of the real property contained in the appraisal.

Lack of Separate Representation for Us, Our Advisor and Its Affiliates

Proskauer Rose LLP acts, and may in the future act, as counsel to us, our advisor, our dealer manager and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored by the parent of our sponsor (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Strategy, Objectives and Policies — Real Estate-Related Assets — Joint Venture Investments” in this prospectus. Our advisor and its affiliates may have conflicts of interest in determining that affiliated programs should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor, Any Service Provider and Their Affiliates

The agreements with our advisor, any service provider and their affiliates are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. A majority of our directors, including a majority of the independent directors, not otherwise interested in such transactions must approve these agreements as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor, any service provider, the special limited partner and their affiliates, including acquisition fees, real estate brokerage commissions and participation in non-liquidating net sales proceeds. However, the fees and compensation payable to our advisor, any service provider, the special limited partner and their affiliates relating to the sale of properties will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital (other than any sales commissions, which are based on and deducted from the contract sales price of the property sold). Subject to oversight by our board of directors, our advisor and any service provider will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions.

Therefore, our advisor or service provider may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor, any service provider, the special limited partner and their affiliates regardless of the quality of the properties acquired or the services provided to us. Fees payable to our advisor or any service provider are based on the purchase price of the properties acquired and may create an incentive for our advisor or any service provider to accept a higher purchase price that may not be in the best interest of our stockholders. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees in connection with our listing or liquidation. Although most of these fees are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become self-managed. Given our advisor’s or any service provider’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor or any service provider. However, our advisor or any service provider may have conflicts of interest, particularly due to the fact the advisor or any service provider may receive more value from a listing rather than a liquidation. For example, the special limited partner, an affiliate of our advisor, will receive its incentive fee in the form of shares of common stock upon a listing, which may be worth more than such fees paid in cash upon liquidation. Furthermore, the special limited partner will defer its tax liability in a listing situation which may be beneficial. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor, any service provider, the special limited partner or any of their affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

Investment Rights and Obligations

We have entered into an investment opportunity allocation agreement, or the global office/industrial allocation agreement, with GNL and us, or the Global Funds, which may impact our access to investments that satisfy our objectives. Pursuant to the global office/industrial allocation agreement, each opportunity to acquire one or more office or industrial property will be presented to each of the Global Funds. If both we and GNL determine to pursue such opportunity, it must first be offered to GNL until such time as GNL has substantially completed its acquisitions. To the extent that GNL determines not to pursue an office or industrial property acquisition, such opportunity are made available to us. The investment objectives of both Global Funds is to acquire single tenant commercial real estate assets located in the United States and outside of the United States. For this reason, we are party to the global office/industrial allocation agreement. Notwithstanding the foregoing, any priority to proposed office or industrial property acquisitions will be lifted in cases in which a proposed office or industrial property acquisition would overly concentrate us or GNL in a particular industry or tenant. As of June 30, 2015, GNL owned 311 properties with an aggregate base purchase price of $2.4 billion.

We also have entered into an investment opportunity allocation agreement, or the domestic net lease allocation agreement, with GNL, ARC DNAV and AFIN, or collectively with us, the ARC Funds. Pursuant to the net lease allocation agreement, each proposed acquisition of net lease real estate in the United States with tenants concentrated in the office, industrial and special purpose sectors, or a proposed domestic net lease property acquisition, must first be offered to GNL and us and must be allocated pursuant to the terms of the global office/industrial allocation agreement. If both our board of directors and the board of directors of GNL determine not to pursue a proposed domestic net lease property acquisition, such proposed property acquisition will be presented to the board of directors of each other ARC Fund for a vote on whether to pursue such proposed property acquisition and allocated according to the terms of the domestic net lease allocation agreement. Notwithstanding the foregoing, any priority to proposed domestic net lease property acquisitions will be lifted in cases in which a proposed net lease property acquisition would overly concentrate us or any other ARC Fund in a particular industry or tenant. As of June 30, 2015, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million and AFIN owned 463 freestanding properties with an aggregate purchase price of $2.2 billion.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Further, transactions with any service provider that has an interest also will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our advisor and its affiliates; (2) certain future offerings; and (3) allocation of investment opportunities among affiliated entities. These restrictions and policies include, among others, the following:

•	We will not purchase or lease properties in which our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our advisor. We will not sell or lease properties to our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our advisor, any service provider, and their affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We will not make any loans to our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates, other than loans to wholly owned subsidiaries and except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our advisor, any service provider, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. For these purposes, amounts owed but not yet paid by us under any property management agreements, shall not constitute amounts advanced pursuant to a loan.
•	We may not invest in joint ventures with our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our advisor any service provider, and their affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor or any service provider, as the case may be, must reimburse us for the amount, if any, by which our total operating expenses paid during the preceding four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our advisor, and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will be allocated such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, examines, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and brand concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment.
•	We will not accept goods or services from our sponsor, our advisor, any service provider, any of our directors or any of their respective affiliates or enter into any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	We will not enter into co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any other ARC Program (as defined below), except as provided below. We may, from time to time, enter into a joint investment with a Delaware Statutory Trust, or a DST, or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided such investments are fully and promptly disclosed to our stockholders and we retain a controlling interest in the underlying investment, the transaction is approved by our independent directors after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. These investments must take the form of pari passu equity investments, and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio. Our board of directors will review this policy on an annual basis.
•	Our sponsor will not enter into co-investments or other business transactions with any ARC Program (as defined below) except for (i) transactions specifically contemplated by the prospectus of such ARC Program and exhibits thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, although permitted by our charter (subject to certain conditions, including a determination by a majority if our directors, including a majority of the independent directors not otherwise interested in the transaction, that the transaction is fair and reasonable to us), our sponsor has agreed that it will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program. Our board of directors will review this policy on an annual basis.

All other transactions between us and our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates require approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (each a “person”) includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
•	any executive officer, director, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

As used above, (i) an “ARC Entity”, which includes us, is an investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program”, which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Nicholas S. Schorsch and/or William M. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Nicholas S. Schorsch nor William M. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Nicholas S. Schorsch and/or William M. Kahane.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board;
•	the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;
•	our minimum capitalization;
•	the advisory agreement;
•	liability and indemnification;
•	the reasonableness of our fees and expenses;
•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;
•	limitations on total operating expenses;
•	limitations on real estate commissions on resale of property;
•	limitations on incentive fees;
•	advisor compensation;
•	the independent directors’ periodic duty to review our investment policies;
•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;
•	the restrictions and procedures relating to meetings of stockholders;
•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;
•	the requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;
•	the adoption of an extension amendment or a plan of liquidation; and
•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

Our conflicts committee, which consists of our three independent Directors, will review related party transactions and other potential conflicts to the extent they arise, in accordance with the conflicts committee charter.

The following chart shows the ownership structure of the various entities that are affiliated with us and our advisor, and their affiliates.

*	At inception.
(1)	The investors in this offering own shares of common stock in us.
(2)	Our sponsor is wholly-owned by AR Capital, LLC and is controlled by Nicholas S. Schorsch and William M. Kahane. See “Conflicts of Interest — Sponsor Transactions” for information relating to an anticipated transaction involving the parent of our sponsor.
(3)	Each property located in the United States is held in a special purpose entity which is a direct wholly-owned subsidiary of our operating partnership. Each property located in an international market is typically held in a special purpose entity which is wholly-owned by ARC Global II Holdco, LLC, a wholly- owned subsidiary of our operating partnership.
(4)	Through its controlling interest in the advisor, the special limited partner, an affiliate of the advisor, is entitled to receive the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	Our dealer manager is owned by an entity that is under common control with the parent of our sponsor.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Overview

Our primary investment objectives are:

•	to acquire a portfolio of commercial properties that is diversified with respect to the credit risk associated with any one tenant or any one tenant industry;
•	to acquire a diversified portfolio of commercial properties, many of which are leased back to the seller-occupants pursuant to triple net leases and to focus on investments in properties with tenants in the office, industrial and special purpose sectors;
•	to preserve, protect and return investors’ capital contributions;
•	to generate cash flow that will support a stable distribution to investors with potential for growth through leases that link the rent to the change in the consumer price index, or CPI, or other forms of lease increases; and
•	to diversify our assets by investing in different geographic areas in the United States, Europe and potentially other international locations, so that we have an opportunity for greater asset diversity and a broader range of investments.

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 20 years of experience in global brand and retail management in addition to retail store development. In addition, our chief investment officer and chief financial officer each have more than 12 years of real estate experience. Additionally, we will benefit by leveraging the long-established best practices, infrastructure and national resources of the service provider and its affiliates. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.

Real Estate Properties

We intend to invest primarily in single occupant commercial properties that are generally acquired from and subsequently leased back to the occupants.

Net Leased Commercial Properties

As of August 25, 2015, we owned ten commercial properties. We currently expect that we will acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

We anticipate that some of our sale-leaseback transactions will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the seller or its successor in interest (the lessee). Through our advisor and any service provider, we actively seek such opportunities.

In analyzing potential net lease investment opportunities, we (or any service provider with respect to our foreign investment strategy) review all aspects of a transaction, including the credit worthiness of the tenant or borrower and the underlying real estate fundamentals to determine whether a potential acquisition satisfies our acquisition criteria. We are not specifically limited in the number or size of properties we may acquire or the percentage of our assets that we may invest in a single property or investment. We (or any service provider with respect to our foreign investment strategy) may consider the following aspects of each transaction:

Priority over ARC Funds on net lease real estate in the United States with tenants concentrated in the office, industrial and special purpose sectors.  Pursuant to the domestic net lease allocation agreement we expect to enter into with the ARC Funds, each opportunity to acquire net lease real estate in the United States with tenants concentrated in the office, industrial and special purpose sectors sourced by our advisor or its affiliates will first be offered to GNL and us. See the section entitled “Conflicts of Interests — Investment Rights and Obligations” in this prospectus for additional discussion regarding the domestic office/industrial allocation agreement.

Tenant/Borrower Evaluation.  We or a service provider evaluates each potential tenant or borrower for its creditworthiness, typically considering factors such as management experience; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. We or any service provider seeks opportunities in which we or any service provider believe the tenant may have a stable or improving credit profile or credit potential that has not been recognized by the market. In evaluating a possible investment, the creditworthiness of a tenant or borrower often is a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration. Whether a prospective tenant or borrower is creditworthy will be determined by us or any service provider. Creditworthy does not mean “investment grade.”

Properties Important to Tenant/Borrower Operations.  We or any service provider will focus on commercial properties that we or any service provider believe are essential or important to the ongoing operations of the tenant. Property types may include specialty industrial properties, such as manufacturing facilities, and agricultural properties. Our sponsor believes that these properties provide better protection in the event of a bankruptcy, since a tenant/borrower is less likely to risk the loss of a mission critical lease or property in a bankruptcy proceeding.

Diversification.  We or any service provider will attempt to diversify our portfolio to avoid dependence on any one particular tenant, borrower, collateral type, geographic location or tenant/borrower industry. By diversifying our portfolio, we or any service provider may reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

Lease Terms.  Generally, the net leased commercial properties in which we invest will be leased to our tenants or their affiliates. In addition, we or any service provider will seek to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI or other forms of lease increases. In the case of retail stores, the lease may provide for participation in gross revenues above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus.

Collateral Evaluation.  We or any service provider review the physical condition of the property, and conduct a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults, or of a sale of the property in such circumstances. We or any service provider also generally conducts, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we may require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, we may require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses or expenses arising from such matters. Although any service provider generally will rely on their own analysis in determining whether to make an investment, each real property purchased by us will be appraised by an independent appraiser that is independent of the advisor such service provider, prior to acquisition. All independent appraisers must be approved by our independent directors. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value. In cases of special purpose real estate, a property is examined in light of the prospects for the tenant/borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

Transaction Provisions that Enhance and Protect Value.  We or any service provider attempt to include provisions in our leases that require our consent to specified activities, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may help protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or reduce the value of our investment. We or any service provider may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of obligations from the tenant’s corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. In addition, in some circumstances, tenants may require a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

Other Equity Enhancements.  We or any service provider may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help us to achieve our goal of increasing investor returns.

Acquisition Structure.  We acquire fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property, including acquiring leasehold interests (a “leasehold interest” a right to enjoy the exclusive possession and use of an asset or property for a stated definite period as created by a written lease), may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We also may make preferred equity investments in an entity that owns real property.

Our advisor and any service provider and their affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

Description of Leases.  The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus and will be on terms customary for the type of property and geographical area.

Tenant Improvements.  We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases.  The vast majority of the leases we enter into or acquire, provide or will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, building structural and other repairs and maintenance. We also generally include provisions in our leases that increase the amount of base rent payable at various points during the lease term. The terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness.  We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the type and use of the properties, current submarket conditions and the creditworthiness of each particular tenant. We may use a number of industry credit rating services to determine the creditworthiness of potential tenants and personal guarantors or corporate guarantors of potential tenants. We will compare the reports produced by these services to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Real Estate-Related Assets

In addition to investing in long-term net leases, we may invest in other real estate-related assets, where our advisor and any service provider(s) believe that such investments may help achieve diversification and provide attractive risk-adjusted returns. Certain of these investments may provide greater opportunities for capital appreciation, but may also involve greater risk and may provide little or no current income.

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they will not be the borrower’s personal obligations.

In general, loans will be underwritten based on a process substantially similar to that described above with respect to long-term net leases. We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, our advisor and service provider(s) generally will rely on their own analysis and not exclusively on appraisals in determining whether to make a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.

We may also invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral against which we lend may or may not be valued by an appraisal.

Loans with “participating” features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of the participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Subordinated Interests in First Mortgage Real Estate Loans, or B Notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinate interests referred to as B Notes. B Notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A Note. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related A Note and the B Note. In some instances, the B Note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. B Note lenders have the same obligations, collateral and borrower as the A Note lender, but typically are subordinated in recovery upon a default. B Notes share certain credit characteristics with second mortgages, in that both are subject to the greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A Note, and inconsequence generally carry a higher rate of interest. When we acquire and/or originate B Notes, we may earn income on the investment, in addition to interest payable on the B Note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide them, securitizing or selling the A Note and keeping the B Note for investment. We believe that the B Note market will continue to grow with the expansion of the commercial mortgage securitization market.

Our ownership of a B Note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B Note, which may include foreclosure on, or modification of, the note. In some cases, the owner of the A Note may be able to foreclose or modify the note against our wishes as holder of the B Note. As a result, our economic and business interests may diverge from the interests of the holders of the A Note. These divergent interests among the holders of each investment may result in conflicts of interest. We may also retain or acquire interests in A Notes and notes sometimes referred to as “C Notes,” which are junior to the B Notes.

Mezzanine Loans Related to Commercial Real Estate

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinate to a first mortgage loan on, a commercial property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property. Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile, and often less restrictive covenants, as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed upon formula.

Commercial Mortgage-Backed Securities

We may invest in mortgage-backed securities and other mortgage related or asset-backed instruments, including CMBS, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities to the extent consistent with the requirements for qualification as a REIT. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

Equity and Debt Securities of Companies Engaged in Real Estate Activities, including other REITs

We may invest in equity and debt securities (including common and preferred stock, as well as limited partnership or other interests) of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Such investments may be an attractive alternative to direct investments in property. Companies engaged in real estate activities and real estate related investments may include, for example, companies engaged in the net lease business, REITs that either own properties or make construction or mortgage loans, real estate developers, companies with substantial real estate holdings and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. Such securities may or may not be readily marketable and may or may not pay current dividends or other distributions. We may acquire all or substantially all of the securities or assets of companies engaged in real estate-related activities where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Development and Construction of Properties

We do not plan to acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate. However, we may pursue “build-to-suit” development projects for single tenants who enter into long-term leases with us prior to our commencing the development project.

Joint Ventures

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have. In determining whether to invest in a particular joint venture we will evaluate the assets of the joint venture under the same criteria described elsewhere in this prospectus for the selection of our investments. In the case of a joint venture, we also will evaluate the terms of the joint venture as well as the financial condition, operating capabilities and integrity of our partner or partners. We may enter into joint ventures with our directors, our advisor and service provider(s) or their affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Our advisor and service provider(s) may have conflicts of interest in determining which AR Capital-sponsored program, or a program sponsored by affiliates of AR Capital, should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor and service provider(s) may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. As our advisor and service provider(s) and their affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

Exit Strategy — Liquidity Event

Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (which may include the investment banking and capital markets division of our dealer manager) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in our initial public offering will be sold within a reasonable period, which has occurred to date, allowing us to commence engaging such advisors at this time. A “Liquidity Event” could include a sale of all or substantially all of our assets and distribution of the net sale proceeds to our stockholders, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction.

If we do not begin the process of achieving a Liquidity Event by the sixth anniversary of the termination of the offering period, our charter requires that our board of directors seek stockholder approval of a proposal for the orderly liquidation of our portfolio; provided, however, that the adoption of the liquidation proposal and the submission thereof to our stockholders may be postponed if a majority of our directors, including a majority of our independent directors, determines that a liquidation is not then in the best interest of our stockholders. If the adoption of the liquidation proposal and the submission thereof to our stockholders is postponed, our board of directors must reconsider whether the liquidation is in the best interest of the stockholders at least annually and further postponement of the adoption of the liquidation proposal and the submission thereof to our stockholders will be permitted only if a majority of our directors, including a majority of our independent directors, again determines that a liquidation would not then be in the best interest of the stockholders. If our stockholders do not approve the proposal to extend or amend the Liquidity Event deadline, we intend to adopt a plan of liquidation and commence an orderly liquidation of our properties. If the board of directors adopts a plan of liquidation and the stockholders do not approve the plan of liquidation, our company will continue operating and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of common stock, the board of directors will resubmit the plan of liquidation for consideration by proxy statement to the stockholders up to once every two years. If the board of directors adopts a plan of liquidation and the stockholders approve the plan of liquidation, the board of directors will commence an orderly liquidation of our assets pursuant to such plan of liquidation.

Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, U.S. federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.

Many REITs that are listed on a national stock exchange are considered “self-managed,” because the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-managed, our charter and advisory agreement provide that no compensation or other remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization transaction, provided that an internalization will not create any right to any assets, intellectual property, personnel or pipeline of assets of our advisor or its affiliates.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until such time as our shares of common stock are listed, we will not:

•	engage in any short sales;
•	invest in any security in any entity holding investments or engaging in activities prohibited by our charter;
•	borrow in excess of 300% of our total “net assets” (as defined in our charter) in accordance with the NASAA REIT Guidelines as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;
•	borrow in excess of 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Justification for such excess would be in a case where we purchase a property that is consistent with our investment strategy but which has existing debt. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;
•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of the value of our total assets;
•	invest in or make mortgage loans in transactions with our sponsor, our advisor, our directors or their respective affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by our board of directors, including a majority of the independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make investments that would cause the related acquisition fees and acquisition expenses to be unreasonable or exceed 4.5% of (A) the contract purchase price of the property and (B) the amount advanced for each loan or other investment; provided that the portfolio of investments may be assembled if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;
•	invest in equity securities (including any preferred equity securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company;
•	invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, our sponsor, any director or any of our affiliates;
•	issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;
•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as agent, securities issued by others; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Securities — Restrictions on Roll-up Transactions” below.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, we intend to limit our aggregate borrowings to not more than 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy the requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties, based on the terms of such loans between affiliated parties in comparison to the terms of loans in comparable amounts and for equivalent acquisitions that we have borrowed from, or that are available from, third-parties.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We will typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally three to six years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders, and other factors. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

In addition, if during the period ending two years after the close of the primary offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of (A) the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and (B) the amount advanced for a loan or other investment; provided however that in no event may the total of all acquisition fees and acquisition expenses payable in respect of our total reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) and (B) the amount advanced for all loans or other investments.

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the sections entitled “Description of Securities” and “Summary of our Organizational Documents” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.

Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described above, we may temporarily invest up to 5% of the proceeds of the equity capital raised in accounts managed by an affiliate of our advisor, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. The independent directors of our board will review the terms and conditions of any engagement of NFA, as well as the parameters of any such working capital reserve.

In addition, we may temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to qualify or continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with our sponsor, advisor or directors or their respective affiliates, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. The fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Investment Company Act Considerations

We conduct, and intend to continue conducting, our operations so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire, and intend to continue acquiring, real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We conduct, and intend to continue conducting, our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act. In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We conduct, and intend to continue conducting, our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we classify the assets in which we invest as follows:

•	Real Property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments are classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.
•	Loans. Based on the no-action letters issued by the SEC staff, we classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we make these determinations in a manner consistent with guidance issued by the SEC staff. Qualification for exemption from registration under the Investment Company Act may limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor will be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our independent directors without approval of our stockholders.

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV

Our board of directors has adopted valuation guidelines to be used in connection with valuing our properties and other real estate-related assets and liabilities and calculating NAV. Our advisor will administer our valuation guidelines. Our advisor will calculate the NAV taking into consideration the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Our advisor will review each valuation established by the independent valuer for consistency with our valuation guidelines and the reasonableness of the independent valuer’s conclusions. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. The advisor will also determine the valuation of our properties and will compare each appraisal by the independent valuer to its own determinations. If in the advisor’s opinion the appraisals are materially higher or lower than the advisor’s determinations of value, the advisor will discuss the appraisals with the independent valuer. If the advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. As a public company, we will be required to issue financial statements based on historical cost in accordance with GAAP. The calculation of our NAV per share involves an adjustment of the value of our assets from historical cost in order to value our assets at fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. The fair value of our assets will be estimated in accordance with our valuation guidelines. However, because such fair value calculations involve significant subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, valuations will be only estimates, and ultimate realization depends on conditions beyond our, the advisor’s, or the independent valuer’s control. Additionally, the NAV of our assets does not necessarily represent the price at which we would be able to sell such assets. As there is no SEC, FINRA, or state regulatory authority rule or regulation that requires us to use a particular methodology in calculating our NAV and there is no required standardized practice established among public REITs for NAV calculations, other public REITs may use different methodologies to calculate NAV.

The board of directors will oversee our advisor’s NAV calculation and will review and approve the valuations. While the board of directors will rely on the advisor’s valuation and the independent valuer’s determination of the value of the real property assets, the board of directors will, in its discretion and as appropriate, consider other factors. At least one time per calendar year, our independent valuer will review our valuation guidelines and methodologies with the advisor and our board of directors and the board of directors will make a determination as to whether or not it will make modifications to such guidelines and methodologies. The board of directors will also have the right to replace the independent valuer at any time by majority vote, and the board of directors will also be required to approve any changes to our valuation guidelines.

At least quarterly, the board of directors will meet with representatives of the advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the valuation, and the board of directors will be ultimately and solely responsible for the determination of value. The board of directors may elect to engage additional valuation firms to review the valuation.

We will no longer calculate our NAV following listing of our common stock on a national securities exchange or other liquidity events, if such events occur. See “Risk Factors — Risks Related to an Investment in American Realty Capital Global Trust II, Inc. — Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, it will likely be at a substantial discount to the public offering price.”

Independent Valuer

The valuation of our properties will be managed by an independent valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. The independent valuer will not be affiliated with us or with our advisor or any of its or our affiliates. We have not engaged such an independent valuer as of the date of this prospectus. Each of our properties will be appraised at least annually and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter.

Valuation of Our Properties

The original cost of the properties purchased by us are recorded at fair value at the date of purchase and we perform due diligence to determine a purchase price that represents a value that would be received for such asset in an orderly transaction between market participants at the date of purchase. In determining the value of our property portfolio, our advisor will consider an estimate of the market value of our property portfolio which will be provided by the independent valuer on a regular basis. In calculating its estimate, the independent valuer will use all reasonably available material information that it deems relevant, including information from our advisor, the independent valuer’s own sources or data, or market information. The independent valuer may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The independent valuer will analyze the cash flow from and characteristics of each property in our portfolio and will use this information to estimate projected cash flows for the portfolio as a whole. In order to calculate an estimate of the portfolio’s market value, the independent valuer will analyze the portfolio’s projected cash flows using a discounted cash flow approach. Alternatively, the independent valuer will consider other valuation methodologies in addition to the discounted cash flow approach, as necessary; provided, that all additional valuation methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

All properties will initially be valued at cost. Acquisition costs and expenses incurred in connection with the acquisition of a portfolio containing multiple properties that cannot be attributed to any single property will be allocated among the applicable properties pro rata based on the independent valuer determinations of each property’s relative value. Beginning with the first valuation after we have owned a property for a full quarter, the property will be valued as part of our overall real estate portfolio.

To the extent that our board of directors or our advisor becomes aware of facts or circumstances at a specific property that may result in a material change in value, our advisor or board of directors will order a new appraisal of the property. The independent valuer also can require additional appraisals if the independent valuer believes that a property’s value may have changed materially since the last valuation.

Valuation of Our Real Estate Liabilities

Our advisor will also estimate the market value of our real estate-related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may consider input from the independent valuer or other independent valuers in making this determination.

Calculation of Per Share NAV by Our Advisor

Following March 16, 2017, referred to as the “NAV pricing date,” we will estimate the per share value of our common stock, or NAV. Prior to that date, your customer account statement will report the value of our shares using the “net investment method.” Under this method, the statement amount for an investment in our shares of common stock will be equal to the gross offering price less organization and offering expenses

(including selling commissions, dealer manager fees and issuer costs) that are paid from gross proceeds of this offering. In this case, the shares of common stock sold in the primary offering will have a statement amount equal to $25.00 per share.

Our advisor, along with the material assistance or confirmation of a third party valuation expert or service referred to herein as the “independent valuer,” will be responsible for calculating our NAV, which will likely be done on a quarterly basis unless and until our shares of common stock are approved for listing on a national securities exchange. Our board of directors will review each estimate of NAV. To estimate our per share NAV, our independent valuer and advisor will follow the guidelines established by the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: Our advisor, with the material assistance or confirmation of the independent valuer, will estimate the fair value of wholly-owned individual real properties and real estate-related assets consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. Our advisor will then add the estimated fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly-owned subsidiaries based on the net fair value of the applicable entity’s assets less its liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. Our advisor will also estimate the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value will be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: Our advisor and independent valuer will value our current liabilities at the GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value. The value of minority interests will be based on an allocation of fair value of assets less the liabilities of each consolidated subsidiary based on each applicable provision of the agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: Our advisor and independent valuer will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, including the special limited partner, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of our operating partnership and advisory agreements and the terms of any preferred securities.

Step 4: Determination of Per Share Amount: We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted), giving effect to shares issuable on conversion or exchange of any units of our operating partnership.

In order to estimate our portfolio’s value, the independent valuer will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio, as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by the board of directors, and industry practices. Each of our properties will be appraised at least annually by the independent valuer, with appraisals performed during the course of a year so that approximately 25% of all properties are appraised each quarter.

In estimating our NAV, the methodologies used by our advisor and independent valuer will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. The quarterly NAV calculation will be an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction and it is not clear whether selling or non-selling stockholders or purchasers of our common stock will benefit from any disparity. In addition, our estimate of NAV may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor or independent valuer determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor or independent valuer will analyze the impact of the extraordinary event and determine the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our estimate of NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review such events and prepare an additional appraisal of the property if it believes the extraordinary event is reasonably likely to have affected the appraised value.

We will no longer estimate per share NAV if we list our shares of common stock on a national securities exchange or otherwise enter into a transaction relating to another liquidity event.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the value of our investments, or the price that would be received upon the sale of our investments in market transactions, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct. Different judgments, assumptions or opinions may lead to a different result. The quarterly NAV will be an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction, and it is not clear whether selling or non-selling stockholders or purchasers will benefit from any disparity. In addition, our estimate of NAV may not fully reflect certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease, or unanticipated structural or environmental events affecting the value of a property, because we may not be able to quantify the financial impact of such events. Our advisor or independent valuer will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our estimate of NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review such events and prepare an addition appraisal of the property if it believes the extraordinary event is reasonably likely to have affected the appraised value. It is not known whether any resulting disparity will benefit selling or non-selling stockholders or purchasers of our common stock.

NAV does not represent the fair value of our assets less liabilities under GAAP. NAV is not a representation, warranty or guarantee of: (a) what a stockholder would ultimately realize upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) that the shares of our common stock would trade at NAV on a national securities exchange, (c) what any third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) that NAV would equate to a market price for an open-end real estate fund.

DESCRIPTION OF REAL ESTATE INVESTMENTS

Recent Property Investments

Pôle Emploi Office Building

On December 29, 2014, we acquired the fee simple interest in an office building located in Marseille, France, or Pôle Emploi. The seller of Pôle Emploi was AGIR Promotion. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Pôle Emploi was approximately $13.2 million, which was subsequently adjusted to $13.1 million during the second quarter of 2015 (based upon an exchange rate of €1.00 to $1.23 as of the date of acquisition), exclusive of closing costs. We funded the purchase price with proceeds from this offering.

Major Tenants/Lease Expiration

Pôle Emploi contains 41,452 rentable square feet of which 37,437 square feet, or 90%, is leased to Pôle Emploi, a French governmental organization. The original lease has a nine-year term with approximately 8.5 years remaining. The lease contains annual rental escalations based on the Consumer Price Index, or CPI. The lease is double net whereby the landlord is required to pay costs for major structural repairs, property administrative costs and insurance costs. The annualized rental income for the initial lease term is $1.0 million.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014(3)		2013(1)	2012(1)	2011(1)	2010(1)
Occupancy	90.3%		N/A	N/A	N/A	N/A
Average effective annual rent per rentable square foot	$11.66	(2)	N/A	N/A	N/A	N/A

(1)	The tenant began to take possession of the property upon its completion in July 2014. Accordingly, no occupancy rate or average effective annual rent information is available for 2013, 2012, 2011 or 2010.
(2)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of €1.00 to $1.23.
(3)	The tenant took possession of the property in July 2014, therefore the average effective annual rent per rentable square foot represents 5.7 months.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

The annual real estate taxes payable on the building for the calendar year 2014 are unknown at the present time.

Auchan Warehouse

On December 29, 2014, we acquired the fee simple interest in a logistics warehouse located near Bordeaux, France, or Auchan. The seller of Auchan was CCV Canteloup. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Auchan is located in Bordeaux, France and contains 152,235 rentable square feet, where 76,510 square feet (approximately 50%) are leased to Auchan SA with nine-years of lease term remaining and 75,725 square feet (approximately 50%) are leased to Simply Market with eight-years of lease term remaining. The leases are subject to annual rental escalations equivalent to the increase in CPI. The annualized rental income for the initial lease term is $1.5 million.

Capitalization

The contract purchase price of Auchan was approximately $20.6 million (based upon an exchange rate of €1.00 to $1.23, as of the date of acquisition), exclusive of closing costs. We funded the purchase price with proceeds from this offering.

Major Tenants/Lease Expiration

Auchan contains 152,235 rentable square feet and is 100% leased to two tenants; Auchan SA, and Simply Market.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized straight line rental income, rental escalations and renewal options for the tenants in Auchan:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Straight Line Rental Income (in thousands)(1)(2)	Rental Escalations	Renewal Options
Auchan SA	January 2014	March 2024	76,510	$744.6	100% of CPI starting in January 2015	N/A
Simply Market	January 2014	January 2023	75,725	$736.9	100% of CPI starting in January 2015	N/A

(1)	Annualized rental income for the in-place leases in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(2)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of €1.00 to $1.23.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014		2013(1)	2012(1)	2011(1)	2010(1)
Occupancy	100.0%		N/A	N/A	N/A	N/A
Average effective annual rent per rentable square foot	$9.73	(2)	N/A	N/A	N/A	N/A

(1)	The tenant began to take possession of the property upon its completion in January 2014. Accordingly, no occupancy rate or average effective annual rent information is available for 2013, 2012, 2011 or 2010.
(2)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.23 to €1.00.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

Veolia Water Technologies

On February 26, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in a Veolia Water Technologies office and manufacturing building located in Vandalia, Ohio, or Veolia. The seller of Veolia was Harbor Investments III, LLC. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Veolia was $7.0 million, exclusive of closing costs. We funded the acquisition of Veolia with available cash on hand from our ongoing initial public offering and borrowings under our credit facility with Barclays Bank PLC. In connection with the acquisition of Veolia, we paid our advisor $0.1 million in acquisition fees.

Major Tenants/Lease Expiration

Veolia contains approximately 70,000 rentable square feet, consisting of 20,000 square feet in office space and 50,000 square feet in manufacturing space, and is 100% leased to Veolia Water Technologies, Inc. (formerly Veolia Water Solutions & Technologies North America, Inc.). The original lease has a 15-year term that commenced in December 2010 and expires in December 2025, with annual rental escalations of 1.3% in 2016 and 1.5% every year thereafter. The lease contains two 5-year renewal options. The annualized rental income for the initial lease term is approximately $0.51 million.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014	2013	2012	2011	2010(1)
Occupancy	100.0%	100.0%	100.0%	100.0%	N/A
Average effective annual rent per rentable square foot	$7.35	$7.24	$7.13	$7.03	N/A

(1)	The tenant began to take possession of the property upon its completion in December 2010. Accordingly, no occupancy rate or average effective annual rent information is available for 2010.

Other

We believe the property is suitable and adequate for its uses.

We do not have any significant scheduled capital improvements for the property.

We believe that the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The annual real estate taxes payable on the property for the calendar year 2014 are estimated to be $0.08 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The tenant is a provider of water technologies for municipal and industrial clients.

We believe that Veolia is well-located with acceptable roadway access and is well maintained. Veolia competes with similar properties within its market area, and the economic performance of Veolia could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Veolia, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Sagemcom

On February 27, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in a Sagemcom office property located in Rueil-Malmaison, France, or Sagemcom. The seller of Sagemcom was Foncière de Paris SIIC. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Sagemcom was €66.0 ($74.5 million based upon an exchange rate of €1.00 to $1.13, as of the date of acquisition), exclusive of closing costs. We funded the acquisition of Sagemcom with (i) available cash on hand from our ongoing initial public offering and (ii) two loans in an aggregate amount of €55.9 ($63.1 million based upon an exchange rate of €1.00 to $1.13, as of the date of acquisition) from Deutsche Pfandbriefbank AG, including a €35.9 million ($40.5 million) in mortgage debt and €20.0 million ($22.6 million) in mezzanine debt. The terms of the loans are described below. In connection with the acquisition of Sagemcom, we paid our advisor $1.0 million in acquisition fees.

Major Tenants/Lease Expiration

Sagemcom contains 265,309 rentable square feet and is 100% leased to Sagemcom SAS. The property was built in 1973 and completely refurbished in 2008 to fit Sagemcom’s requirements. The property serves as Sagemcom’s global headquarters. The original lease commenced in February 2012 with a nine-year term and in July 2014, was extended through January 2024, with annual rental escalations equivalent to the increase in the Tertiary Activities Rent Index (TARI) published by the French National Institute for Statistics and Economic Studies (INSEE). The lease contains no renewal options. The lease is double net and we will be responsible for any major structural repairs. The annualized rental income for the initial lease term is approximately €4.9 million ($5.6 million based upon an exchange rate of €1.00 to $1.13, as of the date of acquisition).

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014	2013	2012	2011(1)	2010(1)
Occupancy	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot(2)	$21.30	$21.68	$21.54	$19.98	$19.98

(1)	Annual rental rates per square foot for 2010 and 2011 are not reflective of CPI adjustments.
(2)	Based upon an exchange rate of €1.00 to $1.13, as of the date of acquisition.

Other

We believe the property is suitable and adequate for its uses.

We do not have any significant scheduled capital improvements for the property.

We believe that the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The annual real estate taxes payable on the property are required to be paid directly by the tenant under the terms of the lease.

The tenant is a French industrial and technology group.

We believe that Sagemcom is well-located with acceptable roadway access and is well maintained. Sagemcom competes with similar properties within its market area, and the economic performance of Sagemcom could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Sagemcom, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

NCR

On April 30, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in an office property located in Dundee, Scotland, United Kingdom, or NCR. The seller of NCR was Quarry Town Limited. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of NCR was £8.9 million ($13.7 million based upon an exchange rate of £1.00 to $1.54, as of the date of acquisition), exclusive of closing costs. We funded the acquisition of NCR with available cash on hand from our ongoing initial public offering and borrowing under our credit facility with Barclays Bank PLC. In connection with the acquisition of NCR, we paid our advisor $0.3 million in acquisition fees.

Major Tenants/Lease Expiration

NCR contains 132,182 rentable square feet and is 100% leased to NCR Financial Solutions Group Limited, a subsidiary of NCR Corporation. The lease contains a guaranty from NCR Corporation. The original lease has a 25-year term that commenced in November 2001 and expires in November 2026. Rent is adjusted upward only to market every five years. The lease contains no renewal options. The annualized straight line rental income is £0.9 million ($1.4 million based upon an exchange rate of £1.00 to $1.54, as of the date of acquisition).

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014		2013	2012	2011	2010
Occupancy	100%		100%	100%	100%	100%
Average effective annual rent per rentable square foot(1)	$17.42	(2)	$18.37	$18.37	$18.37	$18.37

(1)	Based upon an exchange rate of £1.00 to $1.54, as of the date of acquisition.
(2)	The decrease in average effective annual rent per rentable square foot is tied directly to the tenant waiving its right to exercise its option to terminate the lease on November 14, 2016, and continuing the original term of the lease through November 14, 2026. Such waiver and extension occurred before we acquired NCR.

Other

We believe the property is suitable and adequate for its uses.

We do not have any significant scheduled capital improvements for the property.

We believe that the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The annual real estate taxes payable on the property are required to be paid directly by the tenant under the terms of the lease.

The tenant is a subsidiary of NCR Corporation, a computer hardware, software and electronics company.

We believe that NCR is well-located with acceptable roadway access and is well maintained. NCR competes with similar properties within its market area, and the economic performance of NCR could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire NCR, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

FedEx Freight Inc.

On May 15, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in a FedEx freight distribution center located in Greensboro, North Carolina, or FedEx. The seller of FedEx was Land Development Company of Lexington, LLC. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of FedEx was $11.7 million, exclusive of closing costs. We funded the purchase price with available cash on hand from our ongoing initial public offering.

Major tenants/lease expiration

FedEx contains 68,960 rentable square feet, and is 100% leased to FedEx Freight, East, Inc. The original lease has a 15-year term that commenced in August 2005, which was extended until August 2023. The lease contains two remaining 5-year renewal options. The remaining two lease renewal options can be exercised on August 27, 2023, and August 27, 2028. The annualized rental income is approximately $0.8 million.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2014	2013	2012	2011	2010
Occupancy	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot	$11.02	$11.02	$11.02	$11.02	$8.77

Other

We believe the property is suitable and adequate for its uses.

We do not have significant scheduled capital improvements for the property.

We believe the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based on the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The tenant is in the market leading Less-Than-Truckload (LTL) carrier in the United States and one of the segment offerings which comprise the world’s largest commerce provider, FedEx Corporation.

We believe that FedEx is well-located with acceptable roadway access and is well maintained. FedEx competes with similar properties within its market area, and the economic performance of FedEx could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire FedEx, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

2 Boulevard Konrad Adenauer

On May 18, 2015, we, through a wholly-owned subsidiary of our operating partnership, acquired a build-to-suit office building located at 2 Boulevard Konrad Adenauer in Luxembourg, or DB Luxembourg. The transaction was structured as a share purchase deal whereby we purchased all of the shares held by the seller, IVG Institutional Funds GmbH, in 2 Boulevard Konrad Adenauer S.à r.l, the holding company that owns the property. The seller was the 100% owner of the holding company. Neither the seller nor the holding company have a material relationship with us, our sponsor, operating partner or advisor or any of our or their respective affiliates.

Capitalization

The contract purchase price for the property was approximately €65.2 million ($73.2 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition), exclusive of closing costs. We funded the acquisition of the property with (i) available cash on hand from our ongoing initial public offering and (ii) two loans in an aggregate amount of €58.1 million ($65.2 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition). In connection with the acquisition of the property, we paid our advisor approximately $1.0 million in acquisition fees.

Major Tenants/Lease Expiration

The property contains approximately 156,098 rentable square feet and is 100% leased to a wholly-owned subsidiary of Deutsche Bank AG. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The lease commenced in December 2013, has a 10-year term and expires in December 2023. The lease contains quarterly rental escalations based on published inflation statistics with one 3-year renewal option. The annualized rental income is approximately €4.6 million ($5.2 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition).

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013		2012	2011	2010
Occupancy	100.0%	100.0%		N/A	N/A	N/A
Average effective annual rent per rentable square foot(1)	$33.26	$1.34	(2)	N/A	N/A	N/A

(1)	The annual rent was calculated based upon an exchange rate of €1.00 to $1.12 for each of the 5 years presented.
(2)	The property was vacant for the majority of the year 2013.

Other

We believe the property is suitable and adequate for its uses.

We do not have any significant scheduled capital improvements for the property.

We believe that the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The annual real estate taxes payable on the building for the calendar year 2015 are unknown at the present time. Such real estate taxes are to be paid by the tenant under the terms of the lease.

The tenant is a wholly-owned subsidiary of Deutsche Bank AG (NYSE: DB).

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Grupo Antolin

On June 10, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in a Grupo Antolin North America, Inc. manufacturing facility located in Auburn Hills, MI, or Groupo. The seller of Grupo was Viking-Auburn Development, L.L.C. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Grupo was $9.4 million, exclusive of closing costs. We funded the acquisition of Grupo with available cash on hand from our ongoing initial public offering.

Major tenants/Lease Expiration

Grupo contains 111,798 rentable square feet, and is 100% leased to Grupo Antolin North America, Inc., a Spanish multinational company which designs and manufactures interior automotive components. The lease has a term of 10.6 years which commenced in December 2014 and expires in June 2025 with annual rental escalations of 3% in July 2018 and July 2021. The current annualized rental income is approximately $0.8 million.

	2014	2013	2012	2011	2010
Occupancy	100%	100%	100%	100%	100%
Average effective annual rent per rentable square foot	$8.05	$8.05	$8.05	$7.77	$7.75

Other

We believe the property is suitable and adequate for its uses.

We do not have significant scheduled capital improvements for the property.

We believe the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based on the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The tenant produces components for the automobile industry, and operates as a subsidiary of Grupo Antolin Irausa, S.A., a Spanish multinational company.

We believe that Grupo is well-located with acceptable roadway access and is well maintained. Grupo competes with similar properties within its market area, and the economic performance of Grupo could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Grupo, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

ING Office Building

On June 30, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired an office building and ground leasehold interest located in Amsterdam, Netherlands, or the ING Office Property, in a sale-leaseback transaction. The seller of the ING Office Property was ING Bank N.V., or ING. ING has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of the ING Office Property was approximately €88.0 million ($98.6 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition), exclusive of closing costs. We funded the acquisition of the property with (i) available cash on hand from our ongoing initial public offering and (ii) two loans in an aggregate amount of €66 million ($73.9 million based upon an exchange rate of €1.00 to $1.12 , as of the date of acquisition). In connection with the acquisition of ING, we paid our advisor $1.5 million in acquisition fees and $0.5 million in financing coordination fees.

Major Tenants/Lease Expiration

The ING Office Property contains 509,369 rentable square feet and is comprised of 494,364 square feet of office space, 15,005 square feet of archive space, and 433 parking spaces, and is 100% master-leased to ING. The master lease commenced in June 2015, has a 10-year term and expires in June 2025, with two 5-year renewal options. The lease contains annual rental escalations based on published inflation statistics. The lease is double net whereby the tenant is required to pay certain operating expenses, in addition to base rent. The annualized rental income is approximately €7.8 million ($8.7 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition).

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy(2)	47.0%	47.0%	46.0%	42.0%	36.0%
Average effective annual rent per rentable square foot(1)(2)	$6.26	$3.64	$3.08	$1.96	$1.82

(1)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of €1.00 to $1.12.
(2)	The master lease commenced in June 2015. The occupancy rate and average effective annual rent per square foot information presented in this table predate the execution of the master lease on the property.

The ground leasehold interest in the ING Office Property expires in June 2050. As ground lessee, we have the right to renew the ground lease for unlimited periods of 50 years from the lessor, the Municipality of Amsterdam.

Other

The ING Office Property is located in the Southeast district of Amsterdam, an area known for being attractive to businesses mainly due to its accessibility to public transport and several motorways. Several well-known multinational businesses’ headquarters are located in the Southeast district, including American Express, Deutsche Bank, ABN AMRO, BT, and Peugeot Citroen.

The ING Office Property is an office building characterized by its campus-like and flexible design. Its layout includes a central building that connects to six different wings, making it suitable for multitenant use if necessary, and benefits from large floor plates. The ING Office Property was previously acquired by ING with the objective of utilizing the building as an IT hub for the Netherlands and it will be used to consolidate ING’s IT operations.

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 federal tax return.

The annual real estate taxes payable on the building for the calendar year 2014 are unknown at the present time.

Worldline

On July 9, 2015, we, through a wholly owned subsidiary of our operating partnership, acquired the fee simple interest in a Worldline office property located in Blois, France, or Worldline. The seller of Wordline was Territoires Developpement, a French public limited company. The seller has no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Worldline was €8.0 million ($8.8 million based upon an exchange rate of €1.00 to $1.10, as of the date of the acquisition), exclusive of closing costs. We funded the acquisition of Worldline with (i) available cash on hand for our ongoing initial public offering and (ii) a loan in the amount of €5.0 million ($5.5 million based upon an exchange rate of €1.00 to $1.10 as of the date of the acquisition).

Major tenants/Lease Expiration

Worldline contains 111,344 rentable square feet and is 100% leased to Worldine. The lease has a 9-year term that commenced in January 2015 and expires in December 2023. The tenant has a right of renewal and the right to remain in the premises on expiration of the Lease for an indefinite period, with rent indexed based on the rent index for the tertiary sector published by the French National Institute of Statistics and Economics Studies. The annualized rental income for the initial lease term is approximately $1.0 million.

	2014	2013	2012	2011	2010
Occupancy(1)	N/A	N/A	N/A	N/A	N/A
Average effective annual rent per rentable square foot(1)	N/A	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property in January 1, 2015. Accordingly, no occupancy rate or average effective annual rent information is available for 2014, 2013, 2012, 2011, or 2010.

Other

We believe the property is suitable and adequate for its uses.

We do not have significant scheduled capital improvements for the property.

We believe the property is adequately insured.

The U.S. federal tax basis and the rate of depreciation will be determined based on the completion of cost allocation studies in connection with finalizing our 2015 U.S. federal income tax return.

The tenant uses the location for software development and R&D for their European operations.

We believe that Worldline is well-located with acceptable roadway access and is well maintained. Worldline competes with similar properties within its market area, and the economic performance of Worldline could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire Worldline, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Financing Obligations

Barclays Credit Agreement

On January 28, 2015, we, through our operating partnership, entered into a credit agreement, or the Credit Agreement, relating to a credit facility, or the Credit Facility, with Barclays Bank PLC. The Credit Facility provides for aggregate commitments for borrowings up to $100.0 million, including swingline loans up to $50.0 million and letters of credit up to $25.0 million, subject in each case to borrowing base availability and certain other conditions. Through an uncommitted “accordion feature,” our operating partnership, subject to certain conditions, including obtaining additional commitments from lenders, may request additional commitments under the Credit Facility to increase the aggregate commitments under the Credit Facility to up to $1,250.0 million. Borrowings under the Credit Facility are expected to be used, along with cash on hand, to finance portfolio acquisitions and for general corporate purposes. Availability of borrowings is based on a pool of eligible unencumbered real estate assets.

Barclays Bank PLC acts as administrative agent, sole bookrunner, sole lead arranger and initial lender under the Credit Facility.

The Credit Facility will mature on January 28, 2017, provided that our operating partnership, subject to certain conditions, may elect to extend the maturity date to January 28, 2019, and, thereafter, to January 28, 2020. Borrowings under the Credit Facility bear interest at either (i) Alternate Base Rate plus an applicable spread ranging from 0.5% to 1.10%, depending on our consolidated leverage ratio, (ii) Adjusted LIBO Rate plus an applicable spread ranging from 1.50% to 2.10%, depending on our consolidated leverage ratio or (iii) Adjusted EURIBOR Rate plus an applicable spread ranging from 1.50% to 2.10%, depending on our consolidated leverage ratio. “Alternate Base Rate” is defined in the Credit Agreement as the greatest of (a) the prime rate in effect on such day; (b) the federal funds effective rate in effect on such day plus 0.50%; and (c) Adjusted LIBO Rate for a one month interest period on such day plus 1.00%. “Adjusted LIBO Rate” refers to the London interbank offered rate, adjusted based on applicable reserve percentages established by the Federal Reserve. “Adjusted EURIBOR Rate” refers to the Euro interbank offered rate, adjusted based on applicable reserve percentages in effect on such day for fundings in Euros maintained by commercial banks which lend in Euros. As of June 30, 2015, the Company’s debt included variable rate borrowings under the Credit Facility of $17.7 million which bear interest at a weighted average annual interest rate of 2.0%. If any principal or interest on any loan under the Credit Facility or any other amount payable by our operating partnership under the Credit Facility is not paid when due, such overdue amount will bear interest at, in respect of principal, 2% plus the rate otherwise applicable to such principal amount, or, in respect of any other amount, 2% plus the rate otherwise applicable to loans under the Credit Agreement bearing interest at the Alternate Base Rate.

Upon an event of an event of default, at the election of the administrative agent or upon direction to the administrative agent by the majority of the lenders (or automatically upon a bankruptcy event of default with respect to our operating partnership), the commitments of the lenders under the Credit Facility terminate, and payment of any unpaid amounts in respect of the Credit Facility is accelerated. Our operating partnership may incur unused fees on a quarterly basis and in other circumstances to the extent it has not used commitments under the Credit Facility. In addition, our operating partnership incurs customary administrative agent, letter of credit issuance, letter of credit fronting, extension and other fees.

Borrowings under the Credit Facility are subject to customary conditions including (a) the bring-down of the representations and warranties set forth in the Credit Agreement, (b) the absence of a default existing, (c) timely notice by our operating partnership and (d) borrowing base availability. The Credit Facility also contains various customary covenants, including but not limited to financial maintenance covenants with respect to a maximum borrowing base debt service coverage ratio, a maximum consolidated leverage ratio, a minimum consolidated fixed charges coverage ratio, a maximum consolidated secured debt ratio, a maximum consolidated secured recourse indebtedness ratio and minimum consolidated tangible net worth. Any failure to comply with these financial maintenance covenants would constitute an event of default under the Credit Facility, would prevent further borrowings thereunder and could result in the termination of the commitments of the lenders under the Credit Facility and the acceleration of the obligations under the Credit Facility. The Credit Agreement also includes customary restrictions on, inter alia, indebtedness, liens, negative pledges, restrictions on intercompany transfers, fundamental changes, investments, transactions with affiliates and restricted payments.

We have guaranteed the obligations under the Credit Facility on an unsecured basis. Certain subsidiaries of our operating partnership have guaranteed or may guarantee the obligations under the Credit Facility on a secured basis, with such security limited to certain equity pledges and related distributions and related assets.

Sagemcom - Deutsche Pfandbriefbank AG Loans

On February 27, 2015, in connection with the purchase of Sagemcom, we, through a wholly owned subsidiary of our operating partnership, entered into two loan agreements with Deutsche Pfandbriefbank AG (the “Sagemcom Lender”) in the aggregate amount of €55.9 million ($63.1 million based upon an exchange rate of €1.00 to $1.13, as of the date of acquisition of Sagemcom), consisting of €35.9 million ($40.5 million) in mortgage debt (the “Sagemcom Mortgage Loan”) and €20.0 million ($22.6 million) in mezzanine debt (the “Sagemcom Mezzanine Loan”).

The Sagemcom Mortgage Loan provides for quarterly interest payments with all principal outstanding due on December 29, 2019. The Sagemcom Mortgage Loan bears interest at 1.646% per annum. The Sagemcom Mortgage Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the Sagemcom Lender has the right to terminate its obligations under the Sagemcom Mortgage Loan and to accelerate the payment on any unpaid principal amount of the Sagemcom Mortgage Loan.

The Sagemcom Mezzanine Loan provides for quarterly interest payments with all principal outstanding due on August 27, 2016. The Sagemcom Mezzanine Loan bears interest at a rate of 7.50% plus 3-month EURIBOR per annum. The Sagemcom Mezzanine Loan may be prepaid at any time, in whole or in part. In the event of a default, the Sagemcom Lender has the right to terminate its obligations under the Sagemcom Mezzanine Loan and to accelerate the payment on any unpaid principal amount of the Sagemcom Mezzanine Loan.

DB Luxembourg - Deutsche Pfandbriefbank AG and M&G Investment Management Limited Loans

On May 18, 2015, in connection with the purchase of DB Luxembourg, we, through a wholly-owned subsidiary of our operating partnership, entered into a mortgage debt agreement with Deutsche Pfandbriefbank AG, or the DB Luxembourg Mortgage Lender, and a mezzanine loan agreement with M&G Investment Management Limited, or the DB Luxembourg Mezzanine Lender, in the aggregate amount of €58.1 million ($65.2 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition of DB Luxembourg), consisting of €36.0 million ($40.4 million) in mortgage debt, or the DB Luxembourg Mortgage Loan, and €22.1 million ($24.8 million) in mezzanine debt, or the DB Luxembourg Mezzanine Loan.

The DB Luxembourg Mortgage Loan provides for quarterly interest payments with all principal outstanding due on May 18, 2020. The DB Luxembourg Mortgage Loan bears interest at 1.419% per annum. The DB Luxembourg Mortgage Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the DB Luxembourg Mortgage Lender has the right to terminate its obligations under the DB Luxembourg Mortgage Loan and to accelerate the payment on any unpaid principal amount of the DB Luxembourg Mortgage Loan.

The DB Luxembourg Mezzanine Loan provides for quarterly interest payments with all principal outstanding due on May 18, 2017. The DB Luxembourg Mezzanine Loan bears interest at a rate of 9% per annum. The DB Luxembourg Mezzanine Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the DB Luxembourg Mezzanine Lender has the right to terminate its obligations under the DB Luxembourg Mezzanine Loan and to accelerate the payment on any unpaid principal amount of the DB Luxembourg Mezzanine Loan.

Deutsche Postbank AG Loan

On June 30, 2015, in connection with the purchase of the ING Office Property, we, through a wholly-owned subsidiary of our operating partnership, entered into a mortgage debt agreement with Deutsche Postbank AG, or the Deutsche Postbank Lender, in the aggregate amount of €66 million ($73.9 million based upon an exchange rate of €1.00 to $1.12, as of the date of acquisition), consisting of €44.0 million ($49.3 million) in a Tranche A loan, or the Tranche A Loan, and €22.0 million ($24.6 million) in a Tranche B loan, or the Tranche B Loan.

The Tranche A Loan provides for quarterly interest payments with all principal outstanding due on June 30, 2020 and has an automatic extension option for an additional five years. The Tranche A Loan bears interest at 1.67% per annum. The Tranche A Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the Deutsche Postbank Lender has the right to terminate its obligations under the Tranche A Loan and to accelerate the payment on any unpaid principal amount of the Tranche A Loan.

The Tranche B Loan provides for quarterly interest payments with all principal outstanding due on December 31, 2015 and has an automatic extension option for an additional 5.5 years. The Tranche B Loan bears interest at a rate of 3-month EURIBOR plus 6.00% per annum. The Tranche B Loan may be prepaid at any time, in whole or in part, with no break costs. In the event of a default, the Deutsche Postbank Lender has the right to terminate its obligations under the Tranche B Loan and to accelerate the payment on any unpaid principal amount of the Tranche B Loan.

Worldline — Landensbank SAAR Loan

On July 9, 2015, in connection with the purchase of Worldline, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Landensbank SAAR (the “Worldline Lender”) in the aggregate amount of €5.0 million ($5.5 million based upon an exchange rate of €1.00 to $1.10, as of the date of acquisition of Worldline) in mortgage debt (the “Worldline Mortgage Loan”).

The Worldline Mortgage Loan provides for quarterly interest payments with all principal outstanding due on July 9, 2020. The Worldline Mortgage Loan bears interest at (i) fixed rate of 1.25 % per annum plus (ii) three (3) month EURIBOR. The Worldline Mortgage Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the Worldline Lender has the right to terminate its obligations under the Worldline Mortgage Loan and to accelerate the payment on any unpaid principal amount of the Worldline Mortgage Loan.

COMPETITION

The commercial property real estate market is highly competitive. We compete in all of our markets with other owners and operators of such real estate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

We believe that our senior management’s experience, coupled with our financing, professionalism, diversity of properties and reputation in the industry will enable us to compete with the other real estate investment companies.

As we are organized as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, we are well-positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using our operating partnership units as transactional currency. Using an UPREIT structure may allow us to acquire properties from persons who may not otherwise be willing to sell their properties because of certain unfavorable U.S. federal income tax consequences that may occur if we were unable to acquire the properties through the UPREIT structure.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of American Realty Capital Global Trust II, Inc. and the notes thereto. As used herein, the terms “Company,” “we,” “our” and “us” refer to American Realty Capital Global Trust II, Inc., a Maryland corporation, including, as required by context, to American Realty Capital Global II Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and to its subsidiaries. The Company is externally managed by American Realty Capital Global II Advisors, LLC, or our advisor, a Delaware limited liability company.

Overview

The Company was incorporated on April 23, 2014 as a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2015. On August 26, 2014, the Company commenced its IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to this registration statement, as amended. This registration statement also covers up to 26.3 million shares of common stock pursuant to a distribution reinvestment program, or the DRIP, under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

On October 17, 2014, the Company received and accepted subscriptions in excess of $2.0 million of common stock, broke escrow and issued shares of its common stock to its initial investors. The Company purchased its first property and commenced active operations on December 29, 2014. As of June 30, 2015, the Company had 9,152,328 shares of common stock outstanding, including shares issued under the DRIP. As of June 30, 2015, total gross proceeds from these issuances were $226.4 million, including proceeds from shares issued under the DRIP.

Until the NAV pricing date (as described below) the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be equal to $23.75 per share, which is equal to 95% of the offering price in the IPO. Beginning with the NAV pricing date (as described below), the per share price for shares in the IPO and under the DRIP will vary quarterly and will be equal to the Company’s per share net asset value, or NAV, as determined by our Advisor, plus applicable commissions and fees, in the case of the primary offering, and the per share purchase price in the DRIP will be equal to the NAV per share. The Company reserves the right to reallocate shares covered in the Registration Statement between the IPO and the DRIP. The NAV pricing date means the date the Company first publishes an estimated per share NAV, which will be on or prior to March 16, 2017, which is 150 days following the second anniversary of the date that the Company broke escrow in the IPO.

The Company sold 8,888 shares of common stock to American Realty Capital Global II Special Limited Partner, LLC, or the special limited partner, an entity controlled by AR Capital Global Holdings, LLC, or the sponsor, on May 28, 2014, at $22.50 per share for $0.2 million. Substantially all of the Company’s business is conducted through the OP. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP, or the OP Units. Additionally, the special limited partner contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. A holder of limited partner interests has the right to convert OP Units for the cash value of a corresponding number of shares of the Company’s common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no direct employees. The Company has retained the Advisor, to manage its affairs on a day-to-day basis. American Realty Capital Global II Properties, LLC, or the property manager, serves as the Company’s property manager. The Advisor entered into a service agreement with an independent third party, Moor Park Capital Global II Advisors Limited, the service provider, pursuant to which the service provider has agreed to provide, subject to the Advisor’s oversight, certain real estate related services, including sourcing and structuring of investment opportunities, performance of due diligence, and arranging debt financing and equity investment syndicates in respect to the Company’s properties in Europe. The Dealer Manager serves as the dealer manager of the IPO. The Advisor, the property manager and the Dealer Manager are under common control with the parent of the Sponsor, and as a result are related parties, and each of which have or will receive compensation, fees and expense reimbursements for services related to the IPO and the investment and management of the Company’s assets. The Advisor, special limited partner, Property Manager and Dealer Manager have or will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages.

The Company was formed to primarily acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties. The Company intends to invest 50% of its capital in real estate in the United States and 50% of its capital in real estate in Europe; however, it may reallocate up to 20% of its total capital for additional investments in Europe or elsewhere internationally. All such properties may be acquired and operated by the Company alone or jointly with the service provider or another party. The Company may also originate or acquire first mortgage loans secured by real estate.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 2% of gross offering proceeds in the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 12% of the gross proceeds determined at the end of the IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.

As of June 30, 2015, the Company included cumulative straight line rents receivable in Prepaid expenses and other assets in the balance sheet of $8,609. The Company’s rental revenue included impacts of unbilled rental revenue of $8,609, to adjust contractual rent to straight line rent.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

As of June 30, 2015, all of our leases for properties in U.S. and foreign countries contain upward adjustments to fair market value every five years or contain capped indexed escalation provisions, but there can be no assurance that future leases on properties in foreign countries will contain such provisions or that such provisions will protect us from all potential adverse effects of inflation.

Cost recoveries from tenants are included in operating expense reimbursement in the period the related costs are incurred, as applicable.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, 5 years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company evaluates the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs are recorded as an expense in the consolidated statements of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs are generally capitalized and subsequently amortized over the useful life of the acquired assets.

In business combinations, the Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets may include the value of in-place leases and above- and below-market leases. In addition, any assumed mortgages receivable or payable and any assumed or issued noncontrolling interests are recorded at their estimated fair values.

The Company is required to make subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the consolidated balance sheet.

The Company evaluates the lease accounting for each new property acquired with existing or new lease and reviews for any capital lease criteria. A lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. This situation is generally considered to be met if, among other things, the non-cancelable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value at lease inception.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which typically is between six and 12 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market lease values for acquired properties are initially recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the remaining initial term plus the term of any below-market fixed rate renewal options for below-market leases. The capitalized above-market lease values are amortized as a reduction of base rental revenue over the remaining terms of the respective leases, and the capitalized below-market lease values are amortized as an increase to base rental revenue over the remaining initial terms plus the terms of any below-market fixed rate renewal options of the respective leases. If a tenant with a below market rent renewal does not renew, any remaining unamortized amount will be taken into income at that time.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the currency and the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Recently Issued Accounting Pronouncements (Pending Adoption)

In May 2014, the Financial Accounting Standards Board, or the FASB, issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance allows entities to apply either a full retrospective or modified retrospective transition method upon adoption. In July 2015, the FASB finalized a one-year delay of the revised guidance, although entities will be allowed to early adopt the guidance as of the original effective date. The new guidance will be effective in the Company’s 2018 fiscal year. The Company is currently evaluating the impact of the revised guidance on the consolidated financial statements and has not yet determined the method by which the Company will adopt the standard.

In February 2015, the FASB issued ASU 2015-02 Consolidation (Topic 810) — Amendments to the Consolidation Analysis. The new guidance applies to entities in all industries and provides a new scope exception to registered money market funds and similar unregistered money market funds. It makes targeted amendments to the current consolidation guidance and ends the deferral granted to investment companies from applying the variable interest entity, or VIE, guidance. The standard does not add or remove any of the characteristics that determine if an entity is a VIE. However, when decision-making over the entity’s most significant activities has been outsourced, the standard changes how a reporting entity assesses if the equity holders at risk lack decision making rights. Previously, the reporting entity would be required to determine if there is a single equity holder that is able to remove the outsourced decision maker that has a variable interest. The new standard requires that the reporting entity first consider the rights of all of the equity holders at risk. If the equity holders have certain rights that are deemed to give them the power to direct the entity’s most significant activities, then the entity does not have this VIE characteristic. The new standard also introduces a separate analysis specific to limited partnerships and similar entities for assessing if the equity holders at risk lack decision making rights. Limited partnerships and similar entities will be VIEs unless the limited partners hold substantive kick-out rights or participating rights. In order for such rights to be substantive, they must be exercisable by a simple majority vote (or less) of all of the partners (exclusive of the general partner and its related parties). A right to liquidate an entity is viewed as akin to a kick-out right. The guidance for limited partnerships under the voting model has been eliminated in conjunction with the introduction of this separate analysis, including the rebuttable presumption that a general partner unilaterally controls a limited partnership and should therefore consolidate it. A limited partner with a controlling financial interest obtained through substantive kick out rights would consolidate a limited partnership. The standard eliminates certain of the criteria that must be met for an outsourced decision maker or service provider’s fee arrangement to not be a variable interest. Under current guidance, a reporting entity first assesses whether it meets power and economics tests based solely on its own variable interests in the entity to determine if it is the primary beneficiary required to consolidate the VIE. Under the new standard, a reporting entity that meets the power test will also include indirect interests held through related parties on a proportionate basis to determine whether it meets the economics test and is the primary beneficiary on a standalone basis. The standard is effective for annual periods beginning after December 15, 2015. Early adoption is allowed, including in any interim period. The Company is currently evaluating the impact of the new guidance.

In April 2015, the FASB issued ASU 2015-03 Interest-Imputation of Interest (Subtopic 835-30). The guidance changes the presentation of debt issuance costs on the balance sheet. The amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not previously been issued. If the Company decides to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. The Company is currently evaluating the impact of the new guidance on the consolidated financial statements.

Properties

We acquire and operate commercial properties. All such properties may be acquired and operated by us alone or jointly with another party. Our portfolio of real estate properties was comprised of the following properties as of June 30, 2015:

Portfolio	Acquisition Date	Country	Number of Properties	Rentable Square Feet	Rented Square Feet	Remaining Lease Term(1)
Auchan	Dec. 2014	FR	1	152,235	152,235	8.1
Pole Emploi	Dec. 2014	FR	1	41,452	37,437	8
Veolia Water	Feb. 2015	US	1	70,000	70,000	10.5
Sagemcom	Feb. 2015	FR	1	265,309	265,309	8.6
NCR Dundee	Apr. 2015	UK	1	132,182	132,182	11.4
FedEx Freight	May 2015	US	1	68,960	68,960	8.2
DB Luxembourg	May 2015	LUX	1	156,098	156,098	8.5
Grupo Antolin	June 2015	US	1	111,798	111,798	10
ING Amsterdam	June 2015	NETH	1	509,369	509,369	10
Total			9	1,507,403	1,503,388	9.4

(1)	Remaining lease term in years as of June 30, 2015. If the portfolio has multiple properties with varying lease expirations, remaining lease term is calculated on a weighted-average basis.

Results of Operations

We were incorporated on April 23, 2014 and purchased our first property and commenced active operations on December 29, 2014.

Results of Operations for Three Months Ended June 30, 2015

Rental Income

Rental income was $3.0 million for the three months ended June 30, 2015. Rental income was driven by our properties held at December 31, 2014 and by the acquisition of five additional properties since March 31, 2015 with an aggregate base purchase price of $206.6 million.

Operating Expense Reimbursements

Operating expense reimbursements were $0.3 million for three months ended June 30, 2015. Our lease agreements generally require tenants to pay all property operating expenses, in addition to base rent. Operating expense reimbursements primarily reflect insurance costs incurred by us and subsequently reimbursed by the tenant.

Property Operating Expenses

Property operating expenses were $0.5 million for three months ended June 30, 2015. These costs primarily relate to insurance on our properties, which are generally reimbursable by the tenants.

Operating Fees and Participation to Affiliate

Our Advisor is entitled to asset management subordinated participations in connection with providing asset management services in the form of Class B Units, which will be forfeited unless certain conditions are met. During the three months ended June 30, 2015, the board of directors did not approve the issuance of Class B Units to the Advisor.

Our Service Provider and Property Manager are entitled to fees for the management of our properties. Property management fees are calculated as a percentage of gross revenues. During the three months ended June 30, 2015, property management fees were $0.1 million. The property manager elected to waive $15,000 of the property management fees for the three months ended June 30, 2015.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the three months ended June 30, 2015 were $13.0 million. These expenses are primarily related to acquisition fees, legal fees and other closing costs associated with our purchase of five properties with an aggregate purchase price of $206.6 million.

General and Administrative Expenses

General and administrative expenses of $0.5 million for the three months ended June 30, 2015 primarily included board member compensation, insurance expense, state taxes and professional fees.

Depreciation and Amortization Expense

Depreciation and amortization expense of $1.5 million for the three months ended June 30, 2015 related to our existing properties and acquisition of five properties since inception with an aggregate base purchase price of $206.6 million, as of the respective acquisition dates. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives.

Interest Expense

Interest expense of $2.1 million for the three months ended June 30, 2015 related to interest and amortization of deferred financing costs associated with our mortgage notes payable.

Loss on foreign currency

The loss on foreign currency for the three months ended June 30, 2015 of $0.3 million reflects the effect of movements in foreign currency exchange rates from the date of the deposit for a foreign property acquisition to the date of the relevant closing during the three months ended June 30, 2015.

Results of Operations for Six Months Ended June 30, 2015

Rental Income

Rental income was $4.0 million for the six months ended June 30, 2015. Rental income was driven by our properties held at December 31, 2014 and by the acquisition of 7 additional properties through June 30, 2015 with an aggregate base purchase price of $288.0 million.

Operating Expense Reimbursements

Operating expense reimbursements were $0.5 million for the six months ended June 30, 2015. Our lease agreements generally require tenants to pay all property operating expenses, in addition to base rent. Operating expense reimbursements primarily reflect insurance costs incurred by us and subsequently reimbursed by the tenant.

Property Operating Expenses

Property operating expenses were $0.7 million for six months ended June 30, 2015. These costs primarily relate to insurance on our properties, which are generally reimbursable by the tenants.

Operating Fees and Participation to Affiliate

Our Advisor is entitled to asset management subordinated participations in connection with providing asset management services in the form of Class B Units, which will be forfeited unless certain conditions are met. During the six months ended June 30, 2015, the board of directors approved the issuance of 13,247 Class B Units to the Advisor based upon $22.50 per unit.

Our Service Provider and Property Manager are entitled to fees for the management of our properties. Property management fees are calculated as a percentage of gross revenues. During the six months ended June 30, 2015, property management fees were $0.1 million. The property manager elected to waive $19,000 of the property management fees for the six months ended June 30, 2015.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the six months ended June 30, 2015 were $20.2 million. These expenses are primarily related to acquisition fees, legal fees and other closing costs associated with our purchase of 7 properties with an aggregate purchase price of $288.0 million.

General and Administrative Expenses

General and administrative expenses of $0.8 million for the six months ended June 30, 2015 primarily included board member compensation, insurance expense, state taxes and professional fees.

Depreciation and Amortization Expense

Depreciation and amortization expense of $2.0 million for the six months ended June 30, 2015 related to our existing properties and acquisition of 7 properties since inception with an aggregate base purchase price of $288.0 million, as of the respective acquisition dates. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives.

Interest Expense

Interest expense of $2.9 million for the six months ended June 30, 2015 related to interest and amortization of deferred financing costs associated with our mortgage notes payable.

Loss on foreign currency

The loss on foreign currency for the six months ended June 30, 2015 of $0.7 million reflects the effect of movements in foreign currency exchange rates from the date of the deposit for a foreign property acquisition to the date of the relevant closing during the six months ended June 30, 2015.

Cash Flows for Six Months Ended June 30, 2015

The level of cash flows used in operating activities is affected by the amount of acquisition and transaction related costs incurred, as well as the receipt of scheduled rent payments. During the six months ended June 30, 2015, cash flow used in operating activities was $12.7 million. Cash flows used in operating activities during the six months ended June 30, 2015 reflects a net loss of $23.0 million adjusted for non-cash items of $1.2 million (primarily amortization of deferred financing costs, amortization of above/below-market lease assets and share based compensation) and prepaid expenses and other assets of $1.1 million. This net uses of cash was offset by increase in accounts payable and accrued expenses of $6.1 million.

The net cash used in investing activities during the six months ended June 30, 2015 of $66.1 million related to the acquisition of 7 properties with an aggregate purchase price of $288.0 million.

Net cash provided by financing activities of $147.0 million during the six months ended June 30, 2015, consisted primarily of proceeds from the issuance of common stock of $192.6 million. These cash flows were partially offset by payments related to offering costs of $23.6 million.

Results of Operations for Period from April 23, 2014 (date of inception) to December 31, 2014

Rental Income

Rental income was $20,000 for the period from April 23, 2014 (date of inception) to December 31, 2014. Rental income was driven by our acquisition and operation of two properties on December 31, 2014 with an aggregate base purchase price of $33.8 million, comprising 0.2 million rentable square feet which were 97.9% leased on a weighted-average basis during the period.

Operating Expense Reimbursements

For the period from April 23, 2014 (date of inception) to December 31, 2014 we had not incurred operating expense reimbursements. Pursuant to certain of our lease agreements, tenants are required to reimburse us for certain property operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.

Property Operating Expenses

For the period from April 23, 2014 (date of inception) to December 31, 2014 we had not incurred property operating expenses. These costs generally relate to ground lease rent and real estate taxes on our properties.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the period from April 23, 2014 (date of inception) to December 31, 2014 were $1.9 million. These expenses related to acquisition fees, legal fees and other closing costs associated with our purchase of two properties with an aggregate purchase price of $33.8 million.

General and Administrative Expenses

General and administrative expenses of $0.5 million for the period from April 23, 2014 (date of inception) to December 31, 2014 primarily included board member compensation, insurance expense, state taxes and professional fees.

Depreciation and Amortization Expense

For the period from April 23, 2014 (date of inception) to December 31, 2014 we had not incurred depreciation expenses relating to the properties acquired since we commenced active operations on December 29, 2014.

The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over their estimated useful lives.

Interest Expense

Interest expense for the period from April 23, 2014 (date of inception) to December 31, 2014 of $6,000 related to interest and amortization of deferred financing costs associated with our mortgage notes payable.

Loss on foreign currency

Loss on foreign currency for the period from April 23, 2014 (date of inception) to December 31, 2014 of $54,000 related to income earned on our investments in redeemable preferred stock and senior notes.

Cash Flows for Period from April 23, 2014 (date of inception) to December 31, 2014

The level of cash flows used in operating activities is affected by the amount of acquisition and transaction related costs incurred, as well as the receipt of scheduled rent payments. During the period from April 23, 2014 (date of inception) to December 31, 2014, cash flow used in operating activities was $2.8 million. Cash flows used in operating activities during the period from April 23, 2014 (date of inception) to December 31, 2014 reflects a net loss of $2.5 million adjusted for non-cash items of $7,000 (primarily amortization of deferred financing costs and share based compensation) and prepaid expenses and other assets of $0.5 million. This net uses of cash was offset by increase in accounts payable and accrued expenses of $1.5 million.

The net cash used in investing activities during the period from April 23, 2014 (date of inception) to December 31, 2014 of $22.0 million related to the acquisition of two properties with an aggregate purchase price of $33.8 million.

Net cash provided by financing activities of $26.1 million during the period from April 23, 2014 (date of inception) to December 31, 2014, consisted primarily of proceeds from the issuance of common stock of $31.3 million. These cash flows were partially offset by payments related to offering costs of $4.4 million.

Liquidity and Capital Resources

We are offering and selling to the public in our IPO up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share (including the maximum allowed to be charged for commissions and fees), on a “reasonable best efforts” basis, pursuant to the Registration Statement. We also are offering up to 26.3 million shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Beginning with the NAV pricing date, the per share purchase price in the IPO will vary quarterly and will be equal to the NAV per share, as determined by the Advisor, plus applicable commissions and fees and the per share purchase price in the DRIP will be equal to the NAV per share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On October 17, 2014, the Company received and accepted subscriptions in excess of $2.0 million of common stock, broke escrow and issued shares of its common stock to its initial investors. The Company purchased its first property and commenced active operations on December 29, 2014. As of June 30, 2015, the Company had 9,152,328 shares of common stock outstanding, including shares issued under the DRIP. Total gross proceeds from these issuances were $226.4 million, including proceeds from shares issued under the DRIP.

The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. We have not entered into any additional purchase and sale agreements, and there can be no assurance that we will acquire a specific property or other asset. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of our offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. The Advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. The board of directors will review the amount and sources of liquid assets on a quarterly basis.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

As of June 30, 2015, we had cash and cash equivalents of $69.6 million. Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our offering. We intend to acquire our assets with cash borrowing from our line of credit and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in the OP.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of our offering and once we have invested substantially all the proceeds of our offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, the deferral, suspension and/or waiver of fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing lines of credit, proceeds from the sale of properties and undistributed cash flow. We have not identified any sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company’s net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. The company believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, the company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the company’s operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the company believes that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Management believes these fees and expenses do not affect the company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, the company believes that non-listed REITs are unique in that they have targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, the company’s board of directors, in consultation with the company’s management, may determine that it is in the best interests of the company to begin the process of considering alternatives with respect to a liquidity event (i.e., listing of its common stock on a national exchange, a merger or sale of the company or another similar transaction) at such time during our offering stage as our board of directors can reasonably determine that all of the securities in this offering will be sold within a reasonable time period (i.e. three to six months). Thus, the company will not continuously purchase assets. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the company believes to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to the company’s net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate with targeted exit strategy, as currently intended. The company believes that, because MFFO excludes costs that the company considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect the company’s operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of the company’s operating performance after the period in which the company is acquiring its properties and once the company’s portfolio is stabilized. By providing MFFO, the company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the company’s operating performance after the company’s offering has been completed and the company’s properties have been acquired. The company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the company believes MFFO is useful in comparing the sustainability of the company’s operating performance after the company’s offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the company’s operating performance after the offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the company’s operating performance during the periods in which properties are acquired.

The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the company, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact the company’s operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the company. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the company views fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. The Company views both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While the company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review all its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the company’s operations, the company believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

The company’s management uses MFFO and the adjustments used to calculate it in order to evaluate the company’s performance against other non-listed REITs which have short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate in this manner. The company believes that its use of MFFO and the adjustments used to calculate it allow the company to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the company believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the company’s performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of the company’s performance. MFFO has limitations as a performance measure in an offering such as this offering (unless and until we calculate NAV prior to the close of this offering) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and the company would have to adjust its calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the period indicated:

(In thousands)	Three Months Ended		Six Months Ended June 30, 2015
	March 31, 2015	June 30, 2015
Net loss (in accordance with GAAP)	$(8,219)	$(14,790)	$(23,009)
Depreciation and amortization	482	1,535	2,017
FFO (as defined by NAREIT)	(7,737)	(13,255)	(20,992)
Acquisition fees and expenses(1)	7,165	13,028	20,193
Amortization of above/below market leases and liabilities, net(2)	55	32	87
Straight-line rent(3)	(4)	(150)	(154)
Losses on foreign currency(4)	468	277	745
Losses on derivatives	—	48	48
Losses on hedging instruments deemed ineffective	—	82	82
MFFO	$(53)	$62	$9

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(4)	Represents components of net loss primarily resulting from the changes in exchange rates related to the time deposits on acquisitions are made and the related acquisition is consummated. We have excluded these changes in value from our evaluation of our operating performance and MFFO because such adjustments may not be reflective of our ongoing performance.

Distributions

On October 22, 2014, the board of directors authorized, and the Company declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.0048630137 per day, based on a per share price of $25.00. Distributions began to accrue on November 1, 2014 and will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured. The first distribution payment was made on December 1, 2014. We intend to accrue and pay distributions on a regular basis. We intend to fund such distributions from cash flow from operations, however, we may have insufficient cash flow from operations available for distributions until we make substantial investments and we can give no assurance that we will pay distributions solely from our cash flow from operations during the early stages of our operations or at any point in the future. In the event that our cash flow from operations is not sufficient to fully fund our distributions, our organizational documents permit us to pay distributions from any source, including loans, offering proceeds and our Advisor’s advances and deferral of fees and expenses reimbursements. We have not established a limit on the amount of proceeds we may use from the IPO to fund distributions. Our board of directors will determine the amount of the distributions to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code of 1986, or the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and excluding net capital gains.

The following table shows the sources for the payment of distributions to common stockholders for the period indicated:

	Three Months Ended				Six Months Ended
	March 31, 2015		June 30, 2015		June 30, 2015
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:(1)
Distributions paid in cash	$426		$1,359		1,785
Distributions reinvested pursuant to the DRIP	254		951		1,205
Total distributions	$680		$2,310		$2,990
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—%	$—	—%	$—	—%
Offering proceeds from issuance of common stock	426	62.6%	1,359	58.8%	1,785	59.7%
Proceeds received from common stock issued under the DRIP	254	37.4%	951	41.2%	1,205	40.3%
Total sources of distribution coverage	$680	100.0%	$2,310	100.0%	$2,990	100.0%
Cash flows used in operations (GAAP basis)(2)	$(5,852)		$(6,843)		$(12,695)
Net loss (in accordance with GAAP)	$(8,219)		$(14,790)		$(23,009)

(1)	Distributions amounts for the period indicated above excludes distributions related to unvested restricted stock and Class B units. No distributions related to unvested restricted stock and Class B units were paid for the six months ended June 30, 2015.
(2)	Cash flows used in operations for the six months ended June 30, 2015 reflects acquisition and transaction related expenses of $20.2 million.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from April 23, 2014 (date of inception) to June 30, 2015:

(In thousands)	For the Period from April 23, 2014 (date of inception) to June 30, 2015
Distributions:(1)
Distributions paid to common stockholders in cash	$1,844
Distributions paid to common stockholders pursuant to DRIP	1,233
Vested restricted stockholders in cash	9
Total distributions paid	$3,086
Reconciliation of net loss:
Revenues	$4,524
Acquisition and transaction-related expenses	(22,111)
Depreciation and amortization	(2,017)
Other operating expenses	(2,048)
Income tax benefit	21
Other non-operating expenses	(3,832)
Net loss (in accordance with GAAP)(2)	$(25,463)

(1)	Distributions amounts for the periods indicated above exclude distributions related to unvested restricted stock and Class B units. No distributions related to unvested restricted stock and Class B units were paid for the period from April 23, 2014 (date of inception) to June 30, 2015.
(2)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Dilution

Our net tangible book value per share is based on balance sheet amounts and is calculated as (1) total book value of our assets less the net value of intangible assets and goodwill, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding as of June 30, 2015. This calculation assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect, among other things, accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of June 30, 2015, our net tangible book value per share was $9.32. The offering price of shares under the primary portion of our IPO (ignoring purchase price discounts for certain categories of purchasers) was $25.00 per share and $23.75 per common share under our DRIP.

Our offering price was not established on an independent basis and was not based on the actual or projected net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount our stockholder would receive per share if we were to liquidate at this time.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreements stipulate that we comply with specific reporting covenants. As of June 30, 2015, we were in compliance with the debt covenants under our loan agreements.

Foreign Currency Translation

Our reporting currency is the U.S. dollar. The functional currency of the our foreign operations is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries (including intercompany balances for which settlement is not anticipated in the foreseeable future) are translated at the spot rate in effect at the applicable reporting date. The amounts reported in the consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive earnings (loss) in the consolidated statements of equity.

Contractual Obligations

The following is a summary of our contractual obligations as of June 30, 2015:

(In thousands)	Total	July 1, 2015 – December 31, 2015	Years Ended December 31,		Thereafter
			2016 – 2017	2018 – 2019
Principal on mortgage notes payable(1)	$215,324	$24,407	$46,695	$55,470	$88,752
Interest on mortgage notes payable(2)	15,215	3,494	6,813	4,389	519
Principal on credit facility(1)	17,658	—	17,658	—	—
Interest on credit facility(2)	745	181	564	—	—
Total(3)(4)	$248,942	$28,082	$71,730	$59,859	$89,271

(1)	Amounts in the table above that relate to our foreign operations are based on the exchange rate of the local currencies at June 30, 2015, which consisted primarily of the Euro. At June 30, 2015, we had no material capital lease obligations for which we were the lessee, either individually or in the aggregate.
(2)	Interest on debt obligations was calculated using the applicable annual interest rates and balances outstanding at June 30, 2015.
(3)	Derivative payments are not included in this table due to the uncertainty of the timing and amounts of payments. Additionally, as derivatives can be settled at any point in time, they are generally not considered long-term in nature.
(4)	Ground lease rental payments due are not included in this table as the Company’s one ground lease which is related to ING Amsterdam property is prepaid through 2050.

Election as a REIT

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2015. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to operate in such a manner to qualify for taxation as a REIT for U.S. federal income tax purposes, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT for U.S. federal income tax purposes. In order to qualify and continue to qualify for taxation as a REIT for U.S. federal income tax purposes, we must, among other things, distribute annually at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain federal, state, local and foreign taxes on our income and assets, including alternative minimum taxes, taxes on any undistributed income and state, local or foreign income, franchise, property and transfer taxes. Any of these taxes decrease our earnings and our available cash.

In addition, our international assets and operations, including those designated as direct qualified REIT subsidiaries or other disregarded entities of a REIT, continue to be subject to taxation in the foreign jurisdictions where those assets are held or those operations are conducted.

Inflation

We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of our sponsor, whereby we have paid or may in the future pay certain fees or reimbursements to our Advisor or its affiliates and entities under common control with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 10 — Related Party Transactions to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of June 30, 2015 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Global Trust II, Inc. — Both we and our advisor are recently-formed entities with limited operating history. The prior performance of programs sponsored by affiliates of our sponsor should not be used to predict our future results.” The information summarized below is current as of December 31, 2014 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2014, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. In addition, we will provide upon request and without charge, the more detailed information in Part II. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2014, affiliates of advisor have sponsored 21 public programs, 19 of which had raised funds as of December 31, 2014. From August 2007 (inception of the first public program) to December 31, 2014, ARCT, ARCT III, ARCT IV, PECO, ARC HT, AFIN, NYRT, ARC DNAV, GNL, ARCP, ARC RCA, HTI, PECO II, RFT, ARC HOST, UDF V, ARC Global II and ARC NYCR had raised $20.1 billion from 363,326 investors in public offerings. The public programs purchased 4,869 properties with an aggregate purchase price of $25.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico, Finland, France, Germany and the United Kingdom. ARC RCA II and ARC NYCR II had not raised any funds as of December 31, 2014.

The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as several European countries based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.8%
Alaska	0.0%
Arizona	1.3%
Arkansas	0.7%
California	5.2%
Colorado	1.5%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Finland	0.3%
Florida	6.4%

State/Possession/Country	Purchase Price %
France	0.1%
Georgia	4.7%
Germany	1.1%
Idaho	0.2%
Illinois	5.2%
Indiana	2.6%
Iowa	1.4%
Kansas	1.2%
Kentucky	1.5%
Louisiana	1.0%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.9%
Michigan	3.1%
Minnesota	1.4%
Mississippi	1.1%
Missouri	2.5%
Montana	0.1%
Nebraska	0.4%
Netherlands	0.3%
Nevada	0.6%
New Hampshire	0.2%
New Jersey	3.0%
New Mexico	0.6%
New York	13.2%
North Carolina	2.9%
North Dakota	0.2%
Ohio	3.5%
Oklahoma	1.0%
Oregon	0.6%
Pennsylvania	4.7%
Puerto Rico	0.3%
Rhode Island	0.6%
South Carolina	2.0%
South Dakota	0.1%
Tennessee	1.8%
Texas	7.7%
United Kingdom	1.9%
Utah	0.3%
Vermont	0.1%
Virginia	2.1%
Washington	1.1%
West Virginia	0.4%
Wisconsin	1.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Manufacturing	0.2%
Auto Retail	0.8%
Auto Services	0.4%
Automation	0.1%
Automotive Parts Manufacturing	0.1%
Automotive Parts Supplier	0.3%
Biotechnology	0.1%
Casual Dining	2.8%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	3.8%
Contract Research	0.0%
Discount Retail	4.5%
Distribution	1.0%
Diversified Industrial	0.5%
Education	0.1%
Electronics	0.0%
Energy	0.5%
Family Dining	1.6%
Financial Services	2.7%
Fitness	0.1%
Foot Apparel	0.1%
Freight	4.0%
Gas/Convenience	1.0%
Government Services	1.8%
Haircare Services	0.0%
Healthcare	19.3%
Heavy Equipment	0.1%
Home Décor	0.2%
Home Maintenance	1.3%
Hospitality	0.1%
Hotel	1.0%
Information and communications	0.1%
Insurance	2.1%
Jewelry	0.3%
Manufacturing	0.5%
Marine Products	0.0%
Marketing	0.1%
Media	0.1%
Medical Office	0.1%
Metal Processing	0.1%
Motor Cycle	0.0%

Industry	Purchase Price %
Office	9.0%
Oil/Gas	0.2%
Packaging	0.1%
Packaging Goods	0.1%
Parking	0.1%
Personal services	0.0%
Petroleum Services	0.0%
Pharmaceuticals	0.5%
Pharmacy	4.6%
Printing Services	0.0%
Professional Services	0.3%
Publishing	0.1%
Quick Service Restaurant	4.9%
Refrigerated Warehousing	0.7%
Residential	0.1%
Restaurant	0.7%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.1%
Retail	13.1%
Retail – Department Stores	0.7%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.0%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.0%
Retail Banking	4.8%
Retail Food Distribution	0.3%
Specialty Retail	1.6%
Storage Facility	0.0%
Supermarket	1.7%
Technology	1.2%
Telecommunications	0.7%
Transportation	0.0%
Travel Centers	0.0%
Utilities	0.7%
Waste Management	0.0%
100.0%

The purchased properties were 24.8% new and 75.2% used, based on purchase price. As of December 31, 2014, four properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of July 31, 2015, NYRT had 162.5 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of July 31, 2015, NYRT had total real estate-related assets, at cost, of $2.4 billion, comprised of 23 properties. As of June 30, 2015, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.8 million for acquisition and transaction-related costs related to its portfolio of properties. On August 26, 2015, the closing price per share of NYRT was $9.55.

Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT Inc., or PECO I, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO I was incorporated as Phillips Edison —  ARC Shopping Center REIT, Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO I filed its registration statement with the SEC, which became effective on August 12, 2010. PECO I invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of July 31, 2015, PECO I had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 185.0 million shares of common stock in its public offering and $120.4 million from its dividend reinvestment plan. As of July 31, 2015, PECO I had acquired 147 properties and had total real estate investments at a cost of $2.2 billion. As of June 30, 2015, PECO I had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $45.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs related to its portfolio of properties. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of July 31, 2015, ARC RCA had received aggregate gross proceeds of $954.6 million, which includes the sale of 92.3 million shares in its public offering and $35.9 million from its distribution reinvestment plan. As of July 31, 2015, ARC RCA owned 29 properties with an aggregate purchase price of $938.2 million. As of June 30, 2015, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $17.8 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of July 31, 2015, ARC DNAV had received aggregate gross proceeds of $25.1 million, which includes the sale of 2.5 million shares in its public offering and $1.6 million from its distribution reinvestment plan. As of July 31, 2015, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of June 30, 2015, ARC DNAV had incurred, cumulatively to that date, $7.8 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of June 30, 2015, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.5 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on Februrary 11, 2015. On July 30, 2015, the board of directors of ARC DNAV approved a Plan of Liquidation to sell all or substantially all of ARC DNAV’s and its operating partnership’s assets, and to liquidate and dissolve ARC DNAV and its operating partnership. Implementation of the Plan of Liquidation is contingent upon stockholder approval.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

VEREIT, Inc.

VEREIT, Inc., formerly known as American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV’s stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

Global Net Lease, Inc.

Global Net Lease, Inc., or GNL, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. GNL was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, GNL filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of July 31, 2015, GNL had received aggregate gross proceeds of $1.6 billion which includes the sale of 168.8 million shares in its public offering and $74.8 million from its distribution reinvestment plan. As of July 31, 2015, GNL owned 312 properties with an aggregate base purchase price of $2.4 billion. As of June 30, 2015, GNL had incurred, cumulatively to that date, $188.1 million in offering costs for the sale of its common stock and $92.8 million for acquisition costs related to its property acquisitions. The GNL public offering terminated on June 30, 2014. On June 2, 2015, GNL listed its common stock on the NYSE under the symbol “GNL,” or the GNL Listing. In connection with the GNL Listing, GNL commenced an offer to purchase up to 11.9 million shares of its common stock at a price equal to $10.50 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on June 29, 2015 and GNL purchased 11.9 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of approximately $125.0 million, excluding fees and expenses relating to the offer. As of July 6, 2015, GNL had 168.9 million shares of GNL common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. On August 26, 2015, the closing price per share of GNL was $8.27.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion, which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

Healthcare Trust, Inc.

Healthcare Trust, Inc., or HTI, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. HTI was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, HTI filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of July 31, 2015, HTI received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.7 million shares in its public offering and $88.4 million from its distribution reinvestment plan. As of July 31, 2015, HTI owned 146 properties with an aggregate purchase price of $1.9 billion. As of June 30, 2015, HTI had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $39.5 million for acquisition costs related to its portfolio of properties. The HTI public offering terminated on November 17,

2014. On March 18, 2015, HTI announced its intention to list its common stock on a national exchange under the symbol “HTI”. On August 10, 2015, HTI filed articles of amendment to change its name to Healthcare Trust, Inc.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of July 31, 2015, RFT had total of 25.9 million shares of its common stock outstanding. As of July 31, 2015, the aggregate gross proceeds from the sale of common stock in its public offering, including DRIP, was approximately $643.6 million. As of July 31, 2015, RFT had real estate mortgage debt investments with a par value of approximately $988.2 million.

American Finance Trust, Inc.

American Finance Trust, Inc., or AFIN, formerly known as American Realty Capital Trust V, Inc., a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. AFIN was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, AFIN filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of July 31, 2015, AFIN received aggregate gross proceeds of $1.6 billion which includes the sale of 61.5 million shares in its public offering and $116.2 million from its distribution reinvestment plan. As of July 31, 2015, AFIN owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of June 30, 2015, AFIN had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $50.0 million for acquisition costs related to its portfolio of properties. The AFIN public offering terminated in October 2013. On April 20, 2015, AFIN announced that its board of directors approved a revision to AFIN’s Investment Objectives and Acquisition and Investment Policies pursuant to which AFIN expects to focus its new investment activity on originating and acquiring first mortgage and other commercial real estate-related debt investments across all major commercial real estate sectors, while continuing to maintain, and selectively invest in additions to, its existing portfolio of net leased commercial real estate properties.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2014. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of July 31, 2015, PECO II had received aggregate gross proceeds of $1.0 billion from the sale of 40.4 million shares in its public offering and 21.3 million from its distribution reinvestment plan. As of July 31, 2015, PECO II owned 36 properties at an aggregate purchase price of $643.9 million. As of June 30, 2015, PECO II had incurred, cumulatively to that date, $106.6 million in offering costs for the sale of its common stock and $9.1 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of July 31, 2015, ARC HOST received aggregate gross proceeds of $671.0 million, which includes the sale of 26.6 million shares in its public offering and $9.1 million from its distribution reinvestment plan. As of July 31, 2015, ARC HOST owned or had an interest in 122 properties at an aggregate purchase price of $1.9 billion. As of June 30, 2015, ARC HOST had incurred, cumulatively to that date, $75.7 million in offering costs for the sale of its common stock and $49.3 million in acquisition costs related to its portfolio of properties.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by the parent of our sponsor. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of July 31, 2015, ARC NYCR received aggregate gross proceeds of $735.9 million, which includes the sale of 29.0 million shares in its public offering and $15.3 million from its distribution reinvestment plan. As of July 31, 2015, ARC NYCR owned five properties at an aggregate purchase price of $507.5 million. As of June 30, 2015, ARC NYCR had incurred, cumulatively to that date, $81.8 million in offering costs for the sale of its common stock and $12.1 million for acquisition costs related to its portfolio of properties.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland real estate investment trust, is the seventeenth publicly offered REIT sponsored by American Realty Capital and is co-sponsored by UDF Holdings, L.P. UDF V was formed on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of July 31, 2015, UDF V had received aggregate gross proceeds of $34.5 million, which includes 1.7 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of July 31, 2015, UDF V had made six real estate mortgage debt investments with a total carrying value of $37.9 million. As of June 30, 2015, UDF V had incurred, cumulatively to that date, $7.2 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of July 31, 2015, ARC HT III received aggregate gross proceeds of $105.8 million, which includes the sale of 4.3 million shares and $0.4 million from its distribution reinvestment plan. As of July 31, 2015, ARC HT III owned five properties with an aggregate purchase price of $20.9 million. As of June 30, 2015, ARC HT III had incurred, cumulatively to that date, $11.2 million in offering costs for the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015 or its first year of material operations. On June 6, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of July 31, 2015, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of July 31, 2015, ARC RCA II had not acquired any properties. As of June 30, 2015, ARC RCA II had incurred, cumulatively to that date, $3.6 million in offering costs for the sale of its common stock.

American Realty Capital New York City REIT II, Inc.

American Realty Capital New York City REIT II, Inc., or ARC NYCR II, a Maryland corporation, is the twenty first publicly offered REIT sponsored by American Realty Capital. ARC NYCR II was incorporated on July 1, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015 or its first year of material operations. On February 17, 2015, ARC NYCR II filed its registration statement with the SEC, which was declared effective by the SEC on May 14, 2015. As of July 31, 2015, ARC NYCR II received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of July 31, 2015, ARC NYCR II has not acquired any properties. As of June 30, 2015, ARC NYCR II had incurred, cumulatively to that date, $1.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of July 31, 2015, BDCA had raised gross proceeds of $1.9 billion which includes the sale of 167.2 million shares in its public offering and $101.8 million from its distribution reinvestment plan. As of July 31, 2015, BDCA’s investments, at amortized cost, were $2.4 billion. As of June 30, 2015, BDCA had incurred, cumulatively to that date, $179.7 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of July 31, 2015, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of July 31, 2015, BDCA II had made no investments. As of June 30, 2015, BDCA II had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Energy Capital Partners — Energy Recovery Program, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners — Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of July 31, 2015, AERP had raised gross proceeds of $10.4 million which includes the sale of 0.5 million shares in its public offering. As of July 31, 2015, AERP had made no investments. As of June 30, 2015, AERP had incurred, cumulatively to that date, $4.6 million in offering costs relating to the sale of its limited partner interests.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through June 30, 2015, American Realty Capital has sponsored the following 22 other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, GNL, ARCT IV, HTI, AFIN, RFT, BDCA, UDF V, PECO II, ARC HOST, ARC Global II, ARC NYCR, ARC NYCR II, ARC RCA II, and BDCA II.

Of these 22 public programs, each disclosed in their respective prospectus a date or time period for a liquidity event. As of June 30, 2015, the following six of the 22 public programs listed above have engaged in a liquidity event through the listing of their common stock on a national securities exchange or through merging with a company already listed on a national securities exchange: ARCT, ARC HT, NYRT, ARCT III, GNL and ARCT IV. In addition, AFIN and HTI have publicly announced their intention to list on a national stock exchange.

The remaining 4 public programs listed below have not yet reached the disclosed time limit in which they have to engage in a liquidity event through the listing of their common stock on a national securities exchange or to engage in some other type of liquidity event: PECO, ARC DNAV, RFT, ARC RCA, PECO II, BDCA, ARC HOST, ARC RCA II, ARC NYCR, ARC NYCR II, BDCA II, UDF V and ARC Global II.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

GNL was a non-traded REIT until June 2015, when it listed its common stock on the New York Stock Exchange. GNL’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, GNL achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC RCA and ARC DNAV, ARC NYCR and BDCA have each completed their primary offering stages, and ARC Global II, RFT, BDCA II, PECO II, UDF V and ARC HOST are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP’s former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor’s business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chairman of our board of directors until his resignation on December 29, 2014. This individual is one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are available at the internet site maintained by the SEC, www.sec.gov. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock.

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2015. Furthermore, we intend to continue operating as a REIT so long as our board determines that REIT qualification remains in our best interest. However, there can be no assurance that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended December 31, 2014, or our first year of material operations we have been organized in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, there can be no assurance that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See section entitled “— REIT Qualification Tests — Prohibited Transactions” in this prospectus.
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while the conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a taxable REIT subsidiary, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests” below.

Ownership of Interests in taxable REIT subsidiaries.  We may own an interest in one or more taxable REIT subsidiary and may acquire securities in taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio are not satisfied, a taxable REIT subsidiary generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more taxable REIT subsidiaries. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet the requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments, provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT's treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the

Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see section entitled “— Characterization of Property Leases” below) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. We may acquire commercial mortgage backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, OID and market discount from our CMBS will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% Gross Income Test and 95% Gross Income Test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income.  We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the Gross Income Tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% Gross Income Test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% Gross Income Test and 95% Gross Income Test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% Gross Income Test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% Gross Income Test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% Gross Income Test and 95% Gross Income Test.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. However, we may establish a taxable REIT subsidiary in order to engage on a limited basis in acquiring and promptly reselling short and medium term net lease assets for immediate gain. The gross income generated by our taxable REIT subsidiary would not be included in our gross income. However, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See section entitled “— Ownership of Interests in Taxable REIT Subsidiaries” below.

Characterization of Property Leases

We intend to acquire and own commercial properties subject to net leases. We intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, there can be no assurance that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends, qualified dividend income) will be ordinary income.

Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other non-corporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  New U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through our distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences to of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than

50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. However, it is not anticipated that our common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally will apply to payments of dividends on our common stock made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Plan.  Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “— Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A redemption of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an IRA or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Commencing with the NAV pricing date, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will be responsible for calculating our quarterly NAV on the day on which we make our quarterly financial filing. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investigating freestanding single-tenant properties net leased to investment grade or other credit worthy tenants, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL or Maryland law, as well as our charter and bylaws. The following summary of the terms of our stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock at $0.01 par value per share and 50,000,000 shares are classified as preferred stock at $0.01 par value per share. As of July 31, 2015, 10,208,033 shares of our common stock were issued and outstanding, held by 5,282 stockholders, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. Our charter requires that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Global Trust II, Inc.” in this prospectus.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms and conditions of redemption of each class of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that a majority of holders of shares of our outstanding stock entitled to vote generally in the election of directors present in person or by proxy at a meeting at which a quorum is present, can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

An annual meeting of our stockholders is held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to stockholders, at least 30 days after delivery of our annual report to our stockholders. The directors, including the independent directors, must take reasonable steps to ensure that such notice is provided. The purpose of each annual meeting is to elect directors and to transact any other business. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman of the board, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The written request must state the purpose(s) of the meeting and the matters to be acted upon. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held at the time and place specified in the notice not less than 15 or more than 60 days after the distribution of the notice. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request in connection with matters relating to stockholders’ voting rights, the exercise of stockholders rights under federal proxy laws or other matters as permitted under the MGCL or other applicable law. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives must also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

If we do not begin the process of achieving a Liquidity Event by the sixth anniversary of the termination of this offering, our charter requires that our board of directors seek stockholder approval of a proposal for our orderly liquidation of our portfolio; provided, however, that the adoption of the liquidation proposal and the submission thereof to our stockholders may be postponed if a majority of our directors, including a majority of our independent directors, determines that a liquidation is not then in the best interest of our stockholders. If the adoption of the liquidation proposal and the submission thereof to our stockholders is postponed, our board of directors must reconsider whether the liquidation is in the best interest of the stockholders at least annually and further postponement of the adoption of the liquidation proposal and the submission thereof to our stockholders will be permitted only if a majority of our directors, including a majority of our independent directors, again determines that a liquidation would not then be in the best interest of the stockholders. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding common shares, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT.

Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);
•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise result in our disqualification as a REIT.

Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with the provisions described in “— Tender Offers” below unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by the board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions that have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing limitations will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limitation does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a written notice stating the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

On October 22, 2014, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.0048630137 per day, based on a price of $25.00 per share of common stock. The distributions began to accrue on November 1, 2014 and will be payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution; requirements of Maryland law; and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. Our board of directors may reduce the amount of distributions paid or suspend distribution payments. There is no assurance that we will continue paying distributions at the current rate or on the current schedule, if at all.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. See section entitled “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the distribution reinvestment plan, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may acquire any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships, provided that the number is not fewer than three nor greater than ten.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity, or Roll-up Entity, that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act, and comparable provisions under state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously, or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the common stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Additionally, if such a non-complying tender offer is made, the stockholder subject to such tender offer shall first offer such shares to us at the tender offer price.

Rights of Objecting Stockholders

Under the MGCL, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of a majority of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least three to six years after the termination of the offering. If listing our shares of common stock is not feasible, our board may decide to:

•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;
•	continue our business and evaluate a listing of our shares of common stock at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to the board and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;
•	by or at the direction of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
º	ninety days prior to the special meeting; or
º	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our stockholders may elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all the shares allocated to the plan through the reinvestment of distributions. We also may offer shares pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. Any shares issued pursuant to our distribution reinvestment plan are subject to registration and renewal in any state in which such shares are offered.

No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan must notify the reinvestment agent if any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent mails to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our REIT taxable income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount.

Until such time as we calculate NAV, we will sell shares pursuant to the distribution reinvestment plan at $23.75 per share until we calculate NAV, participants in the distribution reinvestment plan will be treated as having received a distribution of $25.00 for each $23.75 reinvested by them under the distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

The IRS has provided guidance that a discount on the price of stock purchased under a distribution reinvestment program will not result in the payment of a preferential dividend if such discount does not exceed 5% of the fair market value of the stock. However, the fair market value of our share of common stock for U.S. federal income tax purposes is unclear. Initially, the per share price for our common stock pursuant to our distribution reinvestment plan will be $23.75, which is 95.0% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). It is unclear whether the fair market value of a share of our common stock for U.S. federal income tax purposes is equal to the $25.00 offering price or some lesser amount. It is our intention that the per share price of $23.75 pursuant to our distribution reinvestment plan does not result in a discount of more than 5% from the fair market value of a share of our common stock. In fact, it is possible that a participant in our distribution reinvestment plan who pays $23.75 per share could be paying more than fair market value for a share. Further, commencing with the NAV pricing date, the per share price for our common stock pursuant to our distribution reinvestment plan will be equal to the per share NAV (and does not include selling commissions or the dealer manager fee). If we extend the primary offering past the NAV pricing date, the shares will be offered at the per share NAV plus selling commissions and the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our distribution reinvestment plan at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” for a discussion of preferential dividends.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of or suspend our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the REIT. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. We do not currently anticipate obtaining appraisals for our investments other than in connection with our NAV calculation or investments in transactions with our sponsor, our advisor, our directors or their respective affiliates. The NAV of our investments will not represent the amount of net proceeds that would result from an immediate sale of our assets. Beginning with the NAV pricing date, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. In connection with the NAV calculation, our independent valuer will perform appraisals of our properties as set forth in the valuation guidelines. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to the NAV pricing date, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program are limited or described below and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisals of our real estate assets prepared by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated fees and distributions payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock repurchased.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year.

Following the NAV pricing date, there will be no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through the DRIP and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the time that we begin calculating NAV, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Following the NAV pricing date, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share, if repurchased before the NAV pricing date, or the then-current NAV of the shares as determined by our board of directors, if repurchased after the NAV pricing date (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon thirty days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our sub-property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if and when our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under applicable state securities laws or otherwise issued in compliance with exemptions from the registration provisions of these laws.

Repurchase requests made by the special limited partner or its affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ repurchase requests for such quarter have been accepted and (3) if such repurchases do not cause total repurchases for a calendar year to exceed 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of becoming a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Charter and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our charter requires us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders. The purpose of each annual meeting is to elect directors and to transact any other business. The chairman of the board, the chief executive officer, the president, a majority of the directors or a majority of the independent directors also may call a special meeting of the stockholders. The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast not less than 10% of all votes entitled to be cast on such matter at the meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of a special meeting. At any meeting of the stockholders, subject to the restrictions in our charter on ownership and transfer of our stock and except as otherwise provided in our charter, each common stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of holders of a majority of the shares of our stock entitled to vote, who are present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to elect directors and the affirmative vote of a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

Board of Directors

Under our organizational documents, we must have at least three but not more than ten directors. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in our charter and complies with Section I.B.14 of the NASAA REIT Guidelines. A director may resign at any time and may be removed with or without cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our charter and bylaws require our committees to be comprised of a majority of independent directors (except our audit committee, which must be comprised entirely of independent directors).

Persons who serve as directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter provides that at least one of our independent directors must have three years of relevant real estate experience and at least one independent director must be a financial expert with relevant financial experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•	amend our charter;
•	transfer all or substantially all of our assets other than in the ordinary course of business;
•	engage in mergers, consolidations or share exchanges; or
•	liquidate and dissolve.

Under our charter, our directors, our advisor and any affiliates thereof are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove our advisor, the directors or any affiliates thereof or to vote on any transaction between us and any of them. For these purposes, shares owned by our advisor, the directors or any affiliates thereof will not be included in the denominator to determine the number of votes needed to approve the matter.

Rights of Objecting Stockholders

Under Maryland law, dissenting holders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our corporate records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder will receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of his or her request for the record within a reasonable time of his or her request. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses and telephone numbers of our stockholders along with the number of shares of stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size, in no event smaller than 10-point type. A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then, in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state. As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial purpose, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of a majority of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least three to six years after the termination of the offering. If listing our shares of common stock is not feasible, our board may decide to:

•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;
•	continue our business and evaluate a listing of our shares of common stock at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to the board and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;
•	by or at the direction of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
º	ninety days prior to the special meeting; or
º	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if, as part of the transaction, our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities of a company that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;
•	our term and existence;
•	sponsor or advisor compensation; or
•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;
•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and
•	assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•	result in the common stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;
•	result in the common stockholders having less comprehensive voting rights than are provided in our charter;
•	result in the common stockholders having access to records that are more limited than those provided for in our charter;
•	include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;
•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of stockholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or
•	one of either:
º	remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or
º	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our advisor, and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions With our Advisor or Affiliates of our Advisor

Our charter also restricts certain transactions between us and American Realty Capital, and its affiliates including our sponsor, advisor, our dealer manager and our directors as follows:

•	Sales and Leases. We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets to or from, any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.
•	Loans. We may not make loans to any of these parties except as provided in “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under any property management agreements, will not constitute amounts advanced pursuant to a loan.
•	Investments. We may not invest in joint ventures with any of these parties as a partner, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Other Transactions. All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (each a “person”) includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•	any executive officer, director, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least 90% of our “REIT taxable income.” Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, the aggregate borrowings secured by all our assets will not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. See the section entitled “Risk Factors — Risks Related to This Offering and Our Corporate Structure” in this prospectus for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth below have been approved by a majority of our independent directors. Until such time as our shares of common stock are listed we will not:

•	engage in any short sales;
•	invest in any security in any entity holding investments or engaging in activities prohibited by our charter;
•	borrow in excess of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed the limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;
•	borrow in excess of 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;
•	make investments in assets located outside of the United States, other than with respect to our foreign investment strategy;
•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of the value of our total assets;
•	invest in or make mortgage loans in transactions with our sponsor, advisor, directors or their respective affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by our board of directors, including a majority of our independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make total portfolio investments in properties or mortgage loans if the related acquisition fees and acquisition expenses are unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of mortgage loans, 4.5% of the funds advanced; provided that such total investments may be made if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;
•	invest in equity securities (including any preferred securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system, other than equity securities of a REIT or other real estate operating company unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, our sponsor, any director or any of our affiliates;
•	issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;
•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as agent, securities issued by others; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. The board may make changes to the investment policies in our charter only by amending our charter. Any such amendment to our charter requires the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 8,888 general partnership units that were subsequently redesignated as 8,888 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision is made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes is allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally are required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units are not be obligated to make additional capital contributions to the operating partnership. Further, such holders do not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, will cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units are issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets) less (B) any amounts payable as an oversight fee for such calendar quarter; divided by (ii) the per share offering price of shares in this offering as of the last calendar day of such quarter minus the maximum selling commissions and dealer manager fee allowed in the offering and, at such time as we estimate NAV, to per share NAV.

Class B Units are subject to forfeiture until such time as any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; provided that the advisor is providing services to us immediately prior to the occurrence of an event of the type described in this clause, unless the agreement has previously been terminated without cause by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding unvested Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding unvested Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations,” the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination will be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we are able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership are made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, are distributed to the partners holding GP Units, OP Units and Class B Units based on their percentage interests. Net sales proceeds are distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

The special limited partner is also entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, has the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we will use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) is allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership is allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations will be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations will be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, are allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with a liquidity event, including the listing of our common stock, or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets will be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units must have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement will be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

The special limited partner, the parent of our advisor, is a Delaware limited liability company formed in April 2014 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution in connection with a liquidity event, including the listing of our common stock, or the termination of the advisory agreement, the special limited partner will be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner will have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we are the tax matters partner of the operating partnership, and as such, have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally are allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 125,000,000 shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of up to $25.00 per share (which includes the maximum allowed to be charged for commission and fees, subject to certain discounts as described below), except as provided below. The shares are being offered on a “reasonable best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 26,315,789 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price, until the NAV pricing date. If we extend the offering beyond the NAV pricing date, the per share purchase price for our shares in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding in each case, as of the end of the business day preceding the day on which we file our quarterly financial filing, plus applicable commissions and fees. On and after the NAV pricing date, we will offer shares under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.

The offering of shares of our common stock will terminate on or before August 26, 2016, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue our primary offering for an additional year until August 26, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP in which case participants in the DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

No FINRA members shall execute any transaction in a discretionary account without prior approval of the transaction by the customer pursuant to FINRA Rule 2310(b)(2)(C).

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital, its affiliates and its predecessors and other issuers. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management —  General — Dealer Manager.”

Our board of directors has arbitrarily determined the initial selling price of the shares, which will be the purchase price of our shares until such time as we calculate NAV, which is consistent with comparable real estate investment programs in the market, and such price was not based on a relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because such initial offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

If we extend the offering beyond the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV and the public offering price in our primary offering will be the per share NAV plus 10.0% of such per share NAV, subject to certain discounts described below. In addition, after the close of business on each day on which we make a quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.arcglobaltrust2.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.arcglobaltrust2.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter plus a 7.0% sales commission and a 3.0% dealer manager fee as described below. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing plus a 7.0% sales commission and a 3.0% dealer manager fee as described below. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for the quarter in which we received the order, as described above plus a 7.0% sales commission and a 3.0% dealer manager fee as described below, except in such case where a subscription will be held for five business days, as described above. Investors submitting a purchase order after 4:00 p.m. Eastern time on the last business day of a quarter will not know the per share NAV at which they will purchase shares at the time that they submit an order. No selling commissions or dealer manager fee will be paid for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross proceeds from the primary offering. Our dealer manager also receives a dealer manager fee in the amount of 3.0% of the gross proceeds from the primary offering as compensation for acting as the dealer manager. Our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as dealer manager fees to selling group participants for marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager reallows all selling commissions to selling group participants, provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of proceeds from the sale of shares by such selling group participant, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. If such selling group participant receives a 7.5% sales commission, then the dealer manager receives a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the selling group participants, including non-cash compensation, will not exceed an amount that equals 10.0% of the gross proceeds of the offering excluding securities purchased through the DRIP imposed by FINRA Rule 2310(b)(4)(B)(ii) (which we refer to as FINRA’s 10% cap). See the section entitled “Management Compensation” in this prospectus.

Pursuant to the dealer manager agreement with our dealer manager, selling commissions and dealer manager fees are payable only with respect to completed sales of shares of our common stock, which includes, among other things, the receipt by us or on our behalf of a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased share (which includes the applicable selling commissions and dealer manager fees). We are acting as an intermediary with respect to the selling commissions and dealer manager fees payable to the dealer manager in connection with the sale of shares of our common stock, and pay all such amounts to the dealer manager in accordance with the dealer manager agreement if received from an investor in connection with its purchase of shares of our common stock.

We reimburse the dealer manager and certain selling group participants for reasonable bona fide due diligence expenses incurred by the dealer manager or such selling group participants which are supported by a detailed itemized invoice. These due diligence reimbursements are considered an organization and offering expense under FINRA Rule 2310(b)(4)(B)(iii), and not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as a detailed and itemized invoice is submitted by the broker-dealer. The total of all items of value that are considered an organization and offering expense may not, together with selling commissions and dealer manager fees, exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share		Total Maximum
Primary offering:
Price to public	$25.00		$3,125,000,000
Selling commissions	1.75		218,750,000
Dealer manager fees	.75		93,750,000
Proceeds to American Realty Capital Global Trust II, Inc.	$22.50		$2,812,500,000
Distribution reinvestment plan:
Price to public	$23.75	(2)	$624,999,989
Distribution selling commissions	—		—
Dealer manager fees	—		—
Proceeds to American Realty Capital Global Trust II, Inc.	$23.75		$624,999,989

(1)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). If we extend the offering beyond the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees.
(2)	Until the NAV pricing date, the purchase price per share pursuant to the DRIP is 95% of the primary offering price and after the NAV pricing date it will be the per share NAV.

No selling commissions or dealer manager fees are payable in connection with the DRIP or the share repurchase program.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates or a bottle of wine. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items is considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

No selling commissions are paid, but dealer manager fees are paid, in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services with their broker/dealer include a fixed or “wrap” fee feature. If the investor has either engaged the services of a registered investment advisor or other financial advisor who is paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker/dealer to reduce the amount of selling commissions payable with respect to the sale of his shares down to zero. If no other broker/dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker/dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale, however, the net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional shares. Fractional shares will be issued.

Neither our dealer manager nor its affiliates directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. However, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value. For additional information see the section entitled “Valuation Policies.”

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with this offering does not exceed FINRA’s 10% cap.

Also, our dealer manager will repay to us any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates of our Advisor

Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends,” may purchase shares offered in this offering at a discount. The purchase price for these shares will be $22.50 per share, reflecting the fact that no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. “Friends” means those individuals who have prior business or personal relationships with our executive officers, directors, our sponsor or any service provider. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our dealer manager or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 8,888 shares initially sold to the special limited partner in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “single purchaser,” as defined below, certain volume, or quantity, discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.

Prior to the time we begin calculating NAV, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$25.00	$1.75
500,001 – 1,000,000	24.75	1.50
1,000,001 – 4,999,999	23.88	.63
5,000,000 or more	23.88	.63
	(as described below, subject to reduction)	(as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued.

As an example, a single purchaser would receive 40,202.02 shares rather than 40,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 20,000 shares at a cost of $25.00 and 20,202.02 at a cost of $24.75 per share and would pay commissions of $1.75 per share for 20,000 shares and $1.50 per share for 20,202.02 shares. The dealer manager fee of $.75 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $22.50 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commission may be reduced from $.63 per share or less and the dealer manager fee may be reduced from 3% of the purchase price, but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more with reduced selling commissions or dealer manager fees, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b).

If we extend the offering beyond the NAV pricing date, we will offer shares with reduced selling commissions to “single purchasers” of shares on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker dealers will be reduced by the amount of the share purchase price discount. Our per share purchase price will be calculated quarterly. The per share purchase price will apply to the specific range of each share purchased. For purchases of shares of (i) $500,001 to $1,000,000, the applicable selling commission will equal 6% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 9% of the quarterly NAV price for the shares; and (ii) $1,000,001 to $5,000,000+, the applicable selling commission will equal 2.5% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 5.5% of the quarterly NAV price for the shares. For illustrative purposes only, the following chart describes the applicable volume discounts based on a $22.50 share purchase price. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase to Public per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range	Aggregate Consideration per Share (consisting of purchase price, selling commissions and dealer manager fees) in Volume Discount Range
$1,000 – $500,000	$22.50	$1.58	$24.75
500,001 – 1,000,000	22.50	1.35	24.53
1,000,001 – 4,999,999	22.50	.56	23.74
5,000,000+	22.50	.56	23.74
		(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued. As an example, a single purchaser would receive 40,577.1 shares rather than 40,387.7 shares for an investment of $1,000,000 and the selling commission would be $59,341.09. The discount would be calculated as follows: the purchaser would acquire 20,193.9 shares at a purchase price of $22.50 per share, plus selling commissions of $1.58 per share and dealer manager fee of $0.68 resulting in an aggregate cost of $24.76 and as a result of the volume discount receive 20,383.2 shares at a purchase price of $22.50 per share, plus selling commissions of $1.35 per share and dealer manager fee of $0.68 per share for an aggregate cost of $24.53 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced from $.56 per share or less, and the dealer manager fee may be reduced from 3% of the purchase price but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more, with reduced selling commission or dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same selling group participant. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the

“Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission.

However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that quantity discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, quantity discounts can be made available to California residents provided that there is compliance with all of the following six (6) conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the available quantity discounts;
•	the same quantity discounts must be allowed to all purchasers of all shares which are part of the offering;
•	the minimum amount of shares on the purchase of which quantity discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•	the applicant for qualification of the securities justifies allowance of the proposed quantity discounts by a showing that the aggregate amount thereof does not exceed, and that the measure of such discounts is reasonably related to, the saving of selling expense to be achieved in the sale of the quantities of securities for which such discounts are allowed.

Accordingly, quantity discounts for California residents will be available in accordance with the above table of uniform discount levels based on dollar quantity of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	accept the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five (5) business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five (5) business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten (10) business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three (3) days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten (10) business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We will appoint one or more IRA custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of such IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodian(s), and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.
•	Deliver a check to our dealer manager, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “American Realty Capital Global Trust II, Inc.” The name of the selling group participant appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase prices of your subscription. The name of the dealer appears on the subscription agreement.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement and accepts the terms of our charter.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through and forward us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of IRAs, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an IRA, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians for such purpose, who we expect will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, Puerto Rico or Texas. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management fees. This option, however, is not available to residents of Louisiana.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In connection with our distributions, we will disclose in our quarterly and annual reports filed with the SEC the sources of the funds distributed. If the information is not available at such time, we will provide a statement setting forth the reasons for why the information is not available. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340 (or any successor rule).

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflects each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share and commencing on the

NAV pricing date, the per share NAV. See the section entitled “Valuation Policies — Calculation of Per Share NAV by Our Advisor,” for a description of how the per share NAV is calculated. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the DRIP. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, has passed upon the legal matters in connection with our status as a REIT, and Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock. Proskauer Rose LLP has relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Proskauer Rose LLP nor Venable LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides, from time to time, legal services to American Realty Capital Advisors, LLC, our advisor and its affiliates.

EXPERTS

The financial statements as of December 31, 2014 and for the period from April 23, 2014 (date of inception) to December 31, 2014 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on April 1, 2015;
•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 15, 2015 and June 30, 2015, filed with the Commission on August 13, 2015;
•	our Current Reports on Form 8- K, filed with the Commission on January 7, 2015, January 20, 2015, January 23, 2015, January 29, 2015, January 30, 2015, February 17, 2015, March 4, 2015, April 2, 2015, April 22, 2015, May 6, 2015, May 19, 2015, May 22, 2015, June 19, 2015, July 7, 2015, August 7, 2015; and
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2015.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: American Realty Capital Global Trust II, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attn: Investor Relations, Telephone: (212) 415-6500.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

American Realty Capital Global Trust II, Inc.
405 Park Avenue, 14th Floor,
New York, New York 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is www.sec.gov.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company, although we make investments primarily in commercial real estate debt rather than in commercial real estate properties. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN REALTY FINANCE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO from its inception on October 13, 2009 to December 31, 2014, ARC HT from its inception on August 23, 2010 to December 31, 2013, its last year before termination of its offering, AFIN from its inception on January 22, 2013 to December 31, 2014, NYRT from its inception on October 6, 2009 to December 31, 2013, its last year before termination of its offering, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and HTI from its inception on October 15, 2012 to December 31, 2014. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT III(1)	ARCT IV(2)	PECO	ARC HT(3)	AFIN(4)	NYRT(5)		ARC RCA		ARC Global	HTI
Dollar amount offered in primary offering	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,700,000	$1,500,000		$1,500,000		$1,500,000	$1,700,000
Dollar amount raised(7)	1,750,291	1,753,560	1,806,955	1,791,198	1,557,640	1,697,677	(6)	938,673		1,765,296	2,078,623
Length of offerings (in months)	18	10	43	27	7	40		43		27	21
Months to invest 90% of amount available for investment (from beginning of the offering)	18	14	46	32	12	40		N/A	(8)	29	22

(1)	ARCT III completed its offering in September 2012.
(2)	ARCT IV completed its offering in April 2013.
(3)	ARC HT completed its offering in April 2013.
(4)	AFIN completed its offering in October 2013.
(5)	NYRT completed its offering in December 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(7)	Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(8)	As of December 31, 2014, this offering is still in the investment period and has not invested 90% of the amount offered.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination of its offering, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO for the last five years ended December 31, 2014, ARC HT from its inception on August 23, 2010 to Nine Months Ended September 30, 2014, the last period filed with the SEC before termination of its offering, AFIN from its inception on January 22, 2013 to December 31, 2013, NYRT from its inception on October 6, 2009 to December 31, 2013, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and HTI from its inception on October 15, 2012 to December 31, 2014.

	ARCT(2)					ARCT III(3)			ARCT IV(4)
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$802
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.77	$5.50	$—	$51.62	$3.14
From operations	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$2.86	$—	$—	$—
From offering proceeds	$1.65	$2.56	$13.06	$—	$—	$13.30	$—	$—	$28.82	$1.76
From offering proceeds / distribution reinvestment plan	$23.04	$15.43	$8.90	$12.71	$—	$15.30	$2.64	$—	$11.79	$1.38
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PECO					ARC HT
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$188,215	$73,165	$17,550	$3,529	$98	$194,367	$125,353	$35,738	$3,314	$—
Operating expenses	$191,256	$75,184	$18,804	$5,234	$808	$292,692	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)	$(98,325)	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(20,360)	$(10,511)	$(3,020)	$(811)	$(38)	$(20,593)	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)	$(117,932)	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$75,671	$18,540	$4,033	$593	$201	$53,150	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$(514,563)	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$195,500	$1,210,275	$195,130	$61,818	$21,555	$391,418	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$119,562	$38,007	$3,673	$873	$—	$89,120	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$66.69	$54.12	$56.43	$58.07	$—	$49.75	$53.50	$29.48	$91.49	$—
From operations	$42.21	$26.40	$56.43	$39.44	$—	$29.67	$25.11	$15.87	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$18.62	$—	$7.66	$—	$0.24	$—	$—
From offering proceeds	$—	$1.08	$—	$—	$—	$—	$—	$—	$50.96	$—
From offering proceeds / distribution reinvestment plan	$24.48	$26.64	$—	$—	$—	$12.42	$28.39	$13.37	$40.53	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,277,734	$1,767,110	$337,167	$87,463	$22,831	$2,329,616	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$2,150,769	$1,721,527	$325,410	$85,192	$22,713	$2,148,337	$1,734,573	$690,668	$172,315	$844
Total liabilities	$742,629	$251,995	$173,139	$58,007	$21,556	$1,026,496	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	AFIN	NYRT					ARC Retail
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From July 29, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—	$28,109	$7,161	$1,266	$—	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1	$36,887	$8,974	$2,635	$313	$—
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)	$(8,778)	$(1,813)	$(1,369)	$(313)	$—
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—	$(3,907)	$(2,761)	$(833)	$—	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)	$(12,632)	$(4,704)	$(2,202)	$(313)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$(1)	$4,509	$(786)	$187	$(260)	$—
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—	$(586,368)	$(12,740)	$(12,902)	$—	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1	$739,527	$26,543	$12,993	$259	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (5)	$— (5)	$—	$27,032	$1,738	$140	$—	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—	$28.80	$24.37	$17.63	$—	$—
From operations	$—	$5.55	$17.30	$6.04	$—	$—	$3.33	$—	$15.24	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$6.34	$6.61	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$9.53	$4.93	$—	$—	$—	$—	$9.68	$15.07	$—	$—	$—
From offering proceeds / distribution reinvestment plan	$13.12	$11.10	$14.64	$9.62	$—	$—	$15.79	$9.30	$2.39	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954	$954,925	$126,039	$56,867	$36	$1,156
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954	$935,810	$119,942	$55,724	$36	$1,156
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755	$152,710	$73,061	$57,046	$3,755	$956
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARC Global				HTI
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From July 13, 2011 (Date of Inception) to December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2013	Period From October 15, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$93,383	$3,951	$30	$—	$58,439	$1,817	$—
Operating expenses	$135,512	$10,007	$433	$16	$92,770	$1,953	$15
Operating income (loss)	$(42,129)	$(6,056)	$(403)	$(16)	$(34,331)	$(136)	$(15)
Interest expense	$(14,852)	$(969)	$(10)	$—	$(3,559)	$—	$—
Net income (loss)-GAAP basis	$(53,594)	$(6,989)	$(413)	$(16)	$(37,678)	$(221)	$(15)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(9,693)	$(3,647)	$(418)	$—	$(4,406)	$(764)	$—
Net cash flows provided by (used in) investing activities	$(1,517,175)	$(111,500)	$(1,357)	$—	$(1,531,415)	$(46,484)	$—
Net cash flows provided by (used in) financing activities	$1,582,907	$124,209	$2,027	$—	$1,606,605	$159,078	$3
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$80,313	$3,082	$1	$—	$76,744	$2,650	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$45.50	$19.99	$0.45	$—	$36.92	$14.19	$—
From operations	$0.04	$—	$—	$—	$—	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$20.03	$11.43	$0.45	$—	$16.92	$6.99	$—
From offering proceeds / distribution reinvestment plan	$25.43	$8.56	$—	$—	$20.00	$7.20	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,471,365	$217,234	$2,963	$559	$1,888,657	$161,300	$810
Total assets (after depreciation)	$2,428,797	$214,927	$2,933	$559	$1,857,710	$160,206	$810
Total liabilities	$1,012,128	$92,207	$3,729	$375	$125,533	$2,057	$625
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	ARCT IV completed its offering in October 2013. The data above includes uses of offering proceeds through December 31, 2013. On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP.
(5)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV sets forth summary information on the results of programs sponsored directly or indirectly by the parent of our sponsor that have closed in the most recent five years and that have similar or identical investment objectives to us. For purposes of Table IV and the related narrative information, we consider a program to be closed at the earlier of the time when affiliates of the parent of our sponsor are no longer serving as the advisor, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger.

Program name	ARCT(1)		ARCT III(2)		ARCT IV(3)		ARC HT(4)		NYRT(5)
Date of program closing	3/1/2012		2/26/2013		1/3/2014		4/7/2014		4/15/2014
Duration of program (months)	50		23		19		38		44
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,791,198		$1,697,677	(6)
Annualized Return on Investment	8.7	%(7)	22.0	%(8)	17.4	%(8)	6.0	%(8)	5.4	%(7)
Median Annual Leverage	31.9%		15.0%		0.0%		15.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$190,285		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private placements. On March 1, 2012, ARCT became a self-administered REIT and listed its common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP’s common stock; and (iii) 0.5937 of a share of ARCP’s 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	ARC HT completed its offering in April 2013 and listed its common stock on the NASDAQ Global Select Market on April 7, 2014. The data above includes uses of offering proceeds through December 31, 2013. On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. Pursuant to the terms of the merger agreement, each share of ARC HT’s common stock was converted into the right to receive (i) 0.1688 of a share of common stock of Ventas, Inc. or (ii) $11.33 in cash. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.
(5)	NYRT completed its offering in December 2013 and listed its common stock on the New York Stock Exchange on April 15, 2014. The data above includes uses of offering proceeds through December 31, 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.

(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(8)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT III, ARCT IV, PECO, ARC HT, AFIN, NYRT, ARC DNAV, ARC Global, ARC RCA, HTI, PECO II, HOST, ARC NYCR, ARC HT III, ARC Global II and ARC RCA II for the last three years ended December 31, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
ARCT III(6) — None
ARCT IV(7) — None
PECO:	March 2014	November 2014	$7,429	$—	$—	$—	$7,429	$—	$7,524	$7,524	$332
ARC HT(8) — None
AFIN — None
NYRT — None
ARC DNAV — None
ARC Global — None
ARC RCA:	September 2013	April 2014	$543	$—	$—	$—	$543	$—	$10	$10	$—
HTI — None
PECO II — None
ARC NYCR — None
ARC HT III — None
ARC Global II — None
ARC RCA II — None
ARC HOST — None

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(7)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(8)	On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
American Realty Capital Global Trust II, Inc.
EFFECTIVE AS OF AUGUST 26, 2014

American Realty Capital Global Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $23.75 per share, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $23.75 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

10. Amendment to; Suspension or Termination of the Plan.

(a) Except for Section 8(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

11. Participation by Limited Partners of American Realty Capital Global II Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Global II Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

12. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

13. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the DRIP Administrator, addressed to DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

14. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

Appendix C-1

American Realty Capital Global Trust II

American Realty Capital Global Trust II, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT INVESTORS IN MASSACHUSETTS MAY NOT SUBSCRIBE FOR SHARES UNTIL THE RESPECTIVE STATE DECLARES THE OFFERING EFFECTIVE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REIT, ARC-Global II and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Global Trust II, Inc. ("ARC-Global II")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment
Acct# ________________

Investment Amount

$ ____________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**
▸ **For ARC-Global II, make checks payable to:** American Realty Capital Global Trust II, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*
State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

C-1-2

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Global Trust II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Global Trust II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Global Trust II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Global Trust II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Global Trust II, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Global Trust II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in ARC-Global II and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Kentucky residents only: ARC-Global II is a real estate investment trust. As such, all Kentucky residents who invest in ARC-Global II's securities must have a minimum gross annual income of at least $70,000 and a minimum net worth of at least $70,000 (as defined in the North American Securities Administrators Association's (NASAA) Statement of Policy Regarding Real Estate Investment Trusts ("SOP")), or a minimum net worth alone of $250,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in ARC-Global II's shares or the shares of its affiliates' non-publicly traded real estate investment trusts.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
ARC-GLOBAL II NOT EFFECTIVE IN STATE ***Massachusetts residents only:*** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC-Global II common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's aggregate investment in ARC-Global II and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

C-1-4

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________

Exemption from FATCA reporting code (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [(1)]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [(2)]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [(1)]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [(1)]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [(3)]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor [(4)]

For this type of account:	Give the EIN of:
7. Disregarded entity not owned by an individual	The owner [(3)]
8. A valid trust, estate, or pension trust	The legal entity [(5)]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-9

EFFECTIVE AUGUST 19, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2a. of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2b. of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

‣ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

C-1-10

Appendix C-2

Multi-Offering Subscription Agreement

Investors in in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 8a-l herein.

Amount of Subscription ______________ **State of Sale** ______________

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V.
Minimum Initial Investment for purchases through IRA or other qualified accounts is $1,000 for UDF V.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

(See Section 10 for Check Instructions)

	Investment Amount
American Energy Capital Partners - Energy Recovery Program, LP (AERP)	
American Realty Capital Global Trust II, Inc. (ARC Global II)	
American Realty Capital Healthcare Trust III, Inc. (ARC HT III)	
American Realty Capital Hospitality Trust, Inc. (ARC Hospitality)	
Carter Validus Mission Critical REIT II (CVMC REIT II)	
Greenbacker Renewable Energy Company (GREC)	
Phillips Edison Grocery Center REIT II, Inc. (Grocery Center REIT II)	
Realty Finance Trust, Inc. (RFT)	
RREEF Property Trust, Inc. (RPT)	
Sierra Income Corporation (SIC)	
TriLinc Global Impact Fund (TGIF)	
United Development Funding Income Fund V (UDF V)	

☐ **Volume Discount*:** Check this box ONLY after discussion with your registered representative/financial advisor. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class C ☐ Class I

1c. Share Class - The Selection of a Share Class is Required (RPT Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class B

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-1

1d. Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS - UNIT CLASS REQUIRED ☐ Class A ☐ Class C ☐ Class I

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________________________
☐ Other (Specify) ______________________________________	

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6

3. Investment Title - SSN or TIN Required (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Please print names in which shares of common stock and/or units are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as above", write "same." *(This is the name that will appear on your statement.)*

Title Line 2 ______________________________

Title Line 1 ______________________________

SSN/TIN ______________________________

4. Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______________________________

City ______ State ______ Zip Code ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______________________________

City ______ State ______ Zip Code ______

☐ **Check here for eletronic delivery and complete Section 6c**

Citizenship: Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________________ ☐ Check here if you are subject to backup withholding

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-2

4. Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only), continued

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9 and the substitute IRS Form W-9 (the "Substitute Form W-9"). (If a foreign national is, in fact, a U.S. taxpayer, complete the Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information.

5. Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner | Social Security Number | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____________

Name of Second Joint Owner (if any) | Social Security Number | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____________

Please attach a separate sheet with the above information for each additional owner.

5a. Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one: ☐ Yes ☐ No

If yes, please explain: ____________

Name of Legal Entity | Social Security Number | **OR** Tax ID Number

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

Name of Trustee/Authorized Signer | Social Security Number of Trustee/Authorized Signer | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-3

5a. Entity Account (RPT Only), continued

Name of Co-Trustee/Authorized Signer | Social Security Number of Trustee/Authorized Signer | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor *(if different from trustee)* | Social Security Number of Grantor/Settlor | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates: ______

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Name | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

5b. UGMA/UTMA Account (RPT Only)

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of Minor | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Name of Custodian | Social Security Number of Custodian | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed ☐ Not-employed ☐ Retired

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-4

5b. UGMA/UTMA Account (RPT Only), continued

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____

5c. Retirement/Savings Plan (RPT Only)

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee | Tax ID Number

US Business Address | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

PARTICIPANT/EMPLOYEE

Name of Participant/Employee | Social Security Number | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____

6. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee Tax Identification Number

Investor Account Number with Custodian/Trustee

6a. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC . Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP, c/o American National Stock Transfer, 430 W. 7th Street, Kansas City, MO 64105 or for UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-5

6a. Distribution Information, continued

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus **(not available for AERP)** ______

☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 6)** ______

☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** ______

Name

Address

City State ZIP

Account Number

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC or its agent, American National Stock Transfer, LLC and/or DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name % of Distribution ☐ Checking

ABA/ Routing Number Account Number ☐ Savings

6b. Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name

Representative Name Rep Number

Representative's Firm Name Branch ID

Representative's Address

Representative's City State ZIP

Representative's Phone Representative's Fax

Representative's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Shares and/or units are being purchased net of commissions (Class A shares only for CVMC REIT II and/or GREC and/or RPT and Class A and Class C units for TGIF)

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC that I have reasonable grounds for believing that the purchase of the units and/or shares by the Subscriber is a suitable and appropriate investment for this Subscriber. I hereby certify that I am properly licensed and I am registered in the following state in which this sale was completed.

I also certify that I am properly licensed and I am registered in the following state in which this sale was completed.

Signature of Financial Representative Date

Branch Manager Signature (if required by Broker-Dealer) Date

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-6

6c. Electronic Delivery (Optional)

☐ AERP ☐ ARC Global II ☐ ARC HT III ☐ ARC Hospitality ☐ CVMC REIT II

☐ GREC ☐ Grocery Center REIT II ☐ RFT ☐ RPT ☐ SIC

☐ TGIF ☐ UDF V

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder and/or unitholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to ARC Global II and/or ARC HT III and/or RFT and/or PE REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC and/or SC Distributors at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ____________________ Date ________

Signature of Joint Investor ____________________ Date ________

E-mail (If blank - email from Section 4 and/or 5 will be used) ____________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investments.

7. Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

8. Subscriber Acknowledgements

AS APPLICABLE TO CERTAIN OFFERINGS:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

8a. Subscriber Acknowledgements & Signatures for ARC Global II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-7

8a. Subscriber Acknowledgements & Signatures for ARC Global II, continued

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC Global II for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC Global II for its offering with the Missouri Securities Division.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC Global II for a Pennsylvania investor is 10% of his or her net worth.

8b. Subscriber Acknowledgements & Signatures for ARC HT III

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/we am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/we acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC HT III, I/we represent that the shares are being purchased for invest- ment purposes only and not for immediate resale.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-8

8b. Subscriber Acknowledgements & Signatures for ARC HT III, continued

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC HT III for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC HT III for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC HT III for a Pennsylvania investor is 10% of his or her net worth. ARC HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC HT III offering.

8c. Subscriber Acknowledgements & Signatures for RFT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home furnishings, & automobiles). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-9

8c. Subscriber Acknowledgements & Signatures for RFT, continued

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. " Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **North Dakota residents only:** North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.

8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan and Pennsylvania residents only:** A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-10

8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II, continued

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.

8e. Subscriber Acknowledgements & Signatures for ARC Hospitality

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Hospitality, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth."Liquid net worth"is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-11

8f. Subscriber Acknowledgements & Signatures for AERP

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.

____Owner ____Co-Owner I/we have received the final prospectus and any applicable supplements of AERP at least five business days before signing this subscription agreement.

____Owner ____Co-Owner I/we am/are purchasing common units for my/our own account.

____Owner ____Co-Owner I/we acknowledge that common units are not liquid.

____Owner ____Co-Owner If an affiliate of AERP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the units, including the background of the General Partner and the tax consequences of my investment.

____Owner ____Co-Owner **Arizona residents only:** Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by AERP from investors, excluding subscriptions from Arizona investors. I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

____Owner ____Co-Owner **California residents only:** I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.

____Owner ____Co-Owner **Iowa residents only:** I/we represent that I/we have a liquid net worth of at least 10 times my/ our investment in AERP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above.

____Owner ____Co-Owner **Kansas residents only:** I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

____Owner ____Co-Owner **Maine residents only:** I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan, Missouri, North Dakota and Pennsylvania residents only:** I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors.

____Owner ____Co-Owner **New Mexico residents only:** I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.

____Owner ____Co-Owner **AERP NOT EFFECTIVE IN STATE**
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oklahoma residents only:** I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

____Owner ____Co-Owner **Texas residents only:** I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in AERP does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-12

8g. Subscriber Acknowledgements & Signatures for UDF V

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of UDF V.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

260.141.11 Restrictions on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation intervivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

____Owner ____Co-Owner **Iowa residents only:** I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, "liquid net worth" shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-13

8g. Subscriber Acknowledgements & Signatures for UDF V, continued

____Owner ____Co-Owner **New Mexico residents only:** This investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth.

____Owner ____Co-Owner **North Dakota residents only:** This investment does not exceed 10% of my net worth.

____Owner ____Co-Owner **Pennsylvania residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

8h. Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.

____Owner ____Co-Owner I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Iowa residents only:** It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico residents only:** In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Ohio residents only:** In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

8i. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-14

8i. Subscriber Acknowledgements & Signatures for CVMC REIT II, continued

____Owner ____Co-Owner

Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner

____Owner ____Co-Owner

Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner

New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner

North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner

8j. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner

I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner

I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner

I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner

I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner

I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner

California: In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.

____Owner ____Co-Owner

Iowa: In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

____Owner ____Co-Owner

New Mexico: In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-15

8j. Subscriber Acknowledgements & Signatures for SIC, continued

____Owner ____Co-Owner **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____Owner ____Co-Owner **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner ____Co-Owner **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8k. Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF's website.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the units for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

____Owner ____Co-Owner **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

____Owner ____Co-Owner **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

____Owner ____Co-Owner **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

____Owner ____Co-Owner **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-16

8k. Subscriber Acknowledgements & Signatures for TGIF, continued

____Owner ____Co-Owner **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8l. Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires thateach Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid networth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (notincluding home, furnishings and personal automobiles) of $100,000 and an annual gross income of atleast $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

____Owner ____Co-Owner **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Officeof the Securities Commissioner that Kansas investors limit their aggregate investment in our securities andother non-traded business development companies to no more than 10% of their liquid net worth. For thesepurposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) thatis comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles.

____Owner ____Co-Owner **Maine:** In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan:** It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner **New Mexico:** In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner ____Co-Owner **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Oklahoma:** In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-17

8m. Subscriber Acknowledgements & Signatures

Please check all funds applicable.

☐ AERP ☐ ARC Global II ☐ ARC HT III ☐ ARC Hospitality ☐ CVMC REIT II

☐ GREC ☐ Grocery Center REIT II ☐ RFT ☐ RPT ☐ SIC

☐ TGIF ☐ UDF V

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST.*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN.*
- *DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

FOR RPT INVESTORS ONLY

☐ *PLEASE CHECK THIS BOX **ONLY** IF YOU ARE SUBJECT TO BACKUP WITHHOLDING. PLEASE INCLUDE A COPY OF THE NOTIFICATION LETTER YOU RECEIVED FROM THE IRS.*

FOR UDF V INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED IN THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT.*
- *DISTRIBUTIONS MAY BE FUNDED FROM BORROWINGS, OFFERING PROCEEDS, OR PROCEEDS FROM THE SALE OF ASSETS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND SIGNIFICANTLY REDUCE THE AMOUNT OF CAPITAL AVAILABLE FOR INVESTMENT BY UDF V. ANY CAPITAL RETURNED TO INVESTORS THROUGH DISTRIBUTIONS WILL BE RETURNED AFTER CERTAIN FEES AND EXPENSES ARE PAID TO THE SPONSOR OF THE UDF V OFFERING OR ITS AFFILIATES.*

IMPORTANT: The investor must go to Section 9 and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8m will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the stockholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-18

9. Substitute Form W-9 - ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014)

See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "guidelines") in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete the Substitute Form W-9.

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FATCA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name ____________________

(if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the Guidelines)

Business Name ____________________

(Sole proprietors, see the instructions in the Guidelines)

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership

☐ Trust/Estate ☐ Limited Liability Company ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____________

☐ Other

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

Address ____________________

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

Social Security Number ____________________ OR Employer Identification Number ____________________

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor ____________________

Print Name ____________________ Date

Power of Attorney - (AERP Only)

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ____________________

Co-Owner Signature (if applicable) ____________________

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-19

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **American Realty Capital Global Trust II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Global Trust II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Healthcare Trust III, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Healthcare Trust III, Inc." for the full purchase price, should be delivered to the address in Section 10a.

  American Realty Capital Healthcare Trust III, Inc. Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for American Realty Capital Healthcare Trust III, Inc." for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **Realty Finance Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Realty Finance Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Phillips Edison Grocery Center REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Phillips Edison Grocery Center REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Hospitality Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Hospitality Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Energy Capital Partners- Energy Recovery Program, LP Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Energy Capital Partners - Energy Recovery Program, LP" for the full purchase price, should be delivered to the address in Section 10a.

  American Energy Capital Partners- Energy Recovery Program, LP Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for American Energy Capital Partners - Energy Recovery Program, LP" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **United Development Funding Income Fund V Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "United Development Funding Income Fund V" for the full purchase price, should be delivered to the address in Section 10a.

  United Development Funding Income Fund V Investors in PA: Until we have received and accepted subscriptions for $37.5 million, investors in the state of Pennsylvania should send the Multi-Offering Subscription Agreement, together with a check made payable to "LegacyTexas Bank, Escrow Agent for United Development Funding Income Fund V" to the address in Section 10a.

- **RREEF Property Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "RREEF Property Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

  RREEF Property Trust, Inc. Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for RREEF Property Trust" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.

- **TriLinc Global Impact Fund Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered to the address in Section 10a.

- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.

  Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-20

10a. Mailing Addresses

FOR ARC Global II and/or ARC HT III (except in PA) and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP (except in PA)

Regular & Overnight Mail
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

FOR UDF V (except in PA)

Regular Mail
United Development Funding Income Fund V
c/o DST Systems, Inc.
P.O. Box 219096
Kansas City, MO 64121-9096

Overnight Mail
United Development Funding Income Fund V
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

FOR RPT (except in PA) and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA)

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

FOR ARC HT III and/or UDF V and/or RPT and/or GREC and/or AERP in PA
(before escrow requirements are met)

American Realty Capital Healthcare Trust III, Inc.
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

American Energy Capital Partners – Energy Recovery Program, LP
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

United Development Funding Income Fund V
LegacyTexas Bank
100 Throckmorton, Suite 120
Fort Worth, TX 76102
ATTN: Alice Anne Brown

RREEF Property Trust
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

Greenbacker Renewable Energy Company
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

FOR ARC Global II, ARC-HT III, RFT, Grocery Center REIT II, ARC Hospitality or AERP:

FOR RPT, CVMC REIT II, SIC, TGIF or GREC:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

FOR UDF V:

United Development Funding Income Fund V Investor Services
The United Development Funding Building
1301 Municipal Way, Suite 100
Grapevine, TX 76051
Phone: (817) 835-0650 or (800) 859-9338

C-2-21

C-2-22

Investors in in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V. In no event shall any investment be less than $100. Minimum Initial Investment for for purchases through IRA or other qualified accounts is $1,000 for UDF V.

1a-1d. Select a Share and/or Unit Class

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** **Transfer on Death (TOD):** Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/ investors is required for investment through these types of accounts.

3. Enter Investment Title (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

4. Enter Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5. Enter Individual or Joint Account Information (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5a. Enter Entity Account Information (RPT Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions.

Please note this is not an all-inclusive list of documents.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws
Financial institution regulated by a federal regulator: Registration certificate
Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days
Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly-traded company: Please provide company's CUSIP number
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-23

5b. Enter UGMA/UTMA Account Information (RPT Only)

5c. Enter Retirement/Savings Plan Information (RPT Only)

6. Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.

6a. Enter Distribution Information

6b. Enter Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOTE: The broker-dealer or registered investment advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 6b, the registered representative of the broker-dealer or registered investment advisor confirms on behalf of the broker-dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares and/or units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law;
- has verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions;
- has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and
- has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the broker-dealer or registered investment advisor represents that he or she and the broker-dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor's legal residence in Section 4 and/or 5; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced funds and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA.

6c. Select Electronic Delivery (Optional)

7. Limited Liability Company Agreement (TGIF & GREC Only)

8a-l Subscriber Acknowledgements & Signatures (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, RPT, SIC, TGIF & GREC)

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-24

8m. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8 - 8l of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9. Substitute Form W-9 - ALL U.S. Taxpayers Must Complete & Sign

Complete this section for Substitute Form W-9 - ALL U.S. Taxpayers Must Sign.

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS OF 8/13/15 VERSION B

C-2-25

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9, continued

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

8/15 MULTI-B

C-2-26

APPENDIX D

TRANSFER ON DEATH DESIGNATION
American Realty Capital Global Trust II, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York, and thus, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Global Trust II, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐
				______________ First	______________ Middle	______________ Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐
				______________ First	______________ Middle	______________ Last

Social Security Number(s) of Stockholder(s)
				____________ Stockholder		_______________ Co-Stockholder
Daytime Telephone _________________				_________	(Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital Global Trust II, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	Lineal Descendants per Stirpes (“LDPS”): Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Global Trust II, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Global Trust II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Global Trust II, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Global Trust II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Global Trust II, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

APPENDIX E

Letter of Direction

, 20
American Realty Capital Global Trust II, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407
Re: Registered Investment Advisory Fees
   Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Global Trust II, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1

APPENDIX F

Notice of Revocation

    , 20
American Realty Capital Global Trust II, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re:	Revocation of Instruction Account No. (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to       , my registered investment advisor, pursuant to my letter to you dated     .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1

APPENDIX G

Privacy Policy Notice

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.
•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.   We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call the Legal Department at (212) 415-6500.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to American Realty Capital Global Trust II, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the American Realty Capital group of companies, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.
405 Park Avenue
New York, New York 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name: ______________________________________________________________________________________

Signature: ___________________________________________________________________________________

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

Common Stock
125,000,000 SHARES OF COMMON STOCK — MAXIMUM OFFERING

PROSPECTUS

          , 2015

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Global Trust II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until             , 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering).

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

Item	Amount
SEC registration fee	$483,000
FINRA filing fee	$229,792
Printing and mailing expenses	$687,276
Blue sky filing fees and expenses	$238,775
Legal fees and expenses	$1,089,129
Accounting fees and expenses	$16,300
Transfer agent, escrow and fulfillment fees	$598,310
Advertising and sales literature	$167,290
Due diligence expenses	$2,318,677
Miscellaneous(1)	$3,676,081
Total	$9,504,629

(1)	These miscellaneous expenses include issuer costs related to seminars and training and education meetings, office rent and utilities, rental equipment, repairs and maintenance, telephone and internet, hardware and software, software licenses and maintenance, supplies, office furniture, website hosting and development, industry association membership and sponsorships and issuer non-transaction-based compensation costs.

Item 32. Sales to Special Parties.

The special limited partner will receive a special limited partner interest of our operating partnership. Stockholders will be allowed to purchase shares pursuant to the DRIP. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. The purchase price will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. See the sections entitled “Plan of Distribution — Volume Discounts” and “— Shares Purchased by Affiliates” in this prospectus.

Item 33. Recent Sale of Unregistered Securities.

In connection with our organization, the special limited partner purchased from us 8,888 shares of common stock for $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection with such sale, for an aggregate purchase price of $200,000 on May 28, 2014. We made a capital contribution to our operating partnership in the amount of $200,000 in exchange for 8,888 general partner units of the operating partnership. We expect that our advisor also will make a capital contribution to our operating partnership in the amount of $200 in exchange for nine limited partner units of the operating partnership. The nine limited partner units that will be issued to our advisor may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and the NASAA REIT Guidelines. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements:

The following documents are filed as part of this registration statement:

American Realty Capital Global Trust II, Inc.’s Balance Sheet as of December 31, 2014 and the related Statement of Operations and Comprehensive Loss, Statement of Stockholder’s Equity and Statement of Cash Flows for the period from April 23, 2014 (date of inception) to December 31, 2014 and Notes to Financial Statements, dated December 31, 2014.

American Realty Capital Global Trust II, Inc.’s Balance Sheet as of March 31, 2015 and the related Statement of Operations and Comprehensive Loss, Statement of Stockholder’s Equity and Statement of Cash Flows for the three months ended March 31, 2015 and Notes to Financial Statements, dated March 31, 2015.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

(A) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C) The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(D) The undersigned registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first year of operations of the registrant.

(E) The undersigned registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K, for all significant properties acquired during the distribution period.

(F) The undersigned registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(G) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(H) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 27th day of August, 2015.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

By:	/s/ Scott J. Bowman Name: Scott J. Bowman Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Scott J. Bowman Scott J. Bowman	Chief Executive Officer (Principal Executive Officer)	August 27, 2015
/s/ Andrew Winer Andrew Winer	President and Chief Investment Officer	August 27, 2015
/s/ Patrick J. Goulding Patrick J. Goulding	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer, Principal Accounting Officer)	August 27, 2015
/s/ William M. Kahane William M. Kahane	Executive Chairman of the Board of Directors	August 27, 2015
* Stanley R. Perla	Independent Director	August 27, 2015
* Robert H. Burns	Independent Director	August 27, 2015
* Lee M. Elman	Independent Director	August 27, 2015
*By: /s/ Scott J. Bowman Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1**	Dealer Manager Agreement among the Company, American Realty Capital Global II Advisors, LLC and Realty Capital Securities, LLC, dated August 26, 2014.
1.2**	Form of Soliciting Dealer Agreement between Realty Capital Securities, LLC and the selling group participants.
3.1**	Articles of Amendment and Restatement for American Realty Capital Global Trust II, Inc.
3.2**	Bylaws of American Realty Capital Global Trust II, Inc.
4.2**	Amended and Restated Agreement of Limited Partnership of American Realty Capital Global II Operating Partnership, L.P., dated August 10, 2015.
5.1**	Form of Opinion of Venable LLP.
8.1**	Form of Opinion of Proskauer Rose LLP as to tax matters.
10.1**	Escrow Agreement among Realty Capital Securities, LLC, the Company and UMB Bank, N.A.
10.2**	Advisory Agreement by and among the Company, American Realty Capital Global II Operating Partnership, L.P. and American Realty Capital Global II Advisors, LLC., dated August 26, 2014
10.3**	Property Management and Leasing Agreement by and among the Company, American Realty Capital Global II Operating Partnership, L.P. and American Realty Capital Global II Properties, LLC, dated August 26, 2014.
10.4**	Employee and Director Incentive Restricted Share Plan of the Company.
10.5**	Indemnification Agreement, dated December 31, 2014, with Directors, Officers, Advisor and Dealer Manager
10.6**	Indemnification Agreement between the Company and Robert H. Burns, dated as of March 30, 2015.
10.7**	Purchase and Sale Agreement, dated October 20, 2014, between AR Capital, LLC and Harbor Investments III, LLC.
10.8**	Agreement for the Sale and Leaseback of Haarlerbergweg 13-23 Amsteradam Zuidoost between ING Bank N.V. and ARC INGAMNE001, LLC, December 31, 2014.
10.9**	Deed of Sale between F Projet and ARC Global II Marseille, dated December 29, 2014.
10.10**	Deed of Sale between SCCV Canteloup and ARC Global II Bordeaux, dated December 29, 2014
10.11**	Share Purchase Agreement between IVG Institutional Funds Gmbh and ARC Global II DB Lux Sàrl, dated as of January 19, 2015.
10.12**	Credit Agreement among American Realty Capital Global II Operating Partnership, L.P., the lenders party thereto and Barclays Bank PLC, dated as of January 28, 2015.
10.13**	Deed of Sale between Fonciere de Paris SIIC and ARC Global II Rueil, dated February 27, 2015.
10.14**	Facility Agreement, dated December 29, 2014, between Deutsche Pfandbriefbank AG and the borrowers party thereto.
10.15**	Amendment No. 1 to the Credit Agreement dated December 29, 2014 between Deutsche Pfandbriefbank AG and the borrowers party thereto, dated February 27, 2015.
10.16**	Amended Credit Agreement between Deutsche Pfandbriefbank AG and the borrowers party thereto, dated February 27, 2015.
10.17**	Indemnification Agreement between the Company and Lee M. Elman, dated as of May 14, 2015.
10.18**	Purchase Agreement, dated March 19, 2015, between Quarry Town Limited and ARC NCKWYDE001, LLC.

Exhibit No.	Description
10.19**	Mezzanine Facility Agreement, dated May 13, 2015, among ARC Global II DB Lux S.À:.R.L., M&G Investment Management Limited, Mount Street Mortgage Servicing Limited and Mount Street Mortgage Servicing Limited.
10.20**	Loan Agreement, dated May 18, 2015, between Deutsche Postbank AG and 2 Boulevard Konrad Adenauer S.à.r.l.
10.21**	Term Loan Facilities Agreement, dated June 23, 2015, between Deutsche Postbank AG and ARC INGAMNE001, LLC
14**	Code of Ethics.
21**	List of Subsidiaries.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Venable LLP (included in Exhibit 5.1).
23.3**	Consent of Proskauer Rose LLP (included in Exhibit 8.1).
24**	Power of Attorney (included on the signature page).

*	Filed herewith.
**	Previously filed.